PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED AUGUST 21, 1998)

                                  $193,539,715
                                 (APPROXIMATE)
                               INDYMAC ABS, INC.
                                   DEPOSITOR

                                     [LOGO]

                           SELLER AND MASTER SERVICER

                      HOME EQUITY LOAN ASSET-BACKED TRUST,
                               SERIES SPMD 1999-A
                                     ISSUER

 DISTRIBUTIONS PAYABLE ON THE 25TH DAY OF EACH MONTH, COMMENCING IN APRIL 1999

                              -------------------

                            The following classes of certificates are being offered pursuant to this prospectus supplement and the accompanying prospectus:


                                                 INITIAL CLASS
                                                   CERTIFICATE     PASS-THROUGH
  CLASS                                            BALANCE(1)          RATE
  -----                                           -------------    -----------

  Class AF                                         $ 142,126,452        6.54%(2)
  Class AV                                         $  51,413,063         (3)
  Class R                                          $         100        6.54%


(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2) On certain distribution dates, as described under 'Description of the Certificates -- Distributions' in this prospectus supplement, the pass-through rate of the Class AF certificates will be lower than the rate shown in this table.

(3) The pass-through rate of the Class AV certificates will vary as described under 'Description of the Certificates -- Distributions' in this prospectus supplement.

THE POLICY

    Financial Security Assurance Inc. will issue an irrevocable and unconditional certificate guaranty insurance policy which will guarantee certain payments to certificateholders.

                                  [Logo]


OPTIONAL TERMINATION

    The Master Servicer will have the option to purchase the assets of the trust on any distribution date on which the principal balance of the mortgage loans and any real estate owned by the trust as of such date is less than 10% of the principal balance of the mortgage loans on March 1, 1999.

    If the trust includes properties previously acquired on behalf of the trust, then the proceeds from the exercise of the right to optional termination may be insufficient to pay certificateholders what they would otherwise be entitled to be paid.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-8 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 14 IN THE PROSPECTUS.

The certificates represent obligations of the trust only and do not represent an interest in or obligation of IndyMac ABS, Inc., IndyMac, Inc. or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     NationsBanc Montgomery Securities LLC and PaineWebber Incorporated, as underwriters, will purchase the offered certificates from the depositor. Each underwriter will offer the certificates it purchases from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. We expect the proceeds to the depositor from the sale of the offered certificates to be approximately 99.98% of the aggregate principal balance of the offered certificates, not including accrued interest and before deducting issuance expenses payable by the depositor. See 'Method of Distribution' in this prospectus supplement.

     We expect the offered certificates, other than the Class R certificates, will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company. We similarly expect that the Class R certificates will be ready for delivery at the offices of NationsBanc Montgomery Securities LLC in Charlotte, North Carolina on or about March 30, 1999.

NationsBanc Montgomery Securities LLC
                                       PaineWebber Incorporated

                                 March 23, 1999

                               TABLE OF CONTENTS

             PROSPECTUS SUPPLEMENT
             ---------------------                 PAGE
                                                   ----
Summary.........................................    S-4
Risk Factors....................................    S-8
The Mortgage Pool...............................   S-12
Servicing of Mortgage Loans.....................   S-22
Description of the Certificates.................   S-26
Yield, Prepayment and Maturity Considerations...   S-38
Use of Proceeds.................................   S-43
Certain Federal Income Tax Consequences.........   S-43
ERISA Considerations............................   S-44
Method of Distribution..........................   S-45
Legal Matters...................................   S-46
Experts.........................................   S-46
Ratings.........................................   S-46
Index of Defined Terms..........................   S-47





                   PROSPECTUS
                   ----------
                                                   PAGE
                                                   ----

Prospectus Supplement or Current Report on Form
  8-K...........................................      3
Available Information...........................      3
Incorporation of Certain Documents by
  Reference.....................................      3
Reports to Securityholders......................      4
Summary of Terms................................      5
Risk Factors....................................     14
The Trust Fund..................................     22
Use of Proceeds.................................     27
The Depositor...................................     27
Loan Program....................................     27
Description of the Securities...................     29
Credit Enhancement..............................     43
Yield and Prepayment Considerations.............     46
The Agreements..................................     48
Certain Legal Aspects of the Loans..............     60
Federal Income Tax Consequences.................     73
State Tax Considerations........................     91
ERISA Considerations............................     92
Legal Investment................................     96
Method of Distribution..........................     97
Legal Matters...................................     97
Financial Information...........................     98
Rating..........................................     98
Index of Defined Terms..........................     99

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

                            ------------------------

     Information is provided to you about the certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (b) this prospectus supplement, which describes the specific terms of your certificates. If the information regarding the terms of your certificates varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further discussions about related topics. The preceding table of contents provides the pages on which these captions are located.

                                    SUMMARY

 THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

 CERTAIN STATEMENTS CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CONSIST OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL ITEMS. THESE STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS 'MAY,' 'WILL,' 'SHOULD,' 'EXPECTS,' 'BELIEVES,' 'ANTICIPATES,' ESTIMATES,' OR OTHER COMPARABLE WORDS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND OUR CONTROL. BECAUSE WE CANNOT PREDICT THE FUTURE, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT WE PREDICT IN OUR FORWARD-LOOKING STATEMENTS.

OFFERED CERTIFICATES

On the closing date, Home Equity Loan Asset-Backed Trust, Series SPMD 1999-A will issue six classes of certificates, three of which are being offered pursuant to this prospectus supplement and the accompanying prospectus. The classes of certificates that are being offered by this prospectus supplement and the accompanying prospectus are listed on the cover page of this prospectus supplement. The assets of the trust that will support the certificates will consist primarily of a pool of fixed and adjustable rate, conventional, sub-prime mortgage loans that are secured by first and second liens on one-to four-family residential properties and certain other property and assets described in this prospectus supplement.

OTHER CERTIFICATES

In addition to the offered certificates, the trust will issue the Class OC, Class PF and Class PV Certificates, which are not being offered to the public pursuant to this prospectus supplement and the prospectus. Any information contained in this prospectus supplement with respect to the Class OC, Class PF and Class PV Certificates is provided only to permit a better understanding of the offered certificates.

CUT-OFF DATE

March 1, 1999

CLOSING DATE

On or about March 30, 1999

DEPOSITOR
IndyMac ABS, Inc., a Delaware corporation, is a limited purpose finance subsidiary of IndyMac, Inc. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

SELLER AND MASTER SERVICER

IndyMac, Inc.

TRUSTEE

The Bank of New York

CERTIFICATE INSURER

Financial Security Assurance Inc., a New York monoline insurance company.

DESIGNATIONS

Each class of certificates will have different characteristics. Certain of these characteristics are reflected in the following general designations.

  Group 1 Certificates
      Class AF and Class R Certificates.

  Group 2 Certificates
      Class AV Certificates.

  Certificate Group
      Either the Group 1 Certificates or the Group 2 Certificates.

  Regular Certificates
      All classes of certificates except the Class R Certificates.

  Residual Certificates
      Class R Certificates.

  Group 1 Class A Certificates
     Class AF Certificates.

  Group 2 Class A Certificates
     Class AV Certificates.

  Adjustable Rate Certificates
     Class AV Certificates.

  Fixed Rate Certificates
     Class AF and Class R Certificates.

  Physical Certificates
     Class R, Class PF, Class PV and Class OC Certificates.

  Book-Entry Certificates
     All classes of certificates except the Physical Certificates.

DISTRIBUTION DATES

The trustee will make distributions on the 25th day of each calendar month beginning in April 1999 to the holders of record of the certificates as of the last business day of the month preceding the distributions. If the 25th day of a month is not a business day, then the distributions will be made on the next business day after the 25th day of the month.

INTEREST PAYMENTS

The interest rate for each class of offered certificates is specified on the cover page of this prospectus supplement. Interest will accrue on the fixed rate certificates on the basis of a 360-day year divided into twelve 30 day months. Interest will accrue on the adjustable rate certificates on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Accrual Period. The 'Interest Accrual Period' for the fixed rate certificates for any distribution date will be the calendar month preceding the month of such distribution date. The 'Interest Accrual Period' for the adjustable rate certificates for any distribution date will be the period from and including the preceding distribution date (or, in the case of the first distribution date, the closing date) to and including the day prior to such next distribution date.

PRINCIPAL PAYMENTS

Principal will be paid on the certificates on the 25th day of each month as described under 'Description of the Certificates -- Distributions' in this prospectus supplement.

MORTGAGE LOANS
The aggregate principal balance of the mortgage loans in the trust fund as of March 1, 1999 is approximately $193,539,716.66. The mortgage loans will be divided into two separate groups, which are referred to as a 'loan group', individually, 'loan groups' in the aggregate, 'loan group 1', 'loan group 2', 'group 1 mortgage loans' or 'group 2 mortgage loans' in this prospectus supplement.

Loan group 1 consists solely of fixed rate mortgage loans that are secured by first and second liens on mortgaged properties. Loan group 2 consists of adjustable rate mortgage loans that are secured by first liens on mortgaged properties.

As described in this prospectus supplement under 'The Mortgage Pool', the interest rates for the adjustable rate mortgage loans will generally adjust semi-annually or annually, subject to certain caps and floors, as described herein.

Approximately 85.02% of the loan group 2 mortgage loans are mortgage loans that initially have a fixed rate of interest for two or more years following their origination, and thereafter have an adjustable rate of interest for the remaining life of the mortgage loan, as described under 'The Mortgage Pool' in this prospectus supplement.

See 'The Mortgage Pool' in this prospectus supplement.

OPTIONAL TERMINATION

The Master Servicer may purchase all of the remaining assets of the trust after the principal balance of the mortgage loans and any real estate owned by the trust declines below 10% of the principal balance of the mortgage loans on March 1, 1999.

See 'Description of the Certificates -- Optional Termination' in this prospectus supplement.

ADVANCES

The Master Servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans unless the Master Servicer reasonably believes that the cash advances cannot be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See 'Servicing of Mortgage Loans -- Advances 'in this prospectus supplement.

CREDIT ENHANCEMENT

Credit enhancements provide limited protection to certain holders of certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement.

Policy

The policy will irrevocably and unconditionally guarantee, on each distribution date with respect to the Class AF and Class AV Certificates and the first distribution date with respect to the Class R Certificates, to the trustee for the benefit of the certificateholders the full and complete payment of the guaranteed distributions consisting of the guaranteed principal distribution amount with respect to the certificates for such distribution date and accrued and unpaid interest due on the certificates.

The effect of the policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, the certificates.
In addition, the policy will guarantee the payment of the outstanding certificate principal balance on the distribution date in April 2029 (after giving effect to all other amounts distributable and allocable to principal on that distribution date).

The policy does not cover any distributions of interest or principal after the first distribution date with respect to the Class R Certificates.

In the absence of payments under the policy, certificateholders will directly bear the credit and other risks associated with their percentage interest in the trust fund.

See 'Description of the Certificates -- The Policy' in this prospectus supplement.

Overcollateralization

The mortgage loans are expected to generate more interest than is needed to pay interest on the offered certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the offered certificates. Any interest payments received in respect of the mortgage loans in excess of the amount that is needed to pay interest on the offered certificates will be used to reduce the total principal balance of such certificates.

When excess interest payments received in respect of the mortgage loans are used to reduce principal owed on the certificates, the aggregate principal balance of the mortgage loans may become greater than the principal balance of such certificates. If this occurs, the certificates will be 'overcollateralized,' and on any distribution date, the amount of any such overcollateralization will be available to absorb losses from liquidated mortgage loans. The use of excess interest will continue until a required level of overcollateralization is reached at which time it will stop unless it is necessary to again reach or maintain the required level.

See 'Description of the Certificates -- Overcollateralization Provisions' in this prospectus supplement.

RATINGS

The classes of certificates listed below will not be offered unless they are assigned the following ratings by Moody's Investors Services, Inc. ('Moody's') and by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ('S&P').


                Moody's            S&P
Class           Rating           Rating
-----           -------          ------
 AF            Aaa               AAA
 AV            Aaa               AAA
 R             Aaa               AAA


See 'Ratings' in this prospectus supplement.

TAX STATUS

For federal income tax purposes, the trust will comprise multiple real estate mortgage investment conduits. One REMIC, the Initial Subsidiary REMIC, will hold the mortgage loans and will issue several classes of uncertificated interests that will be designated as regular and residual interests. The Initial Subsidiary REMIC will be part of a tiered REMIC structure in which the regular interests issued by one REMIC will constitute assets of a higher tier REMIC. The offered certificates (other than the Class R Certificates) and the Class PF, Class PV and Class OC Certificates will represent the regular interests in the Master REMIC. The Class R Certificates will represent ownership of the residual interest in each of the REMICs.

See 'Material Federal Income Tax Consequences' in this prospectus supplement and in the prospectus.

ERISA CONSIDERATIONS

Subject to the considerations set forth in 'ERISA Considerations' in this propectus supplement and in the prospectus, the Class A Certificates may be acquired by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or to Section 4975 of the Internal Revenue Code of 1986.

A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

See 'ERISA Considerations' in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT

The offered certificates will not be 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

See 'Legal Investment' in this prospectus supplement and in the prospectus.

                                  RISK FACTORS

 THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER 'RISK FACTORS' IN THE PROSPECTUS.



YOU MAY HAVE DIFFICULTY SELLING YOUR
  CERTIFICATES............................  Each underwriter intends to make a secondary market in the certificates purchased by it, but no underwriter has any obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

                                            The secondary markets for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future.
                                            Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

SUBPRIME MORTGAGE LOANS ARE SUBJECT TO
  GREATER RISK OF DELINQUENCY AND LOSS....  The mortgage loans in the mortgage pool were made to borrowers with prior credit difficulties and do not satisfy the underwriting guidelines for mortgage loans eligible for sale to the Federal
                                            National Mortgage Association ('FNMA') or the Federal Home Loan
                                            Mortgage Corporation ('FHLMC'). It is expected that the rates of delinquency, bankruptcy and foreclosure for the mortgage loans will be higher, and may be substantially higher, than that of mortgage loans underwritten in accordance with FNMA and FHLMC standards. See
                                            'The Mortgage Pool -- Underwriting Standards.'

                                            The Seller began purchasing subprime mortgage loans in April 1995. As a result, the Seller has only limited delinquency, foreclosure and loss experience with respect to the subprime mortgage loans that it has purchased. Although IndyMac, Inc. believes that the underwriting standards used in underwriting the mortgage loans are consistent with industry standards and that the servicing practices used to service the mortgage loans are consistent with industry standards, there can be no assurance that the foreclosure and loss experience on the mortgage loans will be consistent with industry norms.

CASH FLOW CONSIDERATIONS AND RISKS COULD
  CAUSE PAYMENT DELAYS AND LOSSES.........  Substantial delays could result while liquidating delinquent mort-
                                            gage loans. Resulting shortfalls in distributions to
                                            certificateholders could occur if the certificate insurer were unable to perform its obligations under the policy. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the security for the related mortgage loans and in turn reduce the proceeds payable to
                                            certificateholders. In the event any of the mortgaged properties fail to provide adequate security for the related mortgage loans, you could experience a loss if the certificate insurer were unable to perform its obligations under the policy.


UNPREDICTABILITY AND EFFECT OF
  PREPAYMENTS.............................  A majority of the borrowers under the mortgage loans generally cannot prepay their mortgage loans during the first one, two, three, four or five years after origination without incurring prepayment penalties.
                                            However, we cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan will usually result in a prepayment on the certificates

                                            If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

                                            If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

                                            None of the prepayment penalties will be distributed to holders of the offered certificates.

                                            See 'Yield, Prepayment and Maturity Considerations' for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

WITHDRAWAL OR DOWNGRADING OF INITIAL
  RATINGS WILL AFFECT THE VALUE OF THE
  CERTIFICATES............................  The rating of the certificates will depend primarily on an assessment by the rating agencies of the mortgage loans and upon the
                                            claims-paying ability of the certificate insurer. Any reduction in a rating assigned to the claims-paying ability of the certificate insurer may result in a reduction in the rating of the certificates.
                                            A reduction in the rating assigned to the certificates probably would reduce the market value of the certificates and may affect your ability to sell them. The rating by each of the rating agencies of the certificates is not a recommendation to purchase, hold or sell the certificates since that rating does not address the market price or suitability for a particular investor. The rating agencies may reduce or withdraw the ratings on the certificates at any time they deem appropriate. In general, the ratings address credit risk and do not address the likelihood of prepayments.

JUNIOR LIEN PRIORITY COULD RESULT IN
  PAYMENT DELAY OR LOSS...................  15.93% of the mortgage loans in Loan Group 1 (by principal balance as of March 1, 1999) are secured by second liens on mortgaged properties. The master servicer has the power under certain circumstances to consent to a new mortgage lien on the mortgaged property having priority over the mortgage loan in the trust fund.
                                            Mortgage loans secured by second mortgages are entitled to proceeds that remain from the sale of the related mortgaged property after any related senior mortgage loan and prior statutory liens have been satisfied. In the event that the remaining proceeds are insufficient to satisfy the mortgage loans secured by second mortgages and prior liens in the aggregate and the certificate insurer is unable to perform its obligations under the policy, you will bear

                                            the risk of delay in distributions while any deficiency judgment against the borrower is sought and

                                            the risk of loss if the deficiency judgment cannot be obtained or is not realized upon.

                                            See 'Certain Legal Aspects of the Loans' in the prospectus.


DISTRIBUTIONS TO AND RIGHTS OF INVESTORS
  COULD BE ADVERSELY AFFECTED BY THE
  BANKRUPTCY OR INSOLVENCY OF CERTAIN
  PARTIES.................................  IndyMac, Inc. will treat its sale of the mortgage loans to the depositor as a sale of the mortgage loans. However, if IndyMac, Inc.
                                            becomes bankrupt, the trustee in bankruptcy of IndyMac, Inc. may argue that the mortgage loans were not sold but were only pledged to secure a loan to IndyMac, Inc. If that argument is made you could experience delays or reductions in payments on the certificates. The depositor will warrant in the pooling and servicing agreement that the transfer of the mortgage loans by it to the trust fund is either a valid transfer and assignment of the mortgage loans to the trust fund or the grant to the trust fund of a security interest in the mortgage loans.

                                            If the master servicer becomes bankrupt, the bankruptcy trustee or receiver may have the power to prevent the trustee or the
                                            certificateholders from appointing a successor master servicer.

DEVELOPMENTS IN CALIFORNIA COULD HAVE
  DISPROPORTIONATE EFFECT ON THE POOL OF
  MORTGAGE LOANS DUE TO GEOGRAPHIC
  CONCENTRATION OF MORTGAGED PROPERTIES...  Approximately 38.76% of the mortgage loans expected to be in the trust on the cut-off date are secured by property in California.
                                            Property in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters.
                                            In addition:

                                            Economic conditions in California (which may or may not affect real property values) may affect the ability of borrowers to repay their loans on time;

                                            Declines in the California residential real estate market may reduce the values of properties located in California, which would result in an increase in the loan-to-value ratios; and

                                            Any increase in the market value of properties located in California would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

YOUR RETURN COULD BE ADVERSELY AFFECTED BY
  DELINQUENT MORTGAGE LOANS...............  Approximately 6.17% of the mortgage loans in the trust fund (by principal balance) are between 30 and 59 days delinquent as of March
                                            1, 1999. Mortgage loans that are already delinquent may increase the risk that the trust fund will experience a loss.

CERTIFICATES MAY NOT BE APPROPRIATE FOR
  CERTAIN INVESTORS.......................  The offered certificates may not be an appropriate investment for investors who do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of offered certificates. This may be the case because, among other things:

                                            The yield to maturity of offered certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

                                            The rate of principal distributions on and the weighted average lives of the offered certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal distributions among the classes of
                                             certificates. Accordingly, the offered certificates may be an inappropriate investment if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

                                            You may not be able to reinvest amounts distributed in respect of principal on an offered certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the pass-through rate applicable to your certificate; or

                                            A secondary market for the offered certificates may not develop or provide certificateholders with liquidity of investment.

                                            You should also carefully consider the further risks discussed above and under the heading 'Yield, Prepayment and Maturity Considerations'
                                            in this prospectus supplement and under the heading 'Risk Factors' in the prospectus.

INDYMAC ONLY RECENTLY ACQUIRED DIRECT
  MORTGAGE LOAN SERVICING CAPABILITIES....  Although IndyMac, Inc. has been a master servicer of mortgage loans since 1993, IndyMac, Inc. only began to directly service mortgage loans in the first half of 1998. Because of IndyMac, Inc.'s relative lack of experience in the direct servicing of mortgage loans, the foreclosure, delinquency and loss statistical information presented under the heading 'Servicing of Mortgage Loans -- Foreclosure,
                                            Delinquency and Loss Experience' may not be indicative of its foreclosure, delinquency and loss experience for future periods. An increase in IndyMac, Inc.'s foreclosure, delinquency and loss experience on the mortgage loans could reduce the amounts you will receive on the certificates you purchase. See 'Servicing of Mortgage
                                            Loans -- Foreclosure, Delinquency and Loss Experience' in this prospectus supplement.

                                            For a discussion of additional risks pertaining to the certificates, see 'Risk Factors' in the prospectus.

                               THE MORTGAGE POOL

GENERAL

     The Depositor will purchase the Mortgage Loans from IndyMac, Inc. ('IndyMac') pursuant to the Pooling and Servicing Agreement (the 'Agreement') dated as of the Cut-off Date among IndyMac, as Seller and Master Servicer, the Depositor and the Trustee (the 'Agreement') and will cause the Mortgage Loans to be assigned to the Trustee for the benefit of holders of the Certificates (the 'Certificateholders').

     Under the Agreement, the Seller will make certain representations, warranties and covenants to the Depositor relating to, among other things, the due execution and enforceability of the Agreement and certain characteristics of the Mortgage Loans and, subject to the limitations described below under ' -- Assignment of Mortgage Loans,' will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or an uncured material breach of any such representation, warranty or covenant if such breach of representation, warranty or covenant materially and adversely affects the Certificateholders' or the Certificate Insurer's interest in such Mortgage Loan; provided, however, that the Seller will not be obligated to make any such repurchase or substitution (or cure such breach) if such breach constitutes fraud in the origination of the affected Mortgage Loan and the Seller did not have knowledge of such fraud. The Seller will represent and warrant to the Depositor in the Agreement that the Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the Seller's sub-prime mortgage portfolio as to which the representations and warranties set forth in the Agreement can be made and that such selection was not made in a manner intended to adversely affect the interests of the Certificateholders or the Certificate Insurer. See 'Loan Program -- Representations by Sellers; Repurchases' in the Prospectus. Under the Agreement, the Depositor will assign all its right, title and interest in and to such representations, warranties and covenants (including the Seller's repurchase obligation) to the Trustee for the benefit of the Certificateholders. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or which are otherwise defective. IndyMac is selling the Mortgage Loans without recourse and will have no obligation with respect to the Certificates in its capacity as Seller other than the repurchase or substitution obligations described above. The obligations of IndyMac, as Master Servicer, with respect to the Certificates are limited to the Master Servicer's contractual servicing obligations under the Agreement.

     Certain information with respect to the Mortgage Loans to be included in the Mortgage Pool is set forth below. Prior to the Closing Date, Mortgage Loans may be removed from the Mortgage Pool and other Mortgage Loans may be substituted therefor. The Depositor believes that the information set forth herein with respect to the Mortgage Pool as presently constituted is representative of the characteristics of the Mortgage Pool as it will be constituted at the Closing Date, although certain characteristics of the Mortgage Loans in the Mortgage Pool may vary. Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest) are approximate percentages based on the Stated Principal Balances of the Mortgage Loans as of the Cut-off Date.

     As of the Cut-off Date, the aggregate of the Stated Principal Balances of the Mortgage Loans is expected to be approximately $193,539,716.66 (the 'Cut-off Date Principal Balance'). The Mortgage Loans provide for the amortization of the amount financed over a series of substantially equal monthly payments. The Mortgage Loans to be included in the Mortgage Pool were acquired by the Seller in the normal course of its business.

     At origination, approximately 5.86% of the Mortgage Loans had stated terms to maturity of 15 years or less and the remaining Mortgage Loans generally had stated terms to maturity of 30 years. Each of the Mortgage Loans provides for payments due on the first day of each month (each, a 'Due Date'). Scheduled payments ('Scheduled Payments') made by the obligors on the Mortgage Loans (the 'Mortgagors') either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.

     Of the Mortgage Loans in Loan Group 1, 390 Mortgage Loans representing approximately 34.10% of the Cut-off Date Principal Balance of the Mortgage Loans in Loan Group 1, and 202 Mortgage Loans in Loan Group 2, representing approximately 66.11% of the Cut-off Date Principal Balance of the Mortgage Loans in Loan Group 2, contain prepayment penalties. Prepayment penalties provide that if the borrower were to prepay the Mortgage Loan in full at any time from the origination of the Mortgage Loan to a date set forth in the related Note (the 'Prepayment Penalty Period'), the borrower would also have to pay a fee in addition to the amount necessary to repay the Mortgage Loan. The Prepayment Penalty Period for the Mortgage Loans vary from 12 months to 5 years, depending on the terms set forth in the related Mortgage Note. The amount of the prepayment penalty varies from state to state. None of the prepayment penalties will be distributed to holders of the offered Certificates.

     With respect to the Mortgage Loans in Loan Group 2, each Mortgage Loan has a Mortgage Rate subject to adjustment on the Due Date specified in the related Mortgage Note (the 'Initial Rate Adjustment Date') and every six months (in the case of 3/27 Adjustable Mortgage Loans, 2/28 Adjustable Mortgage Loans and 6/6 Adjustable Mortgage Loans (each as defined below)) or one year (in the case of 3/1 Adjustable Mortgage Loans and 1 Year CMT Adjustable Mortgage Loans (as defined below)) thereafter (each such date, an 'Adjustment Date'), equal to (a) in the case of 3/27 Adjustable Mortgage Loans, 2/28 Adjustable Mortgage Loans and 6/6 Adjustable Mortgage Loans, the sum, rounded to the nearest one-eighth of one percentage point (0.125%), of (i) the average of interbank offered rates for six month U.S. dollar deposits in the London market (the 'Index') based on quotations of major banks, as published either (x) by FNMA either 30 or 45 days prior to the Adjustment Date or (y) in the 'Money Rates' section of The Wall Street Journal as of the first business day of the month prior to the Adjustment Date, as specified in the related Mortgage Note, and (ii) the margin specified in the related Mortgage Note and (b) in the case of the 3/1 Adjustable Mortgage Loans and 1 Year CMT Adjustable Mortgage Loans, the weekly average yield on U.S. Treasury Securities adjusted to a constant maturity of one year as made available by the Federal Reserve, in each case as specified in the related Mortgage Note; provided, however, that the Mortgage Rate will not increase or decrease on any Adjustment Date by more than (A) with respect to one Mortgage Loan (representing approximately 0.05% of the Cut-off Date Principal Balance of Loan Group 2), one-half of one percentage point (0.5%), (B) with respect to 166 Mortgage Loans (representing approximately 67.14% of the Cut-off Date Principal Balance of Loan Group 2), one percentage point (1%), (C) with respect to 78 Mortgage Loans (representing approximately 16.83% of the Cut-off Date Principal Balance of Loan Group 2), one and one-half percentage point (1.5%), (D) with respect to 46 Mortgage Loans (representing approximately 15.37% of the Cut-off Date Principal Balance of Loan Group 2), two percentage points (2.0%), (E) with respect to one Mortgage Loan (representing approximately 0.09% of the Cut-off Date Principal Balance of Loan Group 2), three percentage points (3%) and (F) with respect to one Mortgage Loan (representing approximately 0.16% of the Cut-off Date Principal Balance of Loan Group 2), five percentage points (5%) (the 'Periodic Rate Cap'). Approximately 62.11% of the Mortgage Loans in Loan Group 2 (by Cut-off Date Principal Balance) have an Initial Rate Adjustment Date occurring on the Due Date following the second anniversary of the date of origination (such Mortgage Loans, '2/28 Adjustable Mortgage Loans'). Approximately 10.28% of the Mortgage Loans in Loan Group 2 (by Cut-off Date Principal Balance) have an Initial Rate Adjustment Date occurring on the Due Date following the third anniversary of the date of origination (such Mortgage Loans, '3/27 Adjustable Mortgage Loans'). Approximately 12.07% of the Mortgage Loans in Loan Group 2 have an Initial Rate Adjustment Date occurring on the sixth Due Date following the related date of origination (such Mortgage Loans, '6/6 Adjustable Mortgage Loans'). Approximately 12.63% of the Mortgage Loans in Loan Group 2 (by Cut-off Date Principal Balance) have an Initial Rate Adjustment Date occurring on the Due Date following the third anniversary of the date of origination (such Mortgage Loans, '3/1 Adjustable Mortgage Loans'). Approximately 2.91% of the Mortgage Loans in Loan Group 2 (by Cut-off Date Principal Balance) have an Initial Rate Adjustment Date occurring on the Due Date following the first anniversary of the date of origination (such Mortgage Loans, '1 Year CMT Adjustable Mortgage Loans').

     All of the Mortgage Loans in Loan Group 2 provide that over the life of the Mortgage Loan the Mortgage Rate will in no event be more than the Mortgage Rate fixed at origination plus a fixed number of percentage points specified in the related Mortgage Note (such rate, the 'Maximum Rate'). The Mortgage Loans in Loan Group 2 are generally not subject to minimum Mortgage Rates. Effective with the first payment due on a Mortgage Loan in Loan Group 2 after each related Adjustment Date, the Scheduled Payment will be adjusted to an amount which will pay interest at the adjusted rate and fully amortize the then-outstanding principal balance of the Mortgage Loan in Loan Group 2 over its remaining term. If the Index ceases to be published or is otherwise unavailable, the Master Servicer will select an alternative index based upon comparable information.

     Each Mortgage Loan in Loan Group 2 is, by its terms, assumable in connection with a transfer of the related Mortgaged Property if the proposed transferee submits certain information to the Master Servicer required to enable it to evaluate the transferee's ability to repay such Mortgage Loan and if the Master Servicer reasonably determines that the security for such Mortgage Loan would not be impaired by the assumption. The Mortgage Loans in Loan Group 1 are subject to the 'due-on-sale' provisions included therein.

     All Mortgage Loans in Loan Group 1 were originated on or after December 15, 1995. All Mortgage Loans in Loan Group 2 were originated on or after November 13, 1995.

     The latest stated maturity date of any Mortgage Loan in Loan Group 1 is April 1, 2029. The earliest stated maturity date of any Mortgage Loan in Loan Group 1 is January 1, 2006. The latest stated maturity date of any Mortgage Loan in Loan Group 2 is April 1, 2029. The earliest stated maturity date of any Mortgage Loan in Loan Group 2 is April 1, 2013.

     As of the Cut-off Date, 68 Mortgage Loans in Loan Group 1 (representing approximately 5.62% of the Cut-off Date Principal Balance of the Mortgage Loans in Loan Group 1) and 25 Mortgage Loans in Loan Group 2 (representing approximately 7.70% of the Cut-off Date Principal Balance of the Mortgage Loans in Loan Group 2) were between 30 and 59 days delinquent. As of the Cut-off Date, no Mortgage Loan in either Loan Group was delinquent more than 59 days.

     None of the Mortgage Loans will be subject to any buydown agreement. No Mortgage Loan provides for deferred interest or negative amortization.

     None of the Mortgage Loans in either of the Loan Groups were originated in connection with the relocation of employees of various corporate employers. One of the Mortgage Loans in Loan Group 2 is convertible into a fixed-rate mortgage loan.

     Of the Mortgage Loans in Loan Group 1, 849 Mortgage Loans (representing approximately 84.07% of the Cut-off Date Principal Balance of the Mortgage Loans in Loan Group 1) are secured by first liens on the related Mortgaged Properties, and 519 Mortgage Loans in Loan Group 1 (representing approximately 15.93% of the Cut-off Date Principal Balance of the Mortgage Loans in Loan Group 1) are secured by second liens on the related Mortgaged Properties. All of the Mortgage Loans in Loan Group 2 are secured by first liens on the related Mortgaged Properties.

     Of the Mortgage Loans in Loan Group 1, 29 Mortgage Loans, representing approximately 2.46% of the Cut-off Date Principal Balance of the Mortgage Loans in Loan Group 1, had a Loan-to-Value Ratio or Combined Loan-to-Value Ratio (as applicable) at origination of more than 95%. No Mortgage in Loan Group 1 had a Loan-to-Value Ratio or Combined Loan-to-Value Ratio at origination of more than 100%. Three Mortgage Loans in Loan Group 2, representing approximately 0.78% of the Cut-off Date Principal Balance of the Mortgage Loans in Loan Group 2, had a Loan-to-Value Ratio at origination of more than 95%. Except for 620 Mortgage Loans in Loan Group 1, representing approximately 31.64% of the Cut-off Date Principal Balance of the Mortgage Loans in Loan Group 1, and except for 62 Mortgage Loans in Loan Group 2, representing approximately 19.19% of the Cut-off Date Principal Balance of the Mortgage Loans in Loan Group 2, each Mortgage Loan with a Loan-to-Value Ratio or Combined Loan-to-Value Ratio (as applicable) at origination of greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to the FNMA, FHLMC or any nationally recognized statistical rating organization, which policy provides coverage of a portion of the original principal balance of the related Mortgage Loan equal to the product of the original principal balance thereof and a fraction, the numerator of which is the excess of the original principal balance of the related Mortgage Loan over 75% of the lesser of the appraised value and selling price of the related Mortgaged Property and the denominator of which is the original principal balance of the related Mortgage Loan, plus accrued interest thereon and related foreclosure expenses. No such primary mortgage guaranty insurance policy will be required with respect to any such Mortgage Loan (i) after the date on which the related Loan-to-Value Ratio or Combined Loan-to-Value Ratio (as applicable) is 80% or less or, based on a new appraisal, the principal balance of such Mortgage Loan represents 80% or less of the new appraised value or (ii) if maintaining such policy is prohibited by applicable law. See ' -- Underwriting Standards' herein.

     The 'Loan-to-Value Ratio' of a Mortgage Loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Collateral Value of the related Mortgaged Property. The 'Combined Loan-to-Value Ratio' of a Mortgage Loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the Mortgage Loan and (b) the outstanding principal balance at the date of origination of the Mortgage Loan of any senior mortgage loans(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan at origination, regardless of any lesser amount actually outstanding at the date of origination of the Mortgage Loan, to
(ii) the

Collateral Value of the related Mortgaged Property. The 'Collateral Value' of the Mortgaged Property, other than with respect to certain Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan (each, a 'Refinance Loan'), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and
(b) the sales price for such Mortgaged Property. In the case of Refinance Loans, the Collateral Value of the related Mortgaged Property is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios (as applicable) might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

     'FICO Credit Scores' are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. FICO Credit Scores are generated by models developed by a third party which analyze data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The FICO Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, FICO Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a FICO Credit Score will be an accurate predictor of the likely risk or quality of the related Mortgage Loan.

     The following information sets forth in tabular format certain information, as of the Cut-off Date, as to the Mortgage Loans in each Loan Group. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans in the related Loan Group as of the Cut-off Date and have been rounded in order to total 100%.

                                  LOAN GROUP 1

           ORIGINAL COMBINED LOAN-TO-VALUE RATIOS(1)
---------------------------------------------------------------
 ORIGINAL LOAN-TO-VALUE                AGGREGATE     PERCENT OF
   RATIOS OR COMBINED    NUMBER OF     PRINCIPAL     AGGREGATE
  LOAN-TO-VALUE RATIOS   MORTGAGE       BALANCE      PRINCIPAL
  (AS APPLICABLE) (%)      LOANS      OUTSTANDING     BALANCE
---------------------------------------------------------------
Up to    60.00..........     153    $ 15,016,663.09     10.57%
60.01 -  65.00..........      55       8,478,170.60      5.97
65.01 -  70.00..........      98      12,857,595.94      9.05
70.01 -  75.00..........     147      21,045,853.86     14.81
75.01 -  80.00..........     239      31,441,902.96     22.12
80.01 -  85.00..........     102       9,198,063.64      6.47
85.01 -  90.00..........     451      34,106,691.09     24.00
90.01 -  95.00..........      94       6,482,466.00      4.56
95.01 - 100.00..........      29       3,499,220.67      2.46
                         ---------  ---------------  ----------
   Total................   1,368    $142,126,627.85    100.00%
                         ---------  ---------------  ----------
                         ---------  ---------------  ----------

------------------------
 (1) The weighted average Combined Loan-to-Value Ratio of the
   Mortgage Loans is expected to be approximately 77.33%.

                        ORIGINAL TERMS TO MATURITY(1)
---------------------------------------------------------------
                                       AGGREGATE     PERCENT OF
                         NUMBER OF     PRINCIPAL     AGGREGATE
    ORIGINAL TERM TO     MORTGAGE       BALANCE      PRINCIPAL
   MATURITY (MONTHS)       LOANS      OUTSTANDING     BALANCE
---------------------------------------------------------------
120.....................       8    $    311,654.70      0.22%
180.....................     223      10,933,690.81      7.69
240.....................      34       2,519,160.99      1.77
300.....................       1          34,799.25      0.02
348.....................       1          29,578.59      0.02
354.....................       1         128,540.75      0.09
360.....................   1,100     128,169,202.76     90.19
                         ---------  ---------------  ----------
   Total................   1,368    $142,126,627.85    100.00%
                         ---------  ---------------  ----------
                         ---------  ---------------  ----------

------------------------
(1) As of the Cut - off Date, the weighted average remaining term to maturity of the Mortgage Loans is expected to be approximately 341 months.

                       MORTGAGE RATES(1)
---------------------------------------------------------------
                                       AGGREGATE     PERCENT OF
                         NUMBER OF     PRINCIPAL     AGGREGATE
                         MORTGAGE       BALANCE      PRINCIPAL
   MORTGAGE RATES (%)      LOANS      OUTSTANDING     BALANCE
---------------------------------------------------------------
 6.751 -  7.000.........       1    $    242,101.28      0.17%
 7.001 -  7.250.........       1          87,317.27      0.06
 7.251 -  7.500.........       7       1,798,289.63      1.27
 7.501 -  7.750.........       7       1,087,602.17      0.77
 7.751 -  8.000.........      19       3,439,006.81      2.42
 8.001 -  8.250.........      24       4,429,997.68      3.12
 8.251 -  8.500.........      51       8,335,690.67      5.86
 8.501 -  8.750.........      50       7,880,615.68      5.54
 8.751 -  9.000.........      83      11,173,863.60      7.86
 9.001 -  9.250.........      79      10,508,541.15      7.39
 9.251 -  9.500.........     101      12,975,058.92      9.13
 9.501 -  9.750.........     113      14,595,570.88     10.27
 9.751 - 10.000.........     165      17,888,414.64     12.59
10.001 - 10.250.........      67       6,823,914.51      4.80
10.251 - 10.500.........     148      12,199,157.58      8.58
10.501 - 10.750.........     105       7,359,537.18      5.18
10.751 - 11.000.........     139       9,028,243.18      6.35
11.001 - 11.250.........      54       3,503,492.57      2.47
11.251 - 11.500.........      62       2,905,535.75      2.04
11.501 - 11.750.........      24       1,373,331.01      0.97
11.751 - 12.000.........      24       1,727,373.82      1.22
12.001 - 12.250.........      10         612,390.09      0.43
12.251 - 12.500.........       8         457,896.17      0.32
12.501 - 12.750.........       8         865,337.96      0.61
12.751 - 13.000.........      12         251,852.67      0.18
13.001 - 13.250.........       1          31,427.80      0.02
13.251 - 13.500.........       1         187,391.31      0.13
13.751 - 14.000.........       2         295,142.46      0.21
15.251 - 15.500.........       2          62,533.41      0.04
                         ---------  ---------------  ----------
   Total................   1,368    $142,126,627.85    100.00%
                         ---------  ---------------  ----------
                         ---------  ---------------  ----------

------------------------
(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans is expected to be approximately 9.750%.


          CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)
-----------------------------------------------------------------------------
                                                     AGGREGATE     PERCENT OF
    RANGE OF CURRENT                   NUMBER OF     PRINCIPAL     AGGREGATE
     MORTGAGE LOAN                      MORTGAGE      BALANCE      PRINCIPAL
   PRINCIPAL BALANCES                    LOANS      OUTSTANDING     BALANCE
-----------------------------------------------------------------------------
$      0.01 to  50,000.00.............     521    $ 16,719,440.20     11.76%
$ 50,000.01 to 100,000.00.............     347      26,351,621.72     18.54
$100,000.01 to 150,000.00.............     220      27,610,571.86     19.43
$150,000.01 to 200,000.00.............     122      21,197,564.69     14.91
$200,000.01 to 250,000.00.............      63      14,096,361.46      9.92
$250,000.01 to 300,000.00.............      34       9,340,706.41      6.57
$300,000.01 to 350,000.00.............      19       6,267,198.20      4.41
$350,000.01 to 400,000.00.............      15       5,564,088.77      3.91
$400,000.01 to 450,000.00.............       5       2,107,765.86      1.48
$450,000.01 to 500,000.00.............       4       1,912,696.99      1.35
$500,000.01 to 550,000.00.............       7       3,705,203.36      2.61
$550,000.01 to 600,000.00.............       2       1,146,201.47      0.81
$600,000.01 to 650,000.00.............       7       4,423,115.08      3.11
$800,000.01 to 850,000.00.............       1         824,109.37      0.58
$850,000.01 to 900,000.00.............       1         859,982.41      0.61
                                         ------   ---------------    ------
   Total..............................   1,368    $142,126,627.85    100.00%
                                         ------   ---------------    ------
                                         ------   ---------------    ------

------------------------
 (1) As of the Cut-off Date, the average current Mortgage Loan principal balance is expected to be approximately $103,893.73.

                         OCCUPANCY TYPES(1)
---------------------------------------------------------------
                                       AGGREGATE     PERCENT OF
                         NUMBER OF     PRINCIPAL     AGGREGATE
                         MORTGAGE       BALANCE      PRINCIPAL
     OCCUPANCY TYPE        LOANS      OUTSTANDING     BALANCE
---------------------------------------------------------------
Primary Home............   1,284    $136,003,248.43     95.69%
Second Home.............       7         649,973.00      0.46
Investor................      77       5,473,406.42      3.85
                         ---------  ---------------  ----------
   Total................   1,368    $142,126,627.85    100.00%
                         ---------  ---------------  ----------
                         ---------  ---------------  ----------

------------------------
(1) Based upon representations of the related Mortgagors at the time of origination.

               STATE DISTRIBUTION OF MORTGAGED PROPERTIES
---------------------------------------------------------------
                                       AGGREGATE     PERCENT OF
                         NUMBER OF     PRINCIPAL     AGGREGATE
                         MORTGAGE       BALANCE      PRINCIPAL
         STATE             LOANS      OUTSTANDING     BALANCE
---------------------------------------------------------------
California..............     568    $ 51,904,866.79     36.52%
New York................     160      25,169,745.99     17.71
Connecticut.............     106      14,230,632.80     10.01
New Jersey..............      71       9,018,074.83      6.35
Massachusetts...........      30       4,348,780.88      3.06
Florida.................      52       4,273,471.55      3.01
Colorado................      31       3,944,214.45      2.78
Pennsylvania............      32       2,919,418.45      2.05
Other...................     318      26,317,422.11     18.52
                         ---------  ---------------  ----------
   Total................   1,368    $142,126,627.85    100.00%
                         ---------  ---------------  ----------
                         ---------  ---------------  ----------

------------------------
(1) Other includes 39 other states with under 2% concentrations individually. No more than approximately 0.92% of the Mortgage Loans will be secured by Mortgaged Properties located in any one postal zip code area.

                 FICO CREDIT SCORES FOR MORTGAGE LOANS
---------------------------------------------------------------
                                       AGGREGATE     PERCENT OF
                         NUMBER OF     PRINCIPAL     AGGREGATE
                         MORTGAGE       BALANCE      PRINCIPAL
   FICO CREDIT SCORE       LOANS      OUTSTANDING     BALANCE
---------------------------------------------------------------
450 - 499...............       7    $    897,106.95      0.63%
500 - 549...............      75      11,171,521.88      7.86
550 - 599...............     320      45,714,975.24     32.16
600 - 649...............     380      50,023,381.27     35.20
650 - 699...............     307      19,449,733.16     13.68
700 - 749...............     188      11,043,480.14      7.77
750 - 799...............      82       3,163,144.63      2.23
Not Available...........       9         663,284.58      0.47
                         ---------  ---------------  ----------
   Total................   1,368    $142,126,627.85    100.00%
                         ---------  ---------------  ----------
                         ---------  ---------------  ----------

                           PURPOSE OF MORTGAGE LOANS
---------------------------------------------------------------
                                       AGGREGATE     PERCENT OF
                         NUMBER OF     PRINCIPAL     AGGREGATE
                         MORTGAGE       BALANCE      PRINCIPAL
      LOAN PURPOSE         LOANS      OUTSTANDING     BALANCE
---------------------------------------------------------------
Purchase................     172    $ 23,189,993.55     16.32%
Refinance (Rate or
 Term)..................     642      65,395,556.81     46.01
Refinance (cash-out)....     554      53,541,077.49     37.67
                         ---------  ---------------  ----------
   Total................   1,368    $142,126,627.85    100.00%
                         ---------  ---------------  ----------
                         ---------  ---------------  ----------

             DOCUMENTATION PROGRAMS FOR MORTGAGE LOANS(1)
---------------------------------------------------------------
                                       AGGREGATE     PERCENT OF
        TYPE OF          NUMBER OF     PRINCIPAL     AGGREGATE
     DOCUMENTATION       MORTGAGE       BALANCE      PRINCIPAL
        PROGRAM            LOANS      OUTSTANDING     BALANCE
---------------------------------------------------------------
Full/Alt................     734    $ 73,289,082.96     51.57%
No Income/No Asset......      76      13,890,820.10      9.77
Reduced.................     464      42,856,617.64     30.15
No Documentation........      94      12,090,107.15      8.51
                         ---------  ---------------  ----------
   Total................   1,368    $142,126,627.85    100.00%
                         ---------  ---------------  ----------
                         ---------  ---------------  ----------

------------------------
(1) The Full/Alt, No Income/No Asset and Reduced Documentation Programs are described under the heading ' -- Underwriting Standards.'

                 TYPE OF MORTGAGED PROPERTIES
---------------------------------------------------------------
                                       AGGREGATE     PERCENT OF
                         NUMBER OF     PRINCIPAL     AGGREGATE
                         MORTGAGE       BALANCE      PRINCIPAL
     PROPERTY TYPE         LOANS      OUTSTANDING     BALANCE
---------------------------------------------------------------
Single Family...........   1,042    $110,319,953.93     77.62%
Planned Unit Development
 (PUD)..................      97       9,672,062.68      6.81
Co-op...................      36       2,734,158.23      1.92
Townhomes...............       2         326,983.48      0.23
2-4 Family..............      95      11,953,332.13      8.41
HighRise Condo..........       7         517,444.12      0.36
LowRise Condo...........      89       6,602,693.28      4.65
                         ---------  ---------------  ----------
   Total................   1,368    $142,126,627.85    100.00%
                         ---------  ---------------  ----------
                         ---------  ---------------  ----------

                    CREDIT LEVELS FOR MORTGAGE LOANS(1)
---------------------------------------------------------------
                                       AGGREGATE     PERCENT OF
                         NUMBER OF     PRINCIPAL     AGGREGATE
                         MORTGAGE       BALANCE      PRINCIPAL
      CREDIT LEVEL         LOANS      OUTSTANDING     BALANCE
---------------------------------------------------------------
0.......................     508    $ 22,353,985.80     15.73%
I+......................     309      47,633,536.71     33.51
I.......................     285      36,265,819.43     25.52
II......................     154      20,683,303.73     14.55
III.....................      54       6,135,830.60      4.32
IV......................      58       9,054,151.58      6.37
                         ---------  ---------------  ----------
   Total................   1,368    $142,126,627.85    100.00%
                         ---------  ---------------  ----------
                         ---------  ---------------  ----------

------------------------
(1) Credit Levels are assigned as described under the heading ' -- Underwriting Standards.'

                                  LOAN GROUP 2

                  ORIGINAL LOAN-TO-VALUE RATIOS(1)
--------------------------------------------------------------
                                   AGGREGATE      PERCENT OF
      ORIGINAL        NUMBER OF    PRINCIPAL       AGGREGATE
    LOAN-TO-VALUE     MORTGAGE      BALANCE        PRINCIPAL
     RATIOS (%)         LOANS     OUTSTANDING       BALANCE
--------------------------------------------------------------

 0.01 -  60.00.......     25     $ 4,377,067.95        8.51%
60.01 -  65.00.......     22       5,643,665.15       10.98
65.01 -  70.00.......     32       5,581,192.09       10.86
70.01 -  75.00.......     53       8,669,472.51       16.86
75.01 -  80.00.......     76      13,214,788.53       25.71
80.01 -  85.00.......     33       5,585,707.69       10.86
85.01 -  90.00.......     41       6,869,682.49       13.36
90.01 -  95.00.......      9       1,070,741.53        2.08
95.01 - 100.00.......      3         400,770.87        0.78
                         ---     --------------      ------
   Total.............    294     $51,413,088.81      100.00%
                         ---     --------------      ------
                         ---     --------------      ------

------------------------
(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is expected to be approximately 75.42%.

                        ORIGINAL TERMS TO MATURITY(1)
--------------------------------------------------------------
                                   AGGREGATE      PERCENT OF
                      NUMBER OF    PRINCIPAL       AGGREGATE
  ORIGINAL TERM TO    MORTGAGE      BALANCE        PRINCIPAL
  MATURITY (MONTHS)     LOANS     OUTSTANDING       BALANCE
--------------------------------------------------------------

180..................      1     $   100,501.32        0.20%
360..................    293      51,312,587.49       99.80
                         ---     --------------      ------
   Total.............    294     $51,413,088.81      100.00%
                         ---     --------------      ------
                         ---     --------------      ------

------------------------
(1) As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans is expected to be approximately 353 months.

          CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)
----------------------------------------------------------------
                                     AGGREGATE      PERCENT OF
   RANGE OF CURRENT     NUMBER OF    PRINCIPAL       AGGREGATE
     MORTGAGE LOAN      MORTGAGE      BALANCE        PRINCIPAL
  PRINCIPAL BALANCES      LOANS     OUTSTANDING       BALANCE
----------------------------------------------------------------

$       0.01 -   50,000.00...     24 $   909,670.50       1.77%
$  50,000.01 -  100,000.00...     93   6,987,863.36      13.59
$ 100,000.01 -  150,000.00...     67   8,140,734.05      15.82
$ 150,000.01 -  200,000.00...     38   6,775,368.97      13.18
$ 200,000.01 -  250,000.00...     20   4,508,300.01       8.77
$ 250,000.01 -  300,000.00...     20   5,413,712.36      10.53
$ 300,000.01 -  350,000.00...      6   2,034,684.43       3.96
$ 350,000.01 -  400,000.00...      7   2,667,159.08       5.19
$ 400,000.01 -  450,000.00...      5   2,172,044.92       4.22
$ 450,000.01 -  500,000.00...      1     460,885.04       0.90
$ 500,000.01 -  550,000.00...      1     524,519.00       1.02
$ 550,000.01 -  600,000.00...      1     577,928.34       1.12
$ 600,000.01 -  650,000.00...      2   1,248,701.13       2.43
$ 700,000.01 -  750,000.00...      2   1,456,286.32       2.83
$ 800,000.01 -  850,000.00...      1     847,571.79       1.65
$ 850,000.01 -  900,000.00...      2   1,756,137.91       3.42
$ 900,000.01 -  950,000.00...      1     907,575.33       1.77
$ 950,000.01 - 1,000,000.00..      1     997,690.70       1.94
$1,100,000.00+.........            2   3,026,255.57       5.89
                                 --- --------------     ------
   Total...............          294 $51,413,088.81     100.00%
                                 --- --------------     ------
                                 --- --------------     ------

------------------------
(1) As of the Cut-off Date, the average current Mortgage Loan principal balance is expected to be approximately $174,874.45.

                  CURRENT MORTGAGE RATES(1)
--------------------------------------------------------------
                                   AGGREGATE      PERCENT OF
                      NUMBER OF    PRINCIPAL       AGGREGATE
       CURRENT        MORTGAGE      BALANCE        PRINCIPAL
 MORTGAGE RATES (%)     LOANS     OUTSTANDING       BALANCE
--------------------------------------------------------------

 6.751 -  7.000......      3     $   273,815.31        0.53%
 7.001 -  7.250......      2         568,220.02        1.11
 7.251 -  7.500......      3         664,099.51        1.29
 7.501 -  7.750......      3         381,998.37        0.74
 7.751 -  8.000......     13       1,558,105.60        3.03
 8.001 -  8.250......      7       1,386,197.47        2.70
 8.251 -  8.500......     15       2,166,171.33        4.21
 8.501 -  8.750......     18       2,806,307.50        5.46
 8.751 -  9.000......     18       2,746,867.94        5.34
 9.001 -  9.250......     20       5,281,288.88       10.27
 9.251 -  9.500......     22       3,242,788.79        6.31
 9.501 -  9.750......     22       5,351,308.12       10.41
 9.751 - 10.000......     39       7,762,144.74       15.10
10.001 - 10.250......     24       4,215,754.36        8.20
10.251 - 10.500......     19       3,795,660.53        7.38
10.501 - 10.750......      7         710,631.62        1.38
10.751 - 11.000......     15       2,929,998.41        5.70
11.001 - 11.250......      8         713,740.89        1.39
11.251 - 11.500......      5         673,954.24        1.31
11.501 - 11.750......      6         908,385.27        1.77
11.751 - 12.000......      8         941,057.01        1.83
12.001 - 12.250......      3         415,670.03        0.81
12.251 - 12.500......      5         719,456.88        1.40
12.501 - 12.750......      2         808,401.79        1.57
12.751 - 13.000......      1          67,057.56        0.13
13.001 - 13.250......      3         127,328.45        0.25
13.501 - 13.750......      2         130,087.52        0.25
14.251 - 14.500......      1          66,590.67        0.13
                         ---     --------------      ------
   Total.............    294     $51,413,088.81      100.00%
                         ---     --------------      ------
                         ---     --------------      ------

------------------------
(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans is expected to be approximately 9.761%.

                     OCCUPANCY TYPES(1)
--------------------------------------------------------------
                                   AGGREGATE      PERCENT OF
                      NUMBER OF    PRINCIPAL       AGGREGATE
                      MORTGAGE      BALANCE        PRINCIPAL
   OCCUPANCY TYPE       LOANS     OUTSTANDING       BALANCE
--------------------------------------------------------------
Primary Home.........    275     $48,753,554.90       94.83%
Second Home..........      3       1,394,166.57        2.71
Investor.............     16       1,265,367.34        2.46
                         ---     --------------      ------
   Total.............    294     $51,413,088.81      100.00%
                         ---     --------------      ------
                         ---     --------------      ------

------------------------
(1) Based upon representations of the related Mortgagors at the time of origination.

             STATE DISTRIBUTION OF MORTGAGED PROPERTIES
--------------------------------------------------------------
                                   AGGREGATE      PERCENT OF
                      NUMBER OF    PRINCIPAL       AGGREGATE
                      MORTGAGE      BALANCE        PRINCIPAL
        STATE           LOANS     OUTSTANDING       BALANCE
--------------------------------------------------------------
California...........     91     $23,116,161.38       44.96%
New Jersey...........     11       2,523,999.26        4.91
Colorado.............     15       2,499,987.12        4.86
New York.............     10       2,282,985.89        4.44
Michigan.............     20       2,063,819.97        4.01
Utah.................     13       1,925,260.56        3.74
Washington...........     13       1,924,325.01        3.74
Arizona..............     10       1,845,343.31        3.59
Massachusetts........      6       1,428,225.87        2.78
Illinois.............     11       1,386,783.08        2.70
Ohio.................     15       1,212,493.78        2.36
Oregon...............      8       1,059,043.62        2.06
Other................     71       8,144,659.96       15.84
                         ---     --------------      ------
   Total.............    294     $51,413,088.81      100.00%
                         ---     --------------      ------
                         ---     --------------      ------

------------------------
(1) Other includes 24 other states with under 2% concentrations individually. No more than approximately 3.05% of the Mortgage Loans will be secured by Mortgaged Properties located in any one postal zip code area.

                FICO CREDIT SCORES FOR MORTGAGE LOANS
---------------------------------------------------------------
                                       AGGREGATE     PERCENT OF
                          NUMBER OF    PRINCIPAL     AGGREGATE
                          MORTGAGE      BALANCE      PRINCIPAL
    FICO CREDIT SCORE       LOANS     OUTSTANDING     BALANCE
---------------------------------------------------------------
450 - 499................     11     $   896,820.34      1.74%
500 - 549................     32       2,795,165.32      5.44
550 - 599................     83      15,980,601.26     31.08
600 - 649................    107      20,168,626.72     39.24
650 - 699................     28       6,614,047.27     12.86
700 - 749................      2         573,925.61      1.12
750 - 799................      1         135,764.94      0.26
Not Available............     30       4,248,137.35      8.26
                             ---     --------------    -------
   Total.................    294     $51,413,088.81    100.00%
                             ---     --------------  ----------
                             ---     --------------  ----------


                   PURPOSE OF MORTGAGE LOANS
--------------------------------------------------------------
                                   AGGREGATE      PERCENT OF
                      NUMBER OF    PRINCIPAL       AGGREGATE
                      MORTGAGE      BALANCE        PRINCIPAL
    LOAN PURPOSE        LOANS     OUTSTANDING       BALANCE
--------------------------------------------------------------
Refinance (Rate or
 Term)...............     49     $ 7,924,425.65       15.41%
Refinance
 (Cash-out)..........    129      23,420,645.65       45.56
Purchase.............    116      20,068,017.51       39.03
                         ---     --------------      ------
   Total.............    294     $51,413,088.81      100.00%
                         ---     --------------      ------
                         ---     --------------      ------


          DOCUMENTATION PROGRAMS FOR MORTGAGE LOANS(1)
--------------------------------------------------------------
                                   AGGREGATE      PERCENT OF
       TYPE OF        NUMBER OF    PRINCIPAL       AGGREGATE
    DOCUMENTATION     MORTGAGE      BALANCE        PRINCIPAL
       PROGRAM          LOANS     OUTSTANDING       BALANCE
--------------------------------------------------------------
Full/Alt.............    190     $28,240,367.54       54.93%
No Income/No Asset...      3         335,093.05        0.65
Reduced..............     94      20,171,271.90       39.23
No Documentation.....      7       2,666,356.32        5.19
                         ---     --------------      ------
   Total.............    294     $51,413,088.81      100.00%
                         ---     --------------      ------
                         ---     --------------      ------

------------------------
(1) The Full/Alt, No Income/No Asset and Reduced Documentation Programs are described under the heading ' -- Underwriting Standards.'


                  TYPE OF MORTGAGED PROPERTIES
--------------------------------------------------------------
                                   AGGREGATE      PERCENT OF
                      NUMBER OF    PRINCIPAL       AGGREGATE
                      MORTGAGE      BALANCE        PRINCIPAL
    PROPERTY TYPE       LOANS     OUTSTANDING       BALANCE
--------------------------------------------------------------
Single Family........    238     $40,593,577.82       78.96%
Planned Unit
 Development (PUD)...     19       5,407,702.34       10.52
Co-op................      4         525,852.45        1.02
2-4 Family...........     16       2,006,215.40        3.90
HighRise Condo.......      1         201,330.59        0.39
LowRise Condo........     16       2,678,410.21        5.21
                         ---     --------------      ------
   Total.............    294     $51,413,088.81      100.00%
                         ---     --------------      ------
                         ---     --------------      ------


                    CREDIT LEVELS FOR MORTGAGE LOANS(1)
---------------------------------------------------------------
                                       AGGREGATE     PERCENT OF
                          NUMBER OF    PRINCIPAL     AGGREGATE
                          MORTGAGE      BALANCE      PRINCIPAL
      CREDIT LEVEL          LOANS     OUTSTANDING     BALANCE
---------------------------------------------------------------
I+.......................    118     $18,243,541.35     35.48%
I........................     77      18,655,304.02     36.29
II.......................     55       8,956,469.43     17.42
III......................     36       5,079,950.69      9.88
IV.......................      8         477,823.32      0.93
                             ---     --------------    -------
   Total.................    294     $51,413,088.81    100.00%
                             ---     --------------  ----------
                             ---     --------------  ----------

------------------------
(1) Credit Levels are assigned as described under the heading ' -- Underwriting Standards.'


                          MARGIN(1)
--------------------------------------------------------------
                                   AGGREGATE      PERCENT OF
                      NUMBER OF    PRINCIPAL       AGGREGATE
                      MORTGAGE      BALANCE        PRINCIPAL
      MARGIN(%)         LOANS     OUTSTANDING       BALANCE
--------------------------------------------------------------
2.501 - 2.750              3     $ 1,322,262.63        2.57%
2.751 - 3.000              3         520,454.61        1.01
3.001 - 3.250              2         195,868.85        0.38
3.251 - 3.500              4       1,070,620.98        2.08
3.501 - 3.750              6         743,902.85        1.45
3.751 - 4.000             15       2,146,672.91        4.18
4.001 - 4.250             13       2,639,401.64        5.13
4.251 - 4.500             17       3,693,643.66        7.18
4.501 - 4.750             26       4,435,778.70        8.63
4.751 - 5.000             25       4,678,804.61        9.10
5.001 - 5.250             23       5,669,388.20       11.03
5.251 - 5.500             26       5,844,246.88       11.37
5.501 - 5.750             14       2,938,880.32        5.72
5.751 - 6.000             19       2,757,190.03        5.36
6.001 - 6.250             24       3,528,624.84        6.86
6.251 - 6.500             15       1,289,192.76        2.51
6.501 - 6.750             14       2,156,579.14        4.19
6.751 - 7.000             10       2,269,285.11        4.41
7.001 - 7.250             16       1,585,883.07        3.08
7.251 - 7.500              6         489,296.65        0.95
7.501 - 7.750              4         319,246.68        0.62
7.751 - 8.000              2         243,231.36        0.47
8.001 - 8.250              5         700,538.03        1.36
8.501 - 8.750              1          66,590.67        0.13
8.751 - 9.000              1         107,503.63        0.21
                         ---     --------------      ------
   Total.............    294     $51,413,088.81      100.00%
                         ---     --------------      ------
                         ---     --------------      ------

------------------------
(1) As of the Cut-off Date, the weighted average Margin of the Mortgage Loans is expected to be approximately 5.352%.


                   NEXT ADJUSTMENT DATES(1)
--------------------------------------------------------------
                                   AGGREGATE      PERCENT OF
                      NUMBER OF    PRINCIPAL       AGGREGATE
                      MORTGAGE      BALANCE        PRINCIPAL
       MONTHS           LOANS     OUTSTANDING       BALANCE
--------------------------------------------------------------
February 1999........      5     $   709,654.58        1.38%
March 1999...........      5       1,012,801.22        1.97
April 1999...........      3         209,077.70        0.41
May 1999.............     12       1,943,344.62        3.78
June 1999............     11       1,949,044.37        3.79
July 1999............     11       1,661,664.52        3.23
August 1999..........     14       1,974,496.68        3.84
September 1999.......      4         502,702.67        0.98
October 1999.........      1         111,337.88        0.22
November 1999........      1          25,465.38        0.05
December 1999........      1          38,383.26        0.07
January 2000.........      1         286,379.67        0.56
March 2000...........      8       1,008,120.19        1.96
April 2000...........      4       1,074,737.03        2.09
May 2000.............     11       1,554,837.13        3.02
June 2000............     11       3,237,574.01        6.30
July 2000............      3         137,176.17        0.27
August 2000..........      8         851,862.16        1.66
September 2000.......      7       1,719,547.63        3.34
October 2000.........     17       5,221,053.28       10.16
November 2000........     24       4,511,946.12        8.78
December 2000........     18       3,715,333.89        7.23
January 2001.........      9       1,800,622.71        3.50
February 2001........     12       2,092,433.35        4.07
March 2001...........     22       3,481,448.92        6.77
April 2001...........      7         942,309.89        1.83
May 2001.............      6         702,825.98        1.37
June 2001............      7         740,726.64        1.44
July 2001............      6         434,555.72        0.85
August 2001..........      5         472,470.83        0.92
September 2001.......      1         118,142.86        0.23
November 2001........      9       1,905,830.62        3.71
December 2001........     16       3,259,854.24        6.34
January 2002.........      2         398,811.12        0.78
February 2002........      3         374,830.87        0.73
March 2002...........      2         311,750.00        0.61
February 2003........      2         223,915.46        0.44
March 2003...........      1         197,470.31        0.38
April 2003...........      3         435,311.09        0.85
June 2003............      1          63,238.04        0.12
                         ---     --------------      ------
   Total.............    294     $51,413,088.81      100.00%
                         ---     --------------      ------
                         ---     --------------      ------

------------------------
(1) As of the Cut-off Date, the weighted average months to the next Adjustment Date for the Mortgage Loans in Group 2 was approximately 20 months.


                       MAXIMUM RATES(1)
--------------------------------------------------------------
                                   AGGREGATE      PERCENT OF
                      NUMBER OF    PRINCIPAL       AGGREGATE
                      MORTGAGE      BALANCE        PRINCIPAL
  MAXIMUM RATE (%)      LOANS     OUTSTANDING       BALANCE
--------------------------------------------------------------

12.251 - 12.500......      2     $   366,849.26        0.71%
12.751 - 13.000......      2         192,722.34        0.37
13.001 - 13.250......      1         460,885.04        0.90
13.251 - 13.500......      2         505,480.76        0.98
13.501 - 13.750......      1         171,048.60        0.33
13.751 - 14.000......      9       1,039,133.99        2.02
14.001 - 14.250......      4         336,135.72        0.65
14.251 - 14.500......      8       1,023,847.70        1.99
14.501 - 14.750......      6         601,307.91        1.17
14.751 - 15.000......      8       1,030,271.06        2.00
15.001 - 15.250......      9       2,606,362.19        5.07
15.251 - 15.500......     12       1,412,943.43        2.75
15.501 - 15.750......     17       2,766,599.19        5.38
15.751 - 16.000......     25       3,474,230.36        6.76
16.001 - 16.250......     16       3,956,288.51        7.70
16.251 - 16.500......     26       4,353,450.50        8.47
16.501 - 16.750......     18       4,119,522.20        8.01
16.751 - 17.000......     36       8,207,089.93       15.96
17.001 - 17.250......     23       4,813,082.93        9.36
17.251 - 17.500......     19       3,112,978.50        6.05
17.501 - 17.750......      9       1,048,594.68        2.04
17.751 - 18.000......     14       3,040,220.58        5.91
18.001 - 18.250......      6         596,110.82        1.16
18.250 - 18.500......      4         497,477.95        0.97
18.501 - 18.750......      6         908,385.27        1.77
18.751 - 19.000......      2         260,958.95        0.51
19.001 - 19.250......      2         148,859.84        0.29
19.250 - 19.500......      1          38,243.96        0.07
20.001 - 20.250......      4         202,052.80        0.39
20.501 - 20.750......      2         121,953.84        0.24
                         ---     --------------      ------
   Total.............    294     $51,413,088.81      100.00%
                         ---     --------------      ------
                         ---     --------------      ------

------------------------
(1) As of the Cut-off Date, the weighted average Maximum Rate of the Mortgage Loans is expected to be approximately 16.454%.

ASSIGNMENT OF THE MORTGAGE LOANS

     Pursuant to the Agreement, the Depositor on the Closing Date will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the Certificateholders and the Certificate Insurer all right, title and interest of the Depositor in and to each Mortgage Loan and all right, title and interest in and to all other assets included in the Trust Fund, including all principal and interest received on or with respect to the Mortgage Loans, exclusive of principal and interest due on or prior to the Cut-off Date.

     In connection with such transfer and assignment, the Depositor will deliver or cause to be delivered to the Trustee, or a custodian for the Trustee, among other things, the original promissory note (the 'Mortgage Note') (and any modification or amendment thereto) endorsed in blank without recourse, the original instrument creating a first or second lien on the related Mortgaged Property (the 'Mortgage') with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage, the title policy with respect to the related Mortgaged Property and, if applicable, all recorded intervening assignments of the Mortgage and any riders or modifications to such Mortgage Note and Mortgage (except for any such document not returned from the public recording office, which will be delivered to the Trustee as soon as the same is available to the Depositor) (collectively, the 'Mortgage File'). Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states such as California where, in the opinion of counsel, such recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Seller.

     The Trustee will review each Mortgage File within 90 days of the Closing Date (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) and if any document in a Mortgage File is found to be missing or defective in a material respect and the Seller does not cure such defect within 90 days of notice thereof from the Trustee (or within such longer period not to exceed 720 days after the Closing Date as provided in the Agreement in the case of missing documents not returned from the public recording office), the Seller will be obligated to repurchase the related Mortgage Loan from the Trust Fund. Rather than repurchase the Mortgage Loan as provided above, the Seller may remove such Mortgage Loan (a 'Deleted Mortgage Loan') from the Trust Fund and substitute in its place another mortgage loan (a 'Replacement Mortgage Loan'); however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the Trustee to the effect that such substitution will not disqualify the Trust Fund as a REMIC or result in a prohibited transaction tax under the Code. Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Agreement, (i) have a principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by the Seller and held for distribution to the Certificateholders on the related Distribution Date (a 'Substitution Adjustment Amount')), (ii) have a current Mortgage Rate not lower than, and not more than 1% per annum higher than, that of the Deleted Mortgage Loan, (iii) with respect to the Mortgage Loans in Loan Group 2, (a) have a Mortgage Rate based upon the Index and a Margin at least equal to and not greater than 50 basis points higher than the Deleted Mortgage Loan, (b) have a Mortgage Rate subject to a Maximum Rate that is no less than the Maximum Rate applicable to the Deleted Mortgage Loan,
(c) have Adjustment Dates that are no more or less frequent than the Deleted Mortgage Loan, (iv) have a Loan-to-Value Ratio or Combined Loan-to-Value Ratio (as applicable) not higher than that of the Deleted Mortgage Loan, (v) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (vi) comply with all of the representations and warranties set forth in the Agreement as of the date of substitution, and (vii) be otherwise acceptable to the Certificate Insurer. This cure, repurchase or substitution obligation constitutes the sole remedy available to Certificateholders or the Trustee for omission of, or a material defect in, a Mortgage Loan document.

UNDERWRITING STANDARDS

     The Mortgage Loans were originated in accordance with IndyMac's underwriting standards for sub-prime mortgage loans described below. IndyMac began operating a mortgage conduit program in 1993 and began in April 1995 to purchase mortgage loans made to borrowers with prior credit difficulties (so-called 'subprime mortgage loans'). All of the subprime mortgage loans purchased by IndyMac are 'conventional non-conforming mortgage loans' (i.e., loans which are not insured by the Federal Housing Authority or partially guaranteed by the Veterans Administration and which do not qualify for sale to FNMA or FHLMC) secured by first or second liens on one- to four-family residential properties.

     IndyMac purchases subprime mortgage loans from sellers either under flow or bulk purchase arrangements, the terms of which may vary from seller to seller. Such sellers are required to be HUD approved mortgagees.

     IndyMac's underwriting standards are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral for the proposed mortgage loan, as well as the type and intended use of the mortgaged property. Its underwriting standards are less stringent than the standards generally acceptable to FNMA and FHLMC with regard to the borrower's credit standing and repayment ability. Borrowers who qualify under the IndyMac underwriting standards generally have payment histories and debt-to-income ratios that would not satisfy FNMC and FHLMC underwriting guidelines and may have a record of major derogatory credit items, such as outstanding judgments or prior bankruptcies, or lower credit scores. As a result, the rates of delinquency, bankruptcy and foreclosure for such mortgage loans could be higher, and may be substantially higher, than that of mortgage loans underwritten in accordance with FNMA and FHLMC standards.

     Each of the subprime mortgage loans purchased by IndyMac is assigned to one of six credit levels based on the prospective mortgagor's FICO Credit Score, installment debt credit history, judgments, charge-offs and accounts assigned for collection. IndyMac also accepts loans underwritten under one of four documentation programs: Full/Alternate Documentation, Reduced Documentation, No Ratio Documentation and No Income/No Asset. For each credit level and documentation program, IndyMac has a maximum permitted loan amount, a maximum Loan-to-Value Ratio or Combined Loan-to-Value Ratio (as applicable) and, in some cases, a limitation on the loan purpose. The maximum debt to income ratio for all loans, other than those with primary mortgage insurance, is 55%. Such limitation, however, may be waived on a case by case basis.

     Under the Full/Alternate Documentation Program, the prospective borrower's employment, income and assets are verified through written or telephonic communications. Mortgage loans in all six credit levels may be submitted under this program. Under each of the Reduced Documentation Program and the No Ratio Program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral and other assets of the borrower than on credit underwriting. Under each of these programs, certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Under the No Income/No Asset Program, credit underwriting documentation concerning income, employment verification and asset verification is waived and income ratios are not calculated.

     Only mortgage loans for primary residences in credit Levels 0 and I+ may be submitted under the No Income/No Asset Program, and the maximum Loan-to-Value Ratios or Combined Loan-to-Value Ratios (as applicable) under this program are less than those under the Full Documentation, Alternative Documentation, Reduced Documentation and No Ratio Programs.

                          SERVICING OF MORTGAGE LOANS

THE MASTER SERVICER

     IndyMac, Inc. ('IndyMac'), a Delaware corporation, will act as the Master Servicer of the Mortgage Loans pursuant to the Agreement.

     During the first half of 1998 IndyMac acquired a servicing platform (i.e., the servicing business operations but not mortgage loans) from First of America Loan Services, Inc. in order to provide IndyMac with direct servicing capabilities for mortgage loans, including sub-prime mortgage loans. Prior to that time, IndyMac had master servicing capabilities but no direct servicing capabilities. As of the Closing Date, it is expected that the Master Servicer will directly service 99.1% of Mortgage Loans in Loan Group 1 and 85.1% of the Mortgage Loans in Loan Group 2, in each case by Cut-off Date Principal Balance. The remainder of the Mortgage Loans in each Loan Group will be directly serviced by Countrywide Home Loans, Inc., an affiliate of the Master Servicer.

     As of December 31, 1998, IndyMac provided servicing for approximately $10.56 billion in conventional mortgages.

     The principal executive offices of IndyMac are located at 155 North Lake Avenue, Pasadena, California 91101.

SERVICING AND COLLECTION PROCEDURES

     IndyMac has established standard policies for the servicing and collection of sub-prime mortgage loans. Servicing includes, but is not limited to, collecting, aggregating and remitting mortgage loan payments, accounting for principal and interest, holding escrow (impound) funds for payment of taxes and insurance, making inspection as required of the mortgaged properties, preparation of tax related information in connection with the mortgage loans, supervision of delinquent mortgage loans, loss mitigation efforts, foreclosure proceedings and, if applicable, the disposition of mortgaged properties, and generally administering the mortgage loans, for which it receives servicing fees. Pursuant to the Agreement, the Master Servicer is permitted to contract with one or more subservicers, with the consent of the Certificate Insurer, to perform its servicing duties under the Agreement, however, the Master Servicer will remain liable for its duties and obligations under the Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

FORECLOSURE, DELINQUENCY AND LOSS EXPERIENCE

     The tables below set forth foreclosure, delinquency and loss experience for sub-prime mortgage loans originated or acquired by IndyMac and serviced or master serviced by IndyMac. Since IndyMac only began master servicing sub-prime mortgage loans in April 1995, the delinquency and loss statistics may be affected by the size and relative lack of seasoning of the portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency and loss indicated in the charts below. In addition, because IndyMac only recently began directly servicing mortgage loans, the foreclosure, delinquency and loss experience set forth below may not be indicative of IndyMac's foreclosure, delinquency and loss experience for future periods. ACCORDINGLY, THE INFORMATION IN THE TABLES BELOW SHOULD NOT BE CONSIDERED AS A BASIS FOR ASSESSING THE LIKELIHOOD, AMOUNT, OR SEVERITY OF DELINQUENCY OR LOSSES ON THE MORTGAGE LOANS, AND NO ASSURANCES CAN BE GIVEN THAT THE FORECLOSURE EXPERIENCE PRESENTED IN THE PARAGRAPH BELOW THE TABLE WILL BE INDICATIVE OF SUCH EXPERIENCE ON THE MORTGAGE LOANS.

     The following table summarizes the delinquency experience of IndyMac's sub-prime mortgage loans as of December 31, 1996, December 31, 1997 and December 31, 1998 on approximately $399 million, $496 million and $1.21 billion, respectively. A mortgage loan is characterized as delinquent if the borrower has not paid the scheduled payment due by the due date specified in the related mortgage note. The table below excludes sub-prime mortgage loans where the borrower has filed for bankruptcy.

                                               DECEMBER 31, 1996    DECEMBER 31, 1997    DECEMBER 31, 1998
                                               -----------------    -----------------    -----------------
Total Number of Sub-Prime Mortgage Loans in
  Portfolio.................................         3,411                4,446                10,989
Delinquent Mortgage Loans and Pending
  Foreclosures at Period End(1):
     30-59 days.............................          5.48%                4.25%                 5.88%
     60-89 days.............................          1.20                 1.03                  1.96
     90 days or more (excluding pending
       foreclosures)........................          1.17                 2.81                  1.77
                                                    ------               ------               -------
          Total delinquencies...............          7.85%                8.10%                 9.61%
                                                    ------               ------               -------
                                                    ------               ------               -------
Foreclosures pending........................          0.91%                1.73%                 2.11%
                                                    ------               ------               -------
          Total delinquencies and
            foreclosures pending............          8.76%                9.83%                11.72%
                                                    ------               ------               -------
                                                    ------               ------               -------

------------

(1)  As a percentage of the total number of loans master serviced.

     The following table summarizes the loss experience on the dates indicated of sub-prime mortgage loans originated or acquired by IndyMac and serviced or master serviced by IndyMac.

                                                                            CUMULATED STATED
                                                      CUMULATIVE NET      AMOUNT OF SECURITIES
                                                     LOSSES (MILLIONS)     ISSUED (MILLIONS)      LOSS RATIO(1)
                                                     -----------------    --------------------    -------------
As of December 31, 1996...........................        $  1.43              $13,125.08              0.01%
As of December 31, 1997...........................        $ 18.05              $16,373.21              0.11%
As of December 31, 1998...........................        $ 41.03              $25,939.45              0.15%

------------

(1) Loss Ratio represents cumulative net losses as a percentage of the aggregate amount of securities issued.

     There can be no assurance that factors beyond IndyMac's control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future. For example, a general deterioration of the real estate market regions where the Mortgaged Properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as collateral for loans. If the real estate market and economy continue to decline, IndyMac may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

YEAR 2000 COMPLIANCE

     The Master Servicer is conducting a comprehensive review of its computer systems to determine if they will be affected by the Year 2000 issue -- computer programs and embedded logic devices that utilize two digits rather than four to define the applicable year may fail to properly recognize date-sensitive information when the year changes to 2000. Generally, the Master Servicer is not affected by issues resulting from the use of 'legacy' computer systems and software because it commenced its active operating business within the past five years. In the event that computer problems arise out of a failure of the Master Servicer to identify and resolve Year 2000 compliance issues, or in the event that the computer systems of service providers or the Trustee are not fully Year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the Mortgage Loans could materially, adversely affect the holders of the Offered Certificates.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Expense Fees with respect to the Mortgage Pool are payable out of the interest payments on each Mortgage Loan. The 'Expense Fees' will be the Expense Fee Rate times the Stated Principal Balance of each Mortgage Loan. The 'Expense Fee Rate' will equal approximately 0.51% per annum. The Expense Fees consist of
(a) master servicing compensation payable to the Master Servicer in respect of its master servicing activities (the 'Master Servicing Fee'), and (b) fees payable to the Trustee in respect of its activities as trustee under the Agreement. The Master Servicing Fee will be 0.50% per annum of the Stated Principal Balance of each Mortgage Loan. The Master Servicer is obligated to pay certain ongoing expenses associated with the Trust Fund and incurred by the Master Servicer in connection with its responsibilities under the Agreement and such amounts will be paid by the Master Servicer out of the Master Servicing Fee. The amount of the Master Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described herein under ' -- Adjustment to Master Servicing Fee in Connection with Certain Prepaid Mortgage Loans.' The Master Servicer will also be entitled to receive late payment fees, assumption fees and other similar charges (but not prepayment penalties). The Master Servicer will be entitled to receive all reinvestment income earned on amounts on deposit in the Certificate Account and the Distribution Account. The 'Adjusted Net Mortgage Rate' of a Mortgage Loan is the Mortgage Rate thereof minus the related Expense Fee Rate.

ADJUSTMENT TO MASTER SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

     When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Principal prepayments by borrowers received during a Remittance Period will be distributed to Certificateholders on the related Distribution Date. Pursuant to the Agreement, the Master Servicing Fee for any month will be reduced, but not more than one-quarter of such Master Servicing Fee (such amount, the 'Compensating Interest'), by an amount with respect to each such prepaid Mortgage Loan sufficient to pass through to Certificateholders the full amount of interest to which they would be entitled in respect of such Mortgage Loan on the related Distribution Date. If shortfalls in interest as a result of prepayments in any Remittance Period exceed an amount equal to one-quarter of the Master Servicing Fee otherwise payable on the related Distribution Date, the amount of interest available to be distributed to Certificateholders will be reduced by the amount of such excess. Any such reduction in interest distributable to the Offered Certificates will not be covered by the Policy. See 'Description of the Certificates -- Distributions of Interest and Principal' and 'Yield, Prepayment and Maturity
Considerations -- Prepayment Considerations and Risks' herein.

ADVANCES

     Subject to the following limitations, the Master Servicer will be required to advance prior to each Distribution Date, from its own funds or funds in the Certificate Account that do not constitute Available Funds for such Distribution Date, an amount equal to the aggregate of payments of principal of and interest on the Mortgage Loans (net of the Master Servicing Fee with respect to the related Mortgage Loans) which were due on the related Due Date and which were delinquent on the related Determination Date, together with an amount equivalent to interest on each Mortgage Loan as to which the related Mortgaged Property has been acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure ('REO Property') (any such advance, an 'Advance'). The 'Determination Date' means as to any Distribution Date, the 18th day of each month, or if such day is not a business day, the first business day thereafter; provided, that if such next business day is less than two business days prior to the related Distribution Date, then the Determination Date shall be the first business day preceding the 18th day of such month.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances with respect to delinquent payments of principal or interest on each Mortgage Loan unless such Advances are, in its reasonable judgment, not recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Master Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to Certificateholders on the related Distribution Date. Any failure by the Master Servicer to make an Advance as required under the Agreement with respect to the Certificates will constitute an Event of Default thereunder (as described in the Prospectus), in which case the Trustee or the successor master servicer will be obligated to make any such Advance, in accordance with the terms of the Agreement.

CERTAIN MODIFICATIONS AND REFINANCINGS

     The Master Servicer may modify any Mortgage Loan upon the request of the related Mortgagor, provided that the Master Servicer purchases such Mortgage Loan from the Trust Fund immediately following such modification. Any such modification may not be made unless the Master Servicer determines that the modification includes a change in the interest rate on the related Mortgage Loan to approximately a prevailing market rate. Any such purchase will be for a price equal to 100% of the outstanding principal balance of such Mortgage Loan, plus accrued and unpaid interest thereon up to the date of purchase at the applicable Adjusted Net Mortgage Rate, net of any unreimbursed advances of principal and interest thereon made by the Master Servicer. The Master Servicer will deposit the purchase price in the Certificate Account within one Business Day of the purchase of such Mortgage Loan. Such purchases may occur when prevailing interest rates are below the interest rates on the Mortgage Loans and Mortgagors request modifications as an alternative to refinancings. The Master Servicer will indemnify the Trust Fund against liability for any prohibited transactions taxes and any related interest, additions or penalties imposed on any of the REMICs as a result of any such modification or purchase.

EVENTS OF DEFAULT

     In addition to those Events of Deafult (as defined in the Prospectus) described under 'The Agreements -- Events of Default; Rights Upon Events of Default' in the Prospectus, upon the occurrence of certain loss and delinquency triggers with respect to the Mortgage Loans or upon the occurrence of certain other defaults set forth in the Agreement, the Master Servicer may be removed as master servicer of such Mortgage Loans by the Certificate Insurer in accordance with the terms of the Agreement and the Insurance Agreement.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the Agreement. Set forth below are summaries of the specific terms and provisions pursuant to which the Certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreement. When particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

     The Home Equity Loan Asset-Backed Certificates, Series SPMD 1999-A will consist of the following certificates: the Class AF Certificates (the 'Group 1 Class A Certificates'), the Class AV Certificates (the 'Group 2 Class A Certificates' and, together with the Group 1 Class A Certificates, the 'Class A Certificates'), the Class R Certificates (the 'Residual Certificates' and, together with the Class A Certificates, the 'Offered Certificates'), the Class OC Certificates, the Class PF Certificates and the Class PV Certificates. The Offered Certificates, the Class OC Certificates, the Class PF Certificates and the Class PV Certificates are referred to herein as the 'Certificates.' Only the Offered Certificates are offered hereby. Any information contained herein with respect to the Class OC, Class PF and Class PV Certificates is provided only to permit a better understanding of the Offered Certificates.

     The Offered Certificates will have the respective initial Class Certificate Balances and Pass-Through Rates set forth on the cover page hereof or described herein. The Class PF Certificates will have an initial Class Certificate Balance of $75 and a Pass-Through Rate of 6.00%. The Class PV Certificates will have an initial Class Certificate Balance of $25 and a Pass-Through Rate of 6.00%. The Class OC Certificates will not have an initial Class Certificate Balance and will not bear interest.

     The Class Certificate Balance of any Class of Offered Certificates as of any Distribution Date is the initial Class Certificate Balance thereof reduced by all amounts previously distributed to holders of Certificates of such Class as payments of principal.

     The Book-Entry Certificates will be issuable in book-entry form only. The Physical Certificates will be issued in fully registered certificated form. The Physical Certificates (other than the Class R Certificates) offered hereby will be issued in minimum dollar denominations of $25,000 and integral multiples of $1,000 in excess thereof. A single Certificate of each such Class may be issued in an amount different than described above. The Class R Certificates will be issued as a single Certificate in a denomination of $100.

BOOK-ENTRY CERTIFICATES

     Each Class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate initial Class Certificate Balance of each such Class of Certificates and which will be held by a nominee of The Depository Trust Company (together with any successor depository selected by the Depositor, the 'Depository'). Beneficial interests in the Book-Entry Certificates will be held indirectly by investors through the book-entry facilities of the Depository, as described herein. Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing an original principal amount of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each Class of Book-Entry Certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. The Depositor has been informed by the Depository that its nominee will be CEDE & Co. ('CEDE'). Accordingly, CEDE is expected to be the holder of record of the Book-Entry Certificates. Except as described in the Prospectus under 'Description of the Securities -- Book-Entry Registration of Securities' no person acquiring a Book-Entry Certificate (each, a 'beneficial owner') will be entitled to receive a physical certificate representing such Certificates (a 'Definitive Certificate').

     Unless and until Definitive Certificates are issued, it is anticipated that the only 'Certificateholder' of the Book-Entry Certificates will be CEDE, as nominee of the Depository. Beneficial owners of the Book-Entry Certificates will not be Certificateholders, as that term is used in the Agreement. Beneficial owners are only permitted to exercise the rights of Certificateholders indirectly through financial intermediaries and the Depository. Monthly and annual reports on the Trust Fund provided to CEDE, as nominee of the Depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the financial intermediaries to whose Depository accounts the Book-Entry Certificates of such beneficial owners are credited.

     For a description of the procedures generally applicable to the Book-Entry Certificates, see 'Description of the Securities -- Book-Entry Registration of Securities' in the Prospectus.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     On or prior to the Closing Date, the Trustee will establish an account (the 'Distribution Account'), which shall be maintained with the Trustee in trust for the benefit of the Certificateholders. On or prior to the second business day immediately preceding each Distribution Date, the Master Servicer will withdraw from the Certificate Account the amount of Available Funds for such Distribution Date and will deposit such Available Funds in the Distribution Account. Funds credited to the Certificate Account or the Distribution Account may be invested for the benefit and at the risk of the Master Servicer in Permitted Investments, as defined in the Agreement, that are scheduled to mature on or prior to the business day preceding the next Distribution Date.

     'Available Funds' with respect to any Distribution Date and the Mortgage Loans in a Loan Group will be equal to the sum of (i) all scheduled installments of interest (net of the related Expense Fees) and principal due on the Due Date on such Mortgage Loans in the related Remittance Period and received prior to the related Determination Date, together with any Advances in respect thereof;
(ii) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to such Mortgage Loans, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, 'Insurance Proceeds') and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in such Loan Group, by foreclosure or otherwise ('Liquidation Proceeds') during the related Remittance Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments on the Mortgage Loans in such Loan Group received during the related Remittance Period (including prepayment penalties) together with all Compensating Interest thereon; and (iv) amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a Deleted Mortgage Loan in such Loan Group or a Mortgage Loan repurchased by the Seller or the Master Servicer in such Loan Group as of such Distribution Date; reduced by amounts in reimbursement for Advances previously made with respect to the Mortgage Loans in such Loan Group and other amounts as to which the Master Servicer is entitled to be reimbursed pursuant to the Agreement with respect to such Loan Group.

SEPARATE REMIC STRUCTURE

     For federal income tax purposes, the Trust Fund will include multiple segregated asset pools, each of which will be treated as a separate REMIC.

DISTRIBUTIONS

     Distributions on the Certificates will be made by the Trustee on the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in April 1999 (each, a 'Distribution Date'), to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month of such other Distribution Date (each, a 'Record Date').

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds 100% of a Class of Certificates or who holds Certificates with an aggregate initial Certificate Balance of $1,000,000 or more and who has so notified the Trustee in writing in accordance with the Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Trustee.

     The Pass-Through Rate for the Fixed Rate Certificates shall be as set forth on the cover page hereof; provided, however, that, with respect to any Distribution Date, such Pass-Through Rate will not exceed the weighted average of the Mortgage Interest Rates then in effect on the beginning of the related Remittance Period on the Mortgage Loans in Loan Group 1 minus the sum of the Expense Fee Rate and the premium for the Policy expressed as a per annum rate. The Pass-Through Rate for the Adjustable Rate Certificates will be equal to the lesser of (i) One-Month LIBOR plus the Pass-Through Margin for such Class, and (ii) the weighted average of the Mortgage Interest Rates then in effect on the beginning of the related Remittance Period on the Mortgage Loans in Loan Group 2 minus the sum of (a) the Expense Fee Rate, (b) the premium for the Policy expressed as a per annum rate and (c) with respect to each Distribution Date after the twelfth Distribution Date, 0.50% (the 'Group 2 WAC Cap').

     The 'Pass-Through Margin' for the Class AV Certificates is 0.29%, with respect to any Distribution before the Optional Termination Date, and 0.58%, with respect to any Distribution Date on or after the Optional Termination Date.

     On each Distribution Date, distributions in reduction of the Class Certificate Balance of the Certificates entitled to receive distributions of principal will be made in an amount equal to the Principal Distribution Amount for the related Certificate Group. The 'Principal Distribution Amount' for each Certificate Group and Distribution Date will equal the lesser of (x) the Class Certificate Balance of the related Class A Certificates and (y) the sum of (i) the Principal Remittance Amount for such Distribution Date for such Certificate Group and (ii) the Extra Principal Distribution Amount for such Distribution Date for such Certificate Group.

     On each Distribution Date, the Trustee is required to make the disbursements and transfers from moneys then on deposit in the Distribution Account specified below in the following order of priority:

          (i) to the Class PF Certificates, the Prepayment Distribution Amount for Loan Group 1, and to the Class PV Certificates, the Prepayment Distribution Amount for Loan Group 2;

          (ii) to the Class R Certificates, Class PF Certificates, Class PV Certificates and each Class of Class A Certificates for the related Certificate Group, the aggregate of the related Class Optimal Interest Distribution Amount and any Unpaid Interest Amounts for such Classes, pro rata, based on the amount of interest which each such Class is entitled to receive for such Certificate Group on such Distribution Date;

          (iii) with respect to Certificate Group 1, the Principal Remittance Amount for Certificate Group 1 to the Class R, Class AF and Class PF Certificates, sequentially, in that order, until the Class Certificate Balances thereof have been reduced to zero; and with respect to Certificate Group 2, the Principal Remittance Amount for Certificate Group 2 to the Class AV and Class PV Certificates sequentially, in that order, until the Class Certificate Balances thereof have been reduced to zero;

          (iv) to the Certificate Insurer, the premium for the Policy;

          (v) to the Certificate Insurer, any amount owing to the Certificate Insurer under the Insurance Agreement;

          (vi) any amount remaining after the distributions in clauses (i) through (v) above shall be distributed in the following order of priority with respect to the Class A Certificates in the related Certificate Group:

             (a) on the first Distribution Date only, an amount equal to 50% of such remaining amount to the Seller;

             (b) to fund the Extra Principal Distribution Amount for such Distribution Date to be paid as a component of the Principal Distribution Amount and allocated as described in clause (iii) above;

          (vii) any amounts remaining after the foregoing distributions with respect to a Certificate Group will be distributed with respect to the other Certificate Group in the order set forth above in clauses (ii)-(v) to the extent any such amount was not otherwise distributed on such Distribution Date;

          (viii) to the holders of the Class OC Certificates, such amounts, if any, as described in the Agreement; and

          (ix) to the holders of the Class R Certificates, the remaining amount.

     'Basic Principal Amount' means, with respect to any Distribution Date and each Loan Group, to the extent of funds available therefor as described herein, the amount equal to the sum of the following amounts (without duplication) with respect to the immediately preceding Remittance Period: (i) each payment of principal on a Mortgage Loan in the related Loan Group received or advanced by the Master Servicer during such Remittance Period, including all full and partial principal prepayments, (ii) the Liquidation Proceeds on the Mortgage Loans in the related Loan Group allocable to principal actually collected by the Master Servicer during the related Remittance Period, (iii) the portion of the purchase price with respect to each Deleted Mortgage Loan in the related Loan Group that was repurchased during the related Remittance Period, (iv) the principal portion of any Substitution Adjustment Amounts in connection with a substitution of a Mortgage Loan in the related Loan Group as of such Distribution Date and (v) the allocable portion of the proceeds received with respect to the termination of the Trust Fund (to the extent such proceeds relate to principal).

     'Certificate Principal Balance' means, for any Class of Certificates, at any time, the outstanding principal balance of such Class of Certificates at such time, which shall equal the initial principal balance of such Class of Certificates reduced by principal payments made on such Class of Certificates at or prior to such time.

     'Class Optimal Interest Distribution Amount', for each Class of interest bearing Certificates on any Distribution Date shall equal the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance; provided that the Class Optimal Interest Distribution Amount for such Distribution Date will be reduced by prepayment interest shortfalls on the Mortgage Loans that are not covered by Compensating Interest on such Distribution Date as described herein under the heading 'Servicing the Mortgage Loans -- Adjustment to Master Servicing Fee in Connection with Certain Prepaid Mortgage Loans.'

     'Extra Principal Distribution Amount' means, with respect to any Distribution Date and either Certificate Group, the lesser of (x) the related Total Monthly Excess Spread for such Distribution Date and (y) the related Overcollateralization Deficiency Amount for such Distribution Date.

     'Overcollateralization Deficiency Amount' means, with respect to any Distribution Date and either Certificate Group the amount, if any, by which the related Overcollateralization Target Amount exceeds the related
Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the related Basic Principal Amount on such Distribution Date).

     'Overcollateralization Release Amount' means, with respect to any Distribution Date and either Certificate Group, the lesser of (x) the related Basic Principal Amount for such Distribution Date and (y) the excess, if any, of
(i) the related Overcollateralized Amount for such Distribution Date (assuming that 100% of the related Basic Principal Amount is applied as a principal payment on the related Certificate Group on such Distribution Date) over (ii) the related Overcollateralization Target Amount for such Distribution Date.

     The 'Overcollateralization Target Amount' means, with respect to any Distribution Date and either Certificate Group a specified level of overcollateralization determined in accordance with the Agreement.

     The 'Overcollateralized Amount' means, with respect to any Distribution Date and either Certificate Group, the amount, if any, by which (i) the aggregate of the Stated Principal Balances of the Mortgage Loans in the related Loan Group on the last day of the immediately preceding Remittance Period exceeds (ii) the aggregate Certificate Principal Balance of the Offered Certificates in such Certificate Group as of such Distribution Date after giving effect to distributions to be made on such Distribution Date.

     'Prepayment Distribution Amount' means, with respect to each Loan Group, all amounts representing prepayment penalties from the Mortgage Loans in such Loan Group received during the related Remittance Period.

     'Principal Remittance Amount' means, with respect to any Distribution Date and each Loan Group, the excess, if any, of (i) the Basic Principal Amount for such Loan Group over (ii) the Overcollateralization Release Amount for the related Certificate Group.

     The 'Remittance Period' with respect to any Distribution Date is the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

     'Stated Principal Balance' means, as to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto, after giving effect to any previous partial principal prepayments and Liquidation Proceeds allocable to principal and to the payment of principal due on such Due Date and irrespective of any delinquency payment by the related Mortgagor.

     'Total Monthly Excess Spread' as to either Loan Group and any Distribution Date equals the excess, if any, of (x) the interest collected or advanced for such Loan Group in the related Remittance Period over (y) the amounts paid pursuant to clauses (i) through (v) above with respect to the related Certificate Group.

     'Unpaid Interest Amounts' for any Class of Certificates and any Distribution Date will equal the sum of (a) the excess of (i) the sum of the Class Optimal Interest Distribution Amount for such Distribution Date and any portion of such Class Optimal Interest Distribution Amount from prior Distribution Dates remaining unpaid over (ii) the amount in respect of interest on such Class of Certificates actually distributed on the preceding Distribution Date and (b) 30 days' interest on such excess at the applicable Pass-Through Rate (to the extent permitted by applicable law).

     In the event that, on a particular Distribution Date, amounts applied in the order described above are not sufficient to make a full distribution of the interest entitlement on the Certificates of the related Certificate Group, interest will be distributed on each Class of Certificates of equal priority based on the amount of interest each such Class would otherwise have been entitled to receive in the absence of such shortfall. Any such unpaid amount will be carried forward and added to the amount holders of each such Class of Certificates will be entitled to receive on the next Distribution Date. Such a shortfall could occur, for example, if losses realized on the Mortgage Loans for the related Loan Group were exceptionally high or were concentrated in a particular month.

THE POLICY

     The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy. A form of the Policy may be obtained, upon request, from the Depositor.

     Simultaneously with the issuance of the Offered Certificates, the Certificate Insurer will deliver the Policy to the Trustee for the benefit of the holders of the Offered Certificates. Under the Policy, the Certificate Insurer will irrevocably and unconditionally guarantee payment to the Trustee on behalf of the holders of the Offered Certificates on each Distribution Date for the benefit of the holders of the Offered Certificates and on behalf of the holders of the Class R Certificates on the first Distribution Date for the benefit of the holders of the Class R Certificates, the full and complete payment of Guaranteed Distributions with respect to the Offered Certificates calculated in accordance with the original terms of the Offered Certificates when issued and without regard to any amendment or modification of the Offered Certificates or the Agreement except amendments or modifications to which the Certificate Insurer has given its prior written consent. 'Guaranteed Distributions' shall mean, with respect to the related Class A Certificates as of any Distribution Date and with respect to the Class R Certificates as of the first Distribution Date, the sum of (i) any shortfall in amounts available in the Distribution Account (as defined in the Agreement) to pay the Class Optimal Interest Distribution Amount on such Certificates for the related Accrual Period, (ii) the excess, if any, of (a) the aggregate Certificate Principal Balance of the Offered Certificates then outstanding over (b) the aggregate principal balances of the Mortgage Loans then outstanding and (iii) without duplication of the amount specified in clause (ii), the aggregate Certificate Principal Balance of the Class A Certificates to the extent unpaid on the final Distribution Date or the earlier termination of the Trust pursuant to the terms of the Agreement. Notwithstanding the foregoing, the Certificate Insurer has the right to pay a Realized Loss if the Overcollateralization Deficiency Amount is zero. Guaranteed Distributions do not include distributions of principal or interest on the Class R Certificates after the first Distribution Date and, with respect to the Offered Certificates, reductions in the amount of monthly interest payments on the Mortgage Loans pursuant to the Soliders' and Sailors' Civil Relief Act of 1940.

     If any Guaranteed Distribution is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, the Certificate Insurer will pay such amount out of funds of the Certificate Insurer on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Certificate Insurer from the Trustee of (A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that a holder of Offered Certificates is required to return principal or interest distributed with respect to an Offered Certificate during the Term of the Policy because such distributions were avoidable preferences under applicable bankruptcy law (the 'Order'), (B) a certificate of such holder of Offered Certificates that the Order has been entered and is not subject to any stay, and (C) an assignment duly executed and delivered by such holder of Offered Certificates, in such form as is reasonably required by the Certificate Insurer and provided to such holder of Offered Certificates by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of such holder of Offered Certificates relating to or arising under the Offered Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by the Certificate Insurer from the Trustee of the items referred to in clauses (A),
(B) and (C)
above if, at least four Business Days prior to such date of Receipt, the Certificate Insurer shall have Received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or holder of Offered Certificates directly, unless a holder of Offered Certificates has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Trustee for distribution to such holder of the Offered Certificates upon proof of such payment reasonably satisfactory to the Certificate Insurer. In connection with the foregoing, the Certificate Insurer shall have the rights provided pursuant to the Agreement.

     Payment of claims under the Policy made in respect of Guaranteed Distributions will be made by the Certificate Insurer following Receipt by the Certificate Insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the relevant Distribution Date.

     The terms 'Receipt' and 'Received', with respect to the Policy, means actual delivery to the Certificate Insurer and to its fiscal agent appointed by the Certificate Insurer at its option, if any, prior to 12:00 p.m., New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 p.m., New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Policy by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Certificate Insurer or the fiscal agent shall promptly so advise the Trustee and the Trustee may submit an amended notice.

     Under the Policy, 'Business Day' means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, New York, the State of New York or in the city in which the corporate trust office of the Trustee is located, are authorized or obligated by law or executive order to be closed. The Certificate Insurer's obligations under the Policy to make Guaranteed Distributions shall be discharged to the extent funds are transferred to the Trustee as provided in the Policy, whether or not such funds are properly applied by the Trustee.

     'Term of the Policy' means the period from and including the date of issuance of the Policy to and including the date on which the Certificate Principal Balances of the Offered Certificates are reduced to zero, plus such additional period, to the extent specified in the Policy, during which any payment on the Offered Certificates could be avoided in whole or in part as a preference payment.

     The Certificate Insurer shall be subrogated to the rights of the holders of the Offered Certificates to receive payments on principal and interest, as applicable, with respect to distributions on such Certificates to the extent of any payment by the Certificate Insurer under the Policy. To the extent the Certificate Insurer makes Guaranteed Distributions, either directly or indirectly (as by paying through the Trustee), to the holders of the Offered Certificates, the Certificate Insurer will be subrogated to the rights of the holders of the Offered Certificates, as applicable, with respect to such Guaranteed Distributions and shall be deemed to the extent of the payments so made to be a registered holder of the Offered Certificates for purposes of payment.

     Claims under the Policy constitute direct unsecured and unsubordinated obligations of the Certificate Insurer, and will rank not less than pari passu with any other unsecured and unsubordinated indebtedness of the Certificate Insurer except for certain obligations in respect to tax and other payments to which preference is or may become afforded by statute. The terms of the Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the Depositor. The Policy by its terms may not be canceled or revoked prior to distribution in full of all Guaranteed Distributions (as defined therein). The Policy is governed by the laws of the State of New York. The Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law.

     To the fullest extent permitted by applicable law, the Certificate Insurer agrees under the Policy not to assert, and waives, for the benefit of each holder of the Offered Certificates, all its rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to the Certificate Insurer to avoid payment of its obligations under the Policy in accordance with the express provisions of the Policy.

     Pursuant to the terms of the Agreement, unless an Insurer Default exists, the Certificate Insurer will be entitled to exercise certain rights of the holders of the Offered Certificates, without the consent of such Certificateholders, and the holders of the Offered Certificates may exercise such rights only with the prior written consent of the Certificate Insurer.

     The Depositor, the Seller and Master Servicer and the Certificate Insurer will enter into an Insurance and Indemnity Agreement (the 'Insurance Agreement') pursuant to which the Depositor and the Seller and Master Servicer will agree to reimburse the Certificate Insurer for amounts paid pursuant to claims under the Policy. The Depositor and the Seller and Master Servicer will further agree to pay the Certificate Insurer all reasonable charges and expenses which the Certificate Insurer may pay or incur relative to any amounts paid under the Policy or otherwise in connection with the transaction and to indemnify the Certificate Insurer against certain liabilities. Notwithstanding the foregoing, unless otherwise specifically provided in the Insurance Agreement, the Certificate Insurer's right to reimbursement under the Insurance Agreement shall be a non-recourse obligation of the Depositor and the Seller and Master Servicer and shall be payable solely from amounts available for such purpose under the Agreement. An event of default by the Seller or the Master Servicer under the Insurance Agreement will constitute an Event of Default by the Master Servicer under the Agreement and allow the Certificate Insurer, among other things, to direct the Trustee to terminate the Master Servicer.

THE CERTIFICATE INSURER

     The following information set forth in this section has been provided by Financial Security. Accordingly, none of the Depositor, the Master Servicer or the Underwriters makes any representation as to the accuracy and completeness of such information.

     General. Financial Security Assurance Inc. (the 'Certificate Insurer' or 'Financial Security') is a monoline insurance company incorporated in 1984 under the laws of the State of New York. The Certificate Insurer is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

     Financial Security and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities -- thereby enhancing the credit rating of those securities -- in consideration for the payment of a premium to the insurer. Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. Financial Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security's underwriting criteria.

     Financial Security is a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. ('Holdings'), a New York Stock Exchange listed company. Major shareholders of Holdings include Fund American Enterprises Holdings, Inc., MediaOne Capital Corporation, the Tokio Marine and Fire Insurance Co., Ltd. and XL Capital Ltd. No shareholder of Holdings is obligated to pay any debt of Financial Security or any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.

     The principal executive offices of Financial Security are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

     Reinsurance. Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by Financial Security or any of its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by Financial Security as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit Financial Security's obligations under any financial guaranty insurance policy.

     Ratings. Financial Security's insurance financial strength is rated 'Aaa' by Moody's. Financial Security's insurer financial strength is rated 'AAA' by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and Standard & Poor's, (Australia) Pty. Ltd. Financial Security's claims-paying ability is rated 'AAA' by Fitch IBCA, Inc. and Japan Rating and Investment Information, Inc. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

     Capitalization. The following table sets forth the capitalization of Financial Security and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of September 30, 1998, as well as such capitalization as adjusted to give effect to certain transactions entered into during November 1998:

                                                                        SEPTEMBER 30, 1998
                                                                   ----------------------------
                                                                     ACTUAL      AS ADJUSTED(1)
                                                                   ----------    --------------
                                                                           (UNAUDITED)
                                                                          (IN THOUSANDS)

Deferred Premium Revenue (net of prepaid reinsurance
  premiums).....................................................   $  480,089      $  480,089
                                                                   ----------    --------------
Surplus Notes...................................................       50,000         130,000
                                                                   ----------    --------------
Minority Interest...............................................                       20,000
                                                                   ----------    --------------
Shareholder's Equity:
     Common Stock...............................................       15,000          15,000
     Additional Paid-In Capital.................................      614,787         684,787
     Accumulated Other Comprehensive Income (net of deferred
       income taxes)............................................       41,923          41,923
     Accumulated Earnings.......................................      326,145         326,145
                                                                   ----------    --------------
Total Shareholder's Equity......................................      997,855       1,067,855
                                                                   ----------    --------------
Total Deferred Premium Revenue, Surplus Notes, Minority Interest
  and Shareholder's Equity......................................   $1,527,944      $1,697,944
                                                                   ----------    --------------
                                                                   ----------    --------------

------------

(1) Adjusted to give effect to the November 1998 (a) purchase by Holdings of $80 million of surplus notes from Financial Security in connection with the formation of a new indirect Bermuda subsidiary of Financial Security, initially capitalized with $100 million, including a $20 million minority interest owned by XL Capital Ltd. and (b) contribution by Holdings to the capital of Financial Security of approximately $70 million, representing a portion of the proceeds from the sale by Holdings of $100 million of 6.950% Senior Quarterly Income Debt Securities due 2098.

     For further information concerning Financial Security, see the Consolidated Financial Statement of Financial Security and Subsidiaries, and the notes thereto, incorporated by reference herein. Financial Security's financial statements are included as exhibits to the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission by Holdings and may be reviewed at the EDGAR web site maintained by the Securities and Exchange Commission and at the Holdings web site, http://www.FSA.com. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

     Incorporation of Certain Documents by Reference. In addition to the documents described under 'Incorporation of Certain Information by Reference' in the Prospectus, the consolidated financial statements of Financial Security included in, or as exhibits to, the following documents, which have been filed with the Securities and Exchange Commission by Holdings are hereby incorporated by reference in this Prospectus Supplement:

          (a) Annual Report on Form 10-K of Holdings for the year ended
     December 31, 1997, which Report included as an exhibit Financial Security's audited consolidated financial statements for the year ended December 31, 1997.

          (b) Quarterly Report on Form 10-Q for the period ended September 30, 1998, which report includes as an exhibit Financial Security's unaudited financial statements for the nine month period ended September 30, 1998.

     All financial statements of Financial Security included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

     In addition to being available through the Holdings web site, the Trustee on behalf of the Trust Fund will provide without charge to any person to whom this Prospectus Supplement is delivered, upon the oral or written request of such person, a copy of any or all of the foregoing financial statements incorporated herein by reference. Requests for such copies should be directed to the Corporate Trust Office of the Trustee at The Bank of New York, 101 Barclay Street, 12E, New York, New York, 10286, attention: Corporate Trust Services Division.

     The Depositor on behalf of the Trust Fund hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the financial statements of Financial Security included in or as an exhibit to the annual report of Holdings filed pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement (as defined in the accompanying Prospectus) shall be deemed to be a new registration statement relating to the Certificates offered hereby, and the offering of such Certificates at that time shall be deemed to be the initial bona fide offering thereof.

     Insurance Regulation. The Certificate Insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, the Certificate Insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, the Certificate Insurer is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ('single risks') and the volume of transactions ('aggregate risks') that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as the Certificate Insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

CERTAIN MATTERS REGARDING THE CERTIFICATE INSURER

     Pursuant to the terms of the Agreement, unless there exists a continuance of any failure by the Certificate Insurer to make a required payment under the Policy or there exists a proceeding in bankruptcy by or against the Certificate Insurer (either such condition, a 'Certificate Insurer Default'), the Certificate Insurer will be entitled to exercise, among others, the following rights of the holders of the Offered Certificates, without the consent of such holders, and the holders of the Offered Certificates may exercise such rights only with the prior written consent of the Certificate Insurer: (i) the right to direct the Trustee to terminate the rights and obligations of the Master Servicer under the Agreement in the event of a default by such Master Servicer;
(ii) the right to consent to or direct any waivers of defaults by the Master Servicer; (iii) the right to remove the Trustee pursuant to the Agreement; and
(iv) the right to institute proceedings against the Master Servicer in the event of default by the Master Servicer and refusal of the Trustee to institute such proceedings. In addition, unless a Certificate Insurer Default exists, the Certificate Insurer will have the right to direct all matters relating to any proceeding seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law of any distribution made with respect to the Offered Certificates, and, unless an Certificate Insurer Default exists, the Certificate Insurer's consent will be required prior to, among other things, (i) the removal of the Trustee, (ii) the appointment of any successor Trustee or Master Servicer, as the case may be, or (iii) any amendment to the Agreement.

CALCULATION OF ONE-MONTH LIBOR

     On each LIBOR Determination Date (as defined below), the Trustee will determine One-Month LIBOR for the next Interest Accrual Period for the Group 2 Certificates.

     'One-Month LIBOR' means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Master Servicer, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

     'LIBOR Determination Date' means, with respect to any Interest Accrual Period, the second London business day preceding the commencement of such Interest Accrual Period. For purposes of determining One-Month LIBOR, a 'London business day' is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

     'Telerate Page 3750' means the display page currently so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) and 'Reference Banks' means leading banks selected by the Master Servicer and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

OVERCOLLATERALIZATION PROVISIONS

     The Agreement requires that the Total Monthly Excess Spread, if any, with respect to each Loan Group on each Distribution Date (or in the case of the first Distribution Date, 50% of the Total Monthly Excess Spread) be applied as an accelerated payment of principal of the Class A Certificates of the related Certificate Group, but only to the limited extent hereafter described.

     The application of Total Monthly Excess Spread to the payment of principal of the Class A Certificates in a Certificate Group has the effect of accelerating the amortization of such Certificates relative to the amortization of the related Mortgage Loans. The portion, if any, of the Available Funds not required to be distributed to holders of the Offered Certificates as described above on any Distribution Date will be paid to the holders of the Class OC Certificates and will not be available on any future Distribution Date to cover Principal Distribution Amount or Unpaid Interest Amounts.

STRUCTURING ASSUMPTIONS

     The model used in this Prospectus Supplement (the 'Prepayment Assumption') represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related Mortgage Loans. With respect to the Mortgage Loans in Loan Group 1, a 100% Prepayment Assumption assumes conditional prepayment rates of 5% per annum of the then outstanding principal balance of the Mortgage Loans in Loan Group 1 in the first month of the life of the related Mortgage Loans and an additional 1.818182% per annum (or, more precisely, 20/11%) in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the Mortgage Loans in Loan Group 1, 100% Prepayment Assumption assumes a conditional prepayment rate of 25% per annum each month. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption i.e., no prepayments. Correspondingly, 100% Prepayment Assumption assumes prepayment rates equal to 100% of the Prepayment Assumption, and so forth. The Prepayment Assumption with respect to Loan Group 2, assumes a Constant Prepayment Rate ('CPR').

     Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual Mortgage Loans and the characteristics of the Mortgage

Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual Mortgage Loans in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

     Unless otherwise specified, the information in the tables in this Prospectus Supplement has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the 'Structuring Assumptions'): (i) the Mortgage Loans of each Loan Group which consist of pools of loans with level-pay or balloon amortization methodologies, Cut-off Date Principal Balances, mortgage rates, original and remaining terms to maturity, and original amortization terms, as applicable, are as set forth below, (ii) the Closing Date for the Certificates occurs on March 30, 1999, (iii) distributions on the Certificates are made on the 25th day of each month, commencing on April 25, 1999, in accordance with the priorities described herein, (iv) the Mortgage Loans' prepayment rates with respect to the Mortgage Loans in Loan Group 1 are a multiple of the applicable Prepayment Assumption and with respect to the Mortgage Loans in Loan Group 2 are constant percentages of CPR each as stated in the 'Prepayment Scenarios' table below; (v) prepayments include 30 days' interest thereon, (vi) no optional termination or mandatory termination is exercised (unless otherwise specified),
(vii) with respect to Mortgage Loan Group 2, (a) the Mortgage Rate for each Mortgage Loan is adjusted on its next rate adjustment date (and on subsequent adjustment dates, if necessary) to a rate equal to the Gross Margin plus the Index (such sum being subject to the applicable periodic adjustment cap and maximum interest rate), (b) the assumed level of the Index is 5.06375% and (c) the scheduled monthly payment on the Mortgage Loans is adjusted to equal a fully amortizing payment, (viii) One-Month LIBOR remains constant at 4.93875%, (ix) no defaults in the payment by Mortgagors of principal of and interest on the Mortgage Loans are experienced, (x) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month of the Closing Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (xi) prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month prior to the Closing Date, (xii) the initial Class Certificate Balance of each Class of Certificates is as set forth on the cover page hereof, and (xiii) interest accrues on each Class of Certificates at the applicable interest rate set forth or described on the cover hereof. While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies exist between the characteristics of the actual Mortgage Loans which will be delivered to the Trustee and characteristics of the Mortgage Loans assumed in preparing the tables herein.

                              PREPAYMENT SCENARIOS

                                                     SCENARIO I    SCENARIO II    SCENARIO III    SCENARIO IV    SCENARIO V
                                                     ----------    -----------    ------------    -----------    ----------
Fixed Rate Group(1)...............................       0%             50%           100%            150%          200%
Adjustable Rate Group(2)..........................       0%             15%            28%             35%           45%

------------

(1)  As a percentage of the Prepayment Assumption.

(2)  As a conditional prepayment rate (CPR) percentage.

MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                  LOAN GROUP 1

                                                                             ORIGINAL
                                           ORIGINAL        REMAINING        AMORTIZING
                               GROSS        TERM TO         TERM TO          TERM TO
 POOL        PRINCIPAL        COUPON       MATURITY         MATURITY         MATURITY
NUMBER      BALANCES($)       RATE(%)     (IN MONTHS)     (IN MONTHS)      (IN MONTHS)
------     --------------     -------     -----------     ------------     ------------

   1         9,015,003.66      9.977          178              175              178
   2         2,553,960.24      9.501          241              237              241
   3       128,327,322.10      9.721          360              357              360
   4         2,230,341.85     10.792          180              176              360

                                  LOAN GROUP 2

                                                                                                               REMAINING
                                                                                                ORIGINAL        TERM TO
                               GROSS       MONTHS                    PERIODIC     LIFETIME       TERM TO        MATURITY
 POOL        PRINCIPAL        COUPON      TO RATE        GROSS         RATE         RATE        MATURITY          (IN
NUMBER      BALANCES($)       RATE(%)      CHANGE      MARGIN(%)      CAP(%)       CAP(%)      (IN MONTHS)      MONTHS)
------     --------------     -------     --------     ---------     --------     --------     -----------     ----------
   5         9,169,022.09     10.509          4          6.049         1.134       16.745          360             345
   6        29,505,732.56      9.812         20          5.309         1.080       16.748          360             356
   7         3,827,845.05      9.214         27          6.329         1.453       15.758          360             351
   8           919,934.90      8.679         49          5.507         1.154       15.016          340             330
   9         1,255,330.46      9.189          7          3.922         2.037       15.786          360             343
  10         6,735,223.75      9.082         33          4.279         2.037       15.490          360             357

OPTIONAL PURCHASE OF DEFAULTED LOANS

     The Master Servicer may, at its option, purchase from the Trust Fund any Mortgage Loan which is delinquent in payment by 91 days or more; provided that the aggregate Stated Principal Balance of all Mortgage Loans purchased by the Master Servicer pursuant to this provision shall not exceed the level specified in the Agreement without the Certificate Insurer's consent. Any such purchase shall be at a price equal to 100% of the Stated Principal Balance of such Mortgage Loan plus accrued interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the related Mortgagor or advanced (and not reimbursed) to the first day of the month in which such amount is to be distributed.

OPTIONAL TERMINATION

     The Master Servicer will have the right to repurchase all remaining Mortgage Loans and REO Properties and thereby effect early retirement of the Certificates, subject to the Stated Principal Balance of the Mortgage Loans and REO Properties at the time of repurchase being less than or equal to 10% of the Cut-off Date Principal Balance (as the 'Optional Termination Date'). Any such purchase of Mortgage Loans requires the consent of the Certificate Insurer if it
(i) would result in the failure of the Certificate Insurer to receive amounts due under the Insurance Agreement or (ii) would result in a draw on the Policy. In the event the Master Servicer exercises such option, the purchase price distributed with respect to the Certificates will be 100% of its then outstanding principal balance and any unpaid accrued interest thereon at the applicable Pass-Through Rate (in each case subject to reduction as provided in the Agreement if the purchase price is based in part on the appraised value of any REO Properties and such appraised value is less than the Stated Principal Balance of the Mortgage Loans). Distributions on the Certificates in respect of any such optional termination will first be paid as set forth under 'Description of the Certificates -- Distributions of Interest and Principal' herein. The proceeds from any such distribution may not be sufficient to distribute the full amount to which each Class of Certificates is entitled if the purchase price is based in part on the appraised value of any REO Property and such appraised value is less than the Stated Principal Balance of the related Mortgage Loan.

THE TRUSTEE

     The Bank of New York will be the Trustee under the Agreement. The Depositor and the Master Servicer may maintain other banking relationships in the ordinary course of business with The Bank of New York. Offered Certificates may be surrendered at the Corporate Trust Office of the Trustee located at 101 Barclay Street, 12E, New York, New York 10286, Attention: Corporate Trust Administration or at such other addresses as the Trustee may designate from time to time.

RESTRICTIONS ON TRANSFER OF THE CLASS R CERTIFICATES

     The Class R Certificates will be subject to the restrictions on transfer described in the Prospectus under 'Federal Income Tax Consequences -- Taxation of Holders of Residual Interest Securities -- Restrictions on Ownership and Transfer of Residual Interest Securities.' The Agreement provides that the Class R Certificates (in addition to certain other Classes of Certificates) may not be acquired by an ERISA Plan. See 'ERISA Considerations' herein. Each Class R Certificate will contain a legend describing the foregoing restrictions.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

     The effective yields to the holders of the Fixed Rate Certificates will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such Certificates because monthly distributions will not be payable to such holders until the 25th day (or, if such day is not a business day, the following business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

     Each Interest Accrual Period for the Adjustable Rate Certificates will consist of the actual number of days elapsed from the Distribution Date in the month preceding the month of the applicable Distribution Date (or, in the case of the first Interest Accrual Period, from the Closing Date) through the day preceding such Distribution Date.

DEFAULTS

     The yield to maturity of the Offered Certificates will be sensitive to defaults on the Mortgage Loans in the related Loan Group. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Holders of the Offered Certificates may not receive reimbursement for Realized Losses in the month following the occurrence of such losses. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans. Because the Mortgage Loans were underwritten in accordance with standards less stringent than those generally acceptable to FNMA and FHLMC with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the Mortgage Loans will be greater than that of mortgage loans underwritten in accordance with FNMA and FHLMC standards.

     In general, a 'Realized Loss' means, with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan. A 'Liquidated Mortgage Loan' is a defaulted Mortgage Loan as to which the Master Servicer has determined that all recoverable liquidation and insurance proceeds have been received.

PREPAYMENT CONSIDERATIONS AND RISKS

     The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans in the related Loan Group. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties or condemnations and repurchases by the Seller or Master Servicer). Because certain of the Mortgage Loans contain prepayment penalties, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have prepayment penalties. The fixed-rate Mortgage Loans are subject to the 'due-on-sale' provisions included therein. See 'The Mortgage Pool' herein.

     Prepayments, liquidations and purchases of the Mortgage Loans in a Loan Group (including any optional purchase by the Master Servicer of a defaulted Mortgage Loan in such Loan Group and any optional repurchase of the remaining Mortgage Loans in connection with the termination of the Trust Fund, in each case as described herein) will result in distributions on the Offered Certificates in the related Certificate Group of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans in the related Loan Group. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans in the related Loan Group could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans in the related Loan Group could result in an actual yield to such investor that is lower than the anticipated yield.

     The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans in Loan Group 1, such Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on such Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans in Loan Group 1 would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.

     All of the Mortgage Loans in Loan Group 2 are ARMs. As is the case with fixed rate Mortgage Loans, the ARMs may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, Mortgagors with ARMs may be inclined to refinance their ARMs with a fixed rate loan to 'lock in' a lower interest rate. The existence of the applicable Periodic Rate Cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience of the ARMs may differ from that on the fixed rate Mortgage Loans because the amount of the monthly payments on the ARMs are subject to adjustment on each Adjustment Date. In addition, a substantial majority of the ARMs (the 2/28 Adjustable Mortgage Loans, the 3/27 Adjustable Mortgage Loans and the 3/1 Adjustable Mortgage Loans) will not have their initial Adjustment Date until 2 or 3 years after the origination thereof. The prepayment experience of the 2/28 Adjustable Mortgage Loans, the 3/27 Adjustable Mortgage Loans and the 3/1 Adjustable Mortgage Loans may differ from that of the other ARMs. The 2/28 Adjustable Mortgage Loans, the 3/27 Adjustable Mortgage Loans and the 3/1 Adjustable Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Mortgage Rates on the 2/28 Adjustable Mortgage Loans, the 3/27 Adjustable Mortgage Loans or the 3/1 Adjustable Mortgage Loans (as the case may be) as borrowers seek to avoid changes in their monthly payments.

     The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

ADJUSTABLE RATE CERTIFICATES

     Each Interest Accrual Period for the Adjustable Rate Certificates will consist of the actual number of days elapsed from the preceding Distribution Date (or, in the case of the first Distribution Date, from the Closing Date) through the day preceding the applicable Distribution Date. The Pass-Through Rate for the Adjustable Rate Certificates will be adjusted by reference to One-Month LIBOR, subject to the effects of the applicable limitations described herein.

     The Pass-Through Rate for the Adjustable Rate Certificates may be calculated by reference to the Net Mortgage Rates of the Mortgage Loans in Loan Group 2, which are based on the Index. If the Mortgage Loans bearing higher Mortgage Rates, either through higher margins or an increase in the Index (and consequently, higher Adjusted Net Mortgage Rates), were to prepay, the weighted average Adjusted Net Mortgage Rate would be lower than otherwise would be the case. Changes in One-Month LIBOR may not correlate with changes in the Index. It is possible that a decrease in the Index, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR. If the sum of One-Month LIBOR plus the Pass-Through Margin for the Adjustable Rate Certificates were to be higher than the Group 2 WAC

Cap, the Pass-Through Rate on the Adjustable Rate Certificates would be lower than otherwise would be the case.

OVERCOLLATERALIZATION PROVISIONS

     The operation of the overcollateralization provisions of the Agreement will affect the weighted average lives of the Offered Certificates and consequently the yields to maturity of such Certificates. Unless and until the Overcollateralized Amount for a Loan Group equals or exceeds the Overcollateralization Target Amount for such Loan Group, Total Monthly Excess Spread will be applied as distributions of principal of the Class A Certificates in the related Certificate Group, thereby reducing the weighted average lives thereof. The actual Overcollateralized Amount for a Loan Group may change from Distribution Date to Distribution Date producing uneven distributions of Total Monthly Excess Spread. In addition, the Overcollateralization Target Amount for a Loan Group may increase or decrease based on the delinquency and loss experience on the related Mortgage Loans. There can be no assurance as to when or whether the Overcollateralized Amount for a Loan Group will equal or exceed the Overcollateralization Target Amount for such Loan Group.

     Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the Mortgage Loans over the interest required to pay interest on the Offered Certificates and expenses at the Expense Rate. Mortgage Loans with higher Adjusted Net Mortgage Rates (as defined below) will contribute more interest to the Total Monthly Excess Spread. Mortgage Loans with higher Adjusted Net Mortgage Rates may prepay faster than Mortgage Loans with relatively lower Adjusted Net Mortgage Rates in response to a given change in market interest rates. Any such disproportionate prepayments of Mortgage Loans with higher Adjusted Net Mortgage Rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the Offered Certificates in the related Certificate Group. 'Adjusted Net Mortgage Rate' means, as to any Mortgage Loan and Distribution Date, the related Mortgage Rate as of the Due Date in the month preceding the month of such Distribution Date reduced by the related Expense Fee Rate.

     As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the Offered Certificates may vary significantly over time and from Class to Class.

ADDITIONAL INFORMATION

     The Depositor will file certain yield tables and other computational materials with respect to certain Classes of the Offered Certificates with the Commission in a report on Form 8-K. Such tables and materials were prepared by the Underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of such Certificate on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and
(c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of such Certificate referred to in clause (a).

     For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see ' -- Prepayment Considerations and Risks' herein and 'Yield and Prepayment Considerations' in the Prospectus.

     In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the Mortgage Loans in the related Loan Group increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in such rate of principal payments and the priority sequence of distributions of principal of the Classes of Certificates. See 'Description of the Certificates -- Distributions' herein.

     The interaction of the foregoing factors may have different effects on various Classes of Offered Certificates and the effects on any Class may vary at different times during the life of such Class. Accordingly, no assurance can be given as to the weighted average life of any Class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class

Certificate Balances, variability in the weighted average lives of such Classes of Offered Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the Classes of Offered Certificates may be affected at various constant percentages of the Prepayment Assumption, see the Decrement Tables below.

DECREMENT TABLES

     The following tables indicate the percentages of the initial Class Certificate Balances of the Classes of Offered Certificates that would be outstanding after each of the dates shown at various constant percentages of the applicable Prepayment Assumption included in the Prepayment Scenarios and the corresponding weighted average lives of such Classes. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that (i) all of the Mortgage Loans will have the characteristics assumed, (ii) all of the Mortgage Loans will prepay at the constant percentages of the applicable Prepayment Assumption included in the Prepayment Scenarios specified in the tables or at any other constant rate or (iii) all of the Mortgage Loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable Prepayment Assumption included in the Prepayment Scenarios, even if the weighted average remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING*

                                          CLASS AF                       CLASS AV                        CLASS R
                                          SCENARIO                       SCENARIO                       SCENARIO
                               ------------------------------  -----------------------------  -----------------------------
DISTRIBUTION DATE                I     II   III    IV     V      I     II   III    IV    V      I     II   III    IV    V
-----------------              -----  ----  ----  -----  ----  -----  ----  ----  ----  ----  -----  ----  ----  ----  ----
Initial Percentage............   100   100   100   100   100     100   100   100  100   100     100   100   100  100   100
March 25, 2000................    97    88    78    68    58      96    81    69   62    52       0     0     0    0     0
March 25, 2001................    96    76    57    41    28      96    68    48   39    27       0     0     0    0     0
March 25, 2002................    95    65    42    26    14      95    57    34   25    15       0     0     0    0     0
March 25, 2003................    94    56    31    16     7      94    48    25   16     8       0     0     0    0     0
March 25, 2004................    93    48    23    10     3      93    40    18   11     4       0     0     0    0     0
March 25, 2005................    92    42    17     6     1      93    34    13    7     2       0     0     0    0     0
March 25, 2006................    91    36    13     3     0      92    28     9    4     1       0     0     0    0     0
March 25, 2007................    89    31     9     2     0      90    24     6    2     0       0     0     0    0     0
March 25, 2008................    87    27     7     1     0      89    20     4    1     0       0     0     0    0     0
March 25, 2009................    85    23     5     0     0      88    17     3    1     0       0     0     0    0     0
March 25, 2010................    83    19     3     0     0      86    14     2    0     0       0     0     0    0     0
March 25, 2011................    81    17     2     0     0      85    12     1    0     0       0     0     0    0     0
March 25, 2012................    78    14     2     0     0      83    10     1    0     0       0     0     0    0     0
March 25, 2013................    76    12     1     0     0      81     8     0    0     0       0     0     0    0     0
March 25, 2014................    72    10     1     0     0      78     7     0    0     0       0     0     0    0     0
March 25, 2015................    69     8     0     0     0      76     5     0    0     0       0     0     0    0     0
March 25, 2016................    66     7     0     0     0      73     4     0    0     0       0     0     0    0     0
March 25, 2017................    63     6     0     0     0      70     3     0    0     0       0     0     0    0     0
March 25, 2018................    60     5     0     0     0      66     3     0    0     0       0     0     0    0     0
March 25, 2019................    57     4     0     0     0      62     2     0    0     0       0     0     0    0     0
March 25, 2020................    53     3     0     0     0      58     2     0    0     0       0     0     0    0     0
March 25, 2021................    49     2     0     0     0      53     1     0    0     0       0     0     0    0     0
March 25, 2022................    44     2     0     0     0      48     1     0    0     0       0     0     0    0     0
March 25, 2023................    39     1     0     0     0      42     0     0    0     0       0     0     0    0     0
March 25, 2024................    34     1     0     0     0      36     0     0    0     0       0     0     0    0     0
March 25, 2025................    28     0     0     0     0      29     0     0    0     0       0     0     0    0     0
March 25, 2026................    22     0     0     0     0      22     0     0    0     0       0     0     0    0     0
March 25, 2027................    14     0     0     0     0      13     0     0    0     0       0     0     0    0     0
March 25, 2028................     6     0     0     0     0       5     0     0    0     0       0     0     0    0     0
March 25, 2029................     0     0     0     0     0       0     0     0    0     0       0     0     0    0     0
Weighted Average Life to
  Maturity**.................. 19.68  6.53  3.43  2.24   1.62  20.44  5.41  2.82  2.17  1.57   0.07  0.07  0.07  0.07  0.07
Weighted Average Life to
  Call**...................... 19.62  6.07  3.15  2.08   1.51  20.39  5.14  2.65  1.98  1.42   0.07  0.07  0.07  0.07  0.07

------------

 * Rounded to the nearest whole percentage.

** The weighted average life of a Certificate of any class is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balance described in (i) above.

LAST SCHEDULED DISTRIBUTION DATE

     The last scheduled distribution date (the 'Last Scheduled Distribution Date') for each Class of Offered Certificates is the Distribution Date in April 2029, which is the Distribution Date immediately following the latest scheduled maturity date for any of the Mortgage Loans.

     Since the rate of distributions in reduction of the Class Certificate Balance of each Class of Offered Certificates will depend on the rate of payment (including prepayments) of the related Mortgage Loans, the Class Certificate Balance of any such Class could be reduced to zero significantly earlier or later than the Last Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans. See ' -- Prepayment Considerations and Risks' and ' -- Weighted Average Lives of the Offered Certificates' herein and 'Yield and Prepayment Considerations' in the Prospectus.

                                USE OF PROCEEDS

     The Depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase price of the Mortgage Loans.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, the Trust Fund will include multiple segregated asset pools. The Trustee will make a REMIC election with respect to each such segregated asset pool. The Mortgage Loans and certain other property will be held by one REMIC (the 'Initial Subsidiary REMIC'), which will issue various classes of uncertificated interests that will be designated as regular and residual interests. The Initial Subsidiary REMIC will be part of a tiered REMIC structure in which the regular interests issued by one REMIC will constitute the assets of a higher tier REMIC. The Offered Certificates (other than the Class R Certificates), together with the Class PF, Class PV and OC Certificates (collectively, the 'Regular Certificates'), will be designated as regular interests in a REMIC (the 'Master REMIC'). The Class R Certificates will evidence ownership of the residual interest in the Master REMIC and in each Subsidiary REMIC.

     The Regular Certificates generally will be treated as debt instruments issued by the Master REMIC for federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting.

     The Regular Certificates, depending on their respective issue prices (as described in the Prospectus under 'Certain Federal Income Tax Consequences'), may be treated as having been issued with OID for federal income tax purposes. For purposes of determining the amount and rate of accrual of OID and market discount, the Trust Fund intends to assume that there will be prepayments on the Mortgage Loans in each Loan Group at a rate equal to the Prepayment Assumption relating to each Loan Group. No representation is made as to whether the Mortgage Loans will prepay at the foregoing rates or any other rate. See 'Yield, Prepayment and Maturity Considerations' herein and 'Certain Federal Income Tax Consequences' in the Prospectus. Computing accruals of OID in the manner described in the Prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on such Certificates.

     If the holders of any Regular Certificates are treated as holding such Certificates at a premium, such holders should consult their tax advisors regarding the election to amortize bond premium and the method to be employed.

     The holders of the Class R Certificates must include the taxable income of the REMICs in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to such holders during certain periods. All or a portion of the taxable income from a Class R Certificate recognized by a holder may be treated as 'excess inclusion' income, which, with limited exceptions, is subject to U.S. federal income tax.

     Prospective purchasers of a Class R Certificate should be aware that Treasury regulations (the 'Mark-to-Market Regulations') provide that a Class R Certificate cannot be marked-to-market. The Mark-to-Market Regulations change the temporary regulations discussed in the Prospectus which allowed a Class R Certificate to be marked-to-market provided that it was not a 'negative value' residual interest and did not have the same economic effect as a 'negative value' residual interest. Also, purchasers of a Class R Certificate should consider carefully the tax consequences of an investment in Residual Certificates discussed in the Prospectus and should consult their own tax advisors with respect to those consequences. See 'Federal Income Tax Consequences -- Taxation of Holders of Residual Interest Securities' in the Prospectus. Specifically, prospective holders of Class R Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Class R Certificate will be treated as a 'noneconomic' residual interest, a 'non-significant value' residual interest and a 'tax avoidance potential' residual interest. See 'Federal Income Tax Consequences -- Taxation of Holders of Residual Interest
Securities -- Restrictions on Ownership, -- Transfer of Residual Interest Securities, -- Mark-to-Market Rules and -- Excess Inclusions' in the Prospectus. Additionally, for information regarding Prohibited Transactions and Treatment of Realized Losses, see 'Federal Income Tax Consequences -- Taxation of Residual Interest Securities -- Limitation on Losses' in the Prospectus.

                              ERISA CONSIDERATIONS

     Any plan fiduciary which proposes to cause a Plan (as defined below) to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and/or the Code, of the Plan's acquisition and ownership of such Certificates. See 'ERISA Considerations' in the Prospectus. Section 406 of ERISA prohibits 'parties in interest' with respect to an employee benefit plan subject to ERISA and/or the excise tax provisions set forth under Section 4975 of the Code (a 'Plan') from engaging in certain transactions involving such Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving Plans and other arrangements (including, but not limited to, individual retirement accounts) described under that Section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

     Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in the Offered Certificates without regard to the ERISA considerations described herein and in the Prospectus, subject to the provisions of other applicable federal and state law. Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in
Section 503 of the Code.

     Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the Mortgage Loans.

     The U.S. Department of Labor has granted an individual administrative exemption to NationsBank Corp. (now known as Bank of America Corp.) (Prohibited Transaction Exemption 93-31, Exemption Application No. D-9105 58 Fed. Reg. 28620 and to PaineWebber Incorporated (Prohibited Transaction Exemption 90-36) Exemption Application No. D-8069, 55 Fed. Reg. 25903 (together, the 'Exemption'), from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans in the Trust Fund.

     On July 21, 1997, the Department of Labor adopted an amendment to the Exemption (and the similar exemptions granted to other underwriters) which specifically permits the establishment of a yield maintenance account within the Trust Fund to supplement the interest rate payable to certain certificateholders.

     For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see 'ERISA Considerations' in the Prospectus.

     It is expected that the Exemption will apply to the acquisition and holding by Plans of the Class A Certificates and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single Mortgagor that is the obligor on five percent (5%) of the Mortgage Loans included in the Trust Fund by aggregate unamortized principal balance of the assets of the Trust Fund.

     BECAUSE THE CHARACTERISTICS OF THE CLASS R CERTIFICATES MAY NOT MEET THE REQUIREMENTS OF PTCE 83-1, THE EXEMPTION OR ANY OTHER ISSUED EXEMPTION UNDER ERISA, THE PURCHASE AND HOLDING OF THE CLASS R CERTIFICATES BY A PLAN OR BY INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER PLANS SUBJECT TO SECTION 4975 OF THE CODE MAY RESULT IN PROHIBITED TRANSACTIONS OR THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES. CONSEQUENTLY, TRANSFERS OF THE CLASS R CERTIFICATES WILL NOT BE REGISTERED BY THE TRUSTEE UNLESS THE TRUSTEE RECEIVES (OR, IN THE CASE OF BOOK-ENTRY CERTIFICATE, THE TRUSTEE WILL BE DEEMED TO HAVE RECEIVED THE FOLLOWING ITEMS (I) AND/OR (II) (AS APPLICABLE) BY THE HOLDER'S ACCEPTANCE OF SUCH BOOK-ENTRY CERTIFICATE): (I) A REPRESENTATION FROM THE TRANSFEREE OF SUCH CERTIFICATE, ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF ERISA OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT SUCH TRANSFER; (II) IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATES WITH FUNDS CONTAINED IN AN 'INSURANCE COMPANY GENERAL ACCOUNT' (AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ('PTCE 95-60')) AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60; OR (III) AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE OR HOLDING OF SUCH CERTIFICATE BY A PLAN, ANY PERSON ACTING ON BEHALF OF A PLAN OR USING SUCH PLAN'S ASSETS, WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE 'PLAN ASSETS' AND SUBJECT TO THE PROHIBITED TRANSACTION REQUIREMENTS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER TO A PLAN OR PERSON ACTING ON BEHALF OF A PLAN OR USING SUCH PLAN'S ASSETS IS ATTEMPTED WITHOUT SUCH OPINION OF COUNSEL, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of PTCE 83-1 as described in the Prospectus and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in an Underwriting Agreement, dated March 23, 1999 (the 'Underwriting Agreement'), NationsBanc Montgomery Securities LLC and PaineWebber Incorporated (the 'Underwriters') have severally and not jointly agreed to purchase, and the Depositor has agreed to sell to the Underwriters, the Offered Certificates set forth under their respective names:

                                                                 NATIONSBANC MONTGOMERY
                                                                     SECURITIES LLC        PAINEWEBBER INCORPORATED
                                                                 ----------------------    ------------------------

Class AF......................................................        $113,701,162               $ 28,425,290
Class AV......................................................        $ 41,130,450               $ 10,282,613
Class R.......................................................        $        100                 --

     Each Underwriter purchasing Offered Certificates from the Depositor as specified will offer and distribute the Certificates it purchases from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of such Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     Each Underwriter intends to make a secondary market in each Class of the Offered Certificates purchased by it, but neither Underwriter has any obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or that it will provide Certificateholders with a sufficient level of liquidity of investment.

     The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                 LEGAL MATTERS

     The validity of the Certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Brown & Wood LLP, New York, New York. Stroock & Stroock & Lavan LLP New York, New York, will pass upon certain legal matters on behalf of the Underwriters.

                                    EXPERTS

     The consolidated balance sheets of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    RATINGS

     It is a condition to the issuance of the Offered Certificates that they be rated AAA by S&P and Aaa by Moody's (S&P and Moody's, the 'Rating Agencies').

     The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related Certificateholders under the agreements pursuant to which such certificates are issued, S&P's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on such mortgage pool is adequate to make payments required by such certificates. S&P's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans. The 'r' symbol is appended to the rating by S&P of those Certificates that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks. The absence of an 'r' symbol in the ratings of the other Offered Certificates should not be taken as an indication that such Certificates will exhibit no volatility or variability in total return.

     The ratings assigned by Moody's to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. The ratings reflect its analysis of the riskiness of the mortgage loans and its analysis of the structure of the transaction as set forth in the operative documents. The ratings assigned by Moody's do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans. The rating assigned by Moody's to the Class R Certificates only addresses the return of its Class Certificate Balance and interest thereon at its Pass-Through Rate.

     The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments, Certificateholders may receive a lower than anticipated yield.

     The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

     The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                             INDEX OF DEFINED TERMS

                                               PAGE
                                               ----
1 Year CMT Adjustable Mortgage Loans.......        S-13
2/28 Adjustable Mortgage Loans.............        S-13
3/1 Adjustable Mortgage Loans..............        S-13
6/6 Adjustable Morgage Loans...............        S-13
Adjustable Rate Certificates...............         S-5
Adjusted Net Mortgage Rate.................  S-24, S-39
Adjustment Date............................        S-13
Advance....................................        S-25
Advances...................................        S-25
Agreement..................................        S-12
ARMs.......................................        S-38
Available Funds............................        S-27
beneficial owner...........................        S-26
Basic Principal Amount.....................        S-28
Book Entry Certificates....................   S-5, S-26
Business Day...............................        S-31
CEDE.......................................        S-26
Certificate Insurer........................        S-32
Certificate Insurer Default................        S-34
Certificate Principal Balance..............        S-28
Certificateholder..........................        S-26
Certificateholders.........................        S-12
Certificates...............................        S-26
Class Certificate Balance..................        S-26
Class OC Certificates......................   S-6, S-26
Class Optimal Interest Distribution
  Amount...................................        S-28
Collateral Value...........................        S-14
Combined Loan-to-Value Ratio...............        S-14
Compensating Interest......................        S-24
conventional non-conforming mortgage
  loans....................................        S-21
CPR........................................        S-35
Cut-Off Date Principal Balance.............        S-17
Cut-off Date Principal Balance.............        S-13
Definitive Certificate.....................        S-26
Deleted Mortgage Loan......................        S-21
Depositor..................................         S-4
Depository.................................        S-26
Determination Date.........................        S-25
Distribution Account.......................        S-27
Distribution Date..........................        S-27
Due Date...................................        S-12
ERISA......................................        S-43
Exchange Act...............................        S-33
Exemption..................................        S-43
Expense Fee Rate...........................        S-24
Expenses Fees..............................        S-24
Extra Principal Distribution Amount........        S-29
FICO Credit Scores.........................        S-15
Financial Security.........................        S-32


                                                  PAGE
                                                  ----
Fixed Rate Certificates....................         S-5
FHLMC......................................         S-8
FNMA.......................................         S-8
Group 1 Certificates.......................         S-4
Group 2 Certificates.......................         S-4
Group 1 Class A Certificates...............        S-26
Group 2 Class A Certificates...............        S-26
Group 1 Mortgage Loans.....................         S-5
Group 2 Mortgage Loans.....................         S-5
Group 2 WAC Cap............................        S-28
Guaranteed Distributions...................        S-30
Index......................................        S-13
IndyMac....................................  S-12, S-22
Initial Rate Adjustment Date...............        S-13
Initial Subsidiary REMIC...................        S-42
Insurance Agreement........................        S-31
Insurance Proceeds.........................        S-27
Interest Accrual Period....................         S-5
Issuer.....................................   S-1, S-32
Last Scheduled Distribution Date...........        S-42
LIBOR Determination Date...................        S-34
Liquidated Mortgage Loan...................        S-39
Liquidation Proceeds.......................        S-27
Loan Group 1...............................         S-5
Loan Group 2...............................         S-5
Loan Groups................................         S-5
Loan-to-Value Ratio........................        S-14
Mark-to-Market Regulations.................        S-43
Master REMIC...............................        S-42
Master Servicer............................         S-1
Master Servicing Fee.......................        S-24
Maximum Rate...............................        S-13
Mortgage File..............................        S-21
Mortgage Note..............................        S-21
Mortgage Pool..............................         S-5
Mortgage...................................        S-21
Mortgage Rate..............................        S-13
Mortgage related securities................         S-7
Mortgagors.................................        S-12
Offered Certificates.......................   S-4, S-26
One-Month LIBOR............................        S-34
Optional Termination Date..................        S-37
Order......................................        S-30
Overcollateralized.........................         S-6
Overcollateralization Deficiency Amount....        S-29
Overcollateralization Release Amount.......        S-29
Overcollateralization Target Amount........        S-29
Overcollateralized Amount..................        S-29
Pass-Through Margin........................        S-28
Periodic Rate Cap..........................        S-13
Physical Certificates......................

                                                  PAGE
                                                  ----
Plan.......................................        S-43
Prepayment Assumption......................        S-35
Prepayment Distribution Amount.............        S-29
Prepayment Penalty Period..................        S-12
Principal Distribution Amount..............        S-28
Principal Remittance Amount................        S-29
Prospectus.................................         S-2
PTCE 95-60.................................        S-44
Rating Agencies............................        S-45
Realized Loss..............................        S-38
Receipt....................................        S-30
Received...................................        S-30
Record Date................................        S-27
Reference Banks............................        S-34
Refinance Loan.............................        S-15
Regular Certificates.......................        S-42
Remittance Period..........................        S-29


                                                   PAGE
                                                   ----
REO Property...............................        S-25
Replacement Mortgage Loan..................        S-21
Residual Certificates......................        S-26
S&P........................................         S-6
Scheduled Payments.........................        S-12
Seller.....................................         S-1
Stated Principal Balance...................        S-29
Structuring Assumptions....................        S-35
sub-prime mortgage loans...................        S-21
Substitution Adjustment Amount.............        S-21
Telerate Page 3750.........................        S-34
Term of the Policy.........................        S-31
Total Monthly Excess Spread................        S-29
Trustee....................................         S-4
Underwriters...............................        S-44
Underwriting Agreement.....................        S-43
Unpaid Interest Amounts....................        S-29

 PROSPECTUS
                               INDYMAC ABS, INC.
                                   Depositor
                           Asset Backed Certificates
                               Asset Backed Notes
                              (Issuable in Series)
                         ------------------------------

    This Prospectus relates to the issuance of Asset Backed Certificates (the 'Certificates') and Asset Backed Notes (the 'Notes' and, together with the Certificates, the 'Securities'), which may be sold from time to time in one or more series (each, a 'Series') by IndyMac ABS, Inc. (the 'Depositor') or by a Trust Fund (as defined below) on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement. The Securities of a Series will consist of Certificates which evidence beneficial ownership of a trust established by the Depositor (each, a 'Trust Fund'), and/or Notes secured by the assets of a Trust Fund. As specified in the related Prospectus Supplement, the Trust Fund for a Series of Securities will include certain assets (the 'Trust Fund Assets') which will consist of the following types of mortgage loans (the 'Loans'): (i) mortgage loans secured by first and/or subordinate liens on one- to four-family residential properties, including manufactured housing that is permanently affixed and treated as real property under local law, or security interests in shares issued by cooperative housing corporations (the 'Single Family Loans'), (ii) mortgage loans secured by first and/or subordinate liens on small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units (the 'Multifamily Loans'), (iii) closed-end and/or revolving home equity loans (the 'Home Equity Loans'), secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties and (iv) home improvement installment sale contracts and installment loan agreements (the 'Home Improvement Contracts') that are either unsecured or secured by first or subordinate liens on one- to four-family residential properties, or by purchase money security interests in the home improvements financed thereby (the 'Home Improvements'). The Trust Fund Assets will be acquired by the Depositor, either directly or indirectly, from one or more institutions (each, a 'Seller'), which may be affiliates of the Depositor, and conveyed by the Depositor to the related Trust Fund. A Trust Fund also may include insurance policies, surety bonds, cash accounts, reinvestment income, guaranties or letters of credit to the extent described in the related Prospectus Supplement. See 'Index of Defined Terms' on Page 99 of this Prospectus for the location of the definitions of certain capitalized terms.

    Each Series of Securities will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the related Trust Fund Assets. Each class of Notes of a Series will be secured by the related Trust Fund Assets or, if so specified in the related Prospectus Supplement, a portion thereof. A Series of Securities may include one or more classes that are senior in right of payment to one or more other classes of Securities of such Series. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other classes of Securities of such Series or after the occurrence of specified events, in each case as specified in the related Prospectus Supplement.

                                                (cover continued on next page)

                         ------------------------------

     FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE
        SECURITIES, SEE THE INFORMATION UNDER 'RISK FACTORS' ON PAGE 14.

                         ------------------------------

    THE CERTIFICATES OF A GIVEN SERIES WILL REPRESENT BENEFICIAL INTERESTS IN, AND THE NOTES OF A GIVEN SERIES WILL REPRESENT OBLIGATIONS OF, THE RELATED TRUST FUND ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE MASTER SERVICER, ANY SELLER OR ANY AFFILIATES THEREOF, EXCEPT TO THE EXTENT DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT. THE SECURITIES AND THE LOANS WILL NOT BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR OR ANY OTHER PERSON OR ENTITY, EXCEPT IN EACH CASE TO THE EXTENT DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT. THE DEPOSITOR IS NOT A GOVERNMENTAL AGENCY OR INSTRUMENTALITY NOR IS IT AFFILIATED WITH ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                         ----------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY
                         REPRESENTATION TO THE CONTRARY
                               IS A CRIMINAL OFFENSE.

                         ------------------------------

    Prior to issuance there will have been no market for the Securities of any Series and there can be no assurance that a secondary market for any Securities will develop, or if it does develop, that it will continue or provide Securityholders with a sufficient level of liquidity of investment. This Prospectus may not be used to consummate sales of Securities of any Series unless accompanied by a Prospectus Supplement.

    Offers of the Securities may be made through one or more different methods, including offerings through underwriters, as more fully described under 'Method of Distribution' herein and in the related Prospectus Supplement.

August 21, 1998

(continued from cover page)

     Distributions to Securityholders will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Securities of a Series will be made from the related Trust Fund Assets or proceeds thereof pledged for the benefit of the Securityholders as specified in the related Prospectus Supplement.

     The related Prospectus Supplement will describe any insurance or guarantee provided with respect to the related Series of Securities including, without limitation, any insurance or guarantee provided by the Department of Housing and Urban Development, the United States Department of Veterans' Affairs or any private insurer or guarantor. The only obligations of the Depositor with respect to a Series of Securities will be to obtain certain representations and warranties from each Seller and to assign to the Trustee for the related Series of Securities the Depositor's rights with respect to such representations and warranties. The principal obligations of the Master Servicer named in the related Prospectus Supplement with respect to the related Series of Securities will be limited to its contractual servicing obligations, including any obligation it may have to advance delinquent interest and/or principal payments on the related Trust Fund Assets.

     The yield on each class of Securities of a Series will be affected by, among other things, the rate of payments of principal (including prepayments) on the related Trust Fund Assets and the timing of receipt of such payments as described under 'Risk Factors -- Prepayment and Yield Considerations' and 'Yield and Prepayment Considerations' herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described under 'The Agreements -- Termination'; Optional Termination herein and in the related Prospectus Supplement.

     If specified in the related Prospectus Supplement, one or more elections may be made to treat a Trust Fund or specified portions thereof as a 'real estate mortgage investment conduit' ('REMIC') or as a 'financial asset securitization investment trust' ('FASIT') for federal income tax purposes. See 'Federal Income Tax Consequences'.

     UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES COVERED BY SUCH PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH PROSPECTUS SUPPLEMENT AND THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

              PROSPECTUS SUPPLEMENT OR CURRENT REPORT ON FORM 8-K

     The Prospectus Supplement or Current Report on Form 8-K relating to the Securities of each Series to be offered hereunder will, among other things, set forth with respect to such Securities, as appropriate: (i) the aggregate principal amount, interest rate and authorized denominations of each class of such Series of Securities; (ii) information as to the assets of the Trust Fund, including the general characteristics of the related Trust Fund Assets included therein and, if applicable, the insurance policies, surety bonds, guaranties, letters of credit or other instruments or agreements included in the Trust Fund or otherwise, and the amount and source of any reserve account or other cash account; (iii) the circumstances, if any, under which the Trust Fund may be subject to early termination; (iv) the circumstances, if any, under which the Notes of such Series are subject to redemption; (v) the method used to calculate the amount of principal to be distributed or paid with respect to each class of Securities; (vi) the order of application of distributions or payments to each of the classes within such Series, whether sequential, pro rata, or otherwise;
(vii) the Distribution Dates with respect to such Series; (viii) additional information with respect to the method of distribution of such Securities; (ix) whether one or more REMIC elections will be made with respect to the Trust Fund and, if so, the designation of the regular interests and the residual interests;
(x) whether a FASIT election will be made with respect to the Trust Fund and, if so, the designation of the regular interests and the ownership interest; (xi) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (xii) the stated maturity of each class of Notes of such Series; (xiii) information as to the nature and extent of subordination with respect to any class of Securities that is subordinate in right of payment to any other class; and (xiv) information as to the Seller, the Master Servicer and the Trustee.

                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the 'Commission') a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain descriptions of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:
Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission also maintains a Web site at http://www.sec.gov from which such Registration Statement and exhibits may be obtained.

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents subsequently filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Neither the Depositor nor the Master Servicer for any Series intends to file with the Commission periodic reports with respect to the related Trust Fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act, and accordingly such periodic reports will not be filed for each Trust Fund subsequent to the first fiscal year of such Trust Fund unless at the beginning of any subsequent fiscal year of such Trust Fund the Securities of any Class issued by such Trust Fund are held of record by 300 or more persons.

     The Trustee or such other entity specified in the related Prospectus Supplement on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Corporate Trust Office of the Trustee or the address of such other entity, in each case as specified in the accompanying Prospectus Supplement. Included in the accompanying Prospectus Supplement is the name, address, telephone number, and, if available, facsimile number of the office or contact person at the Corporate Trust Office of the Trustee or such other entity.

                           REPORTS TO SECURITYHOLDERS

     Periodic and annual reports concerning the related Trust Fund for a Series of Securities will be forwarded to Securityholders. However, such reports will neither be examined nor reported on by an independent public accountant. See 'Description of the Securities -- Reports to Securityholders'.

                                SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement with respect to the Series of Securities offered thereby and to the related Agreement (as such term is defined below) which will be prepared in connection with each Series of Securities. Unless otherwise specified, capitalized terms used and not defined in this Summary of Terms have the meanings given to them in this Prospectus and in the related Prospectus Supplement. See 'Index of Defined Terms' on page 99 of this Prospectus for the location of the definitions of certain capitalized terms.

Title of Securities.......................  Asset Backed Certificates (the 'Certificates') and Asset Backed Notes
                                            (the 'Notes' and, together with the Certificates, the 'Securities'), which are issuable in Series.

Depositor.................................  IndyMac ABS, Inc., a Delaware corporation.

Trustee...................................  The trustee(s) (the 'Trustee') for each Series of Securities will be specified in the related Prospectus Supplement. See 'The Agreements'
                                            herein for a description of the Trustee's rights and obligations.

Master Servicer...........................  The entity or entities named as Master Servicer (the 'Master
                                            Servicer') in the related Prospectus Supplement, which may be an affiliate of the Depositor. See 'The Agreements -- Certain Matters
                                            Regarding the Master Servicer and the Depositor'.

Trust Fund Assets.........................  Assets of the Trust Fund for a Series of Securities will include certain assets (the 'Trust Fund Assets') which will consist of the
                                            Loans, together with payments in respect of such Trust Fund Assets, as specified in the related Prospectus Supplement. At the time of issuance of the Securities of the Series, the Depositor will cause the Loans constituting the related Trust Fund to be assigned to the
                                            Trustee, without recourse. The Loans will be collected in a pool
                                            (each, a 'Pool') as of the first day of the month of the issuance of the related Series of Securities or such other date specified in the related Prospectus Supplement (the 'Cut-off Date'). Trust Fund Assets
                                            also may include insurance policies, surety bonds, cash accounts, reinvestment income, guaranties or letters of credit to the extent described in the related Prospectus Supplement. See 'Credit
                                            Enhancement'. In addition, if the related Prospectus Supplement so provides, the related Trust Fund Assets will include the funds on deposit in an account (a 'Pre-Funding Account') which will be used to purchase additional Loans during the period specified in such
                                            Prospectus Supplement. See 'The Agreements -- Pre-Funding Account'.

Loans.....................................  The Loans will consist of (i) mortgage loans secured by first and/or subordinate liens on one- to four-family residential properties, including manufactured housing that is permanently affixed and treated as real property under local law, or security interests in shares issued by cooperative housing corporations (the 'Single Family
                                            Loans'), (ii) mortgage loans secured by first and/or subordinate liens on small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units (the 'Multifamily Loans'), (iii) closed-end loans (the
                                            'Closed-End Loans') and/or revolving home equity loans or certain balances thereof (the 'Revolving Credit Line Loans,' together with the Closed-End Loans, the 'Home Equity Loans')


                                            and (iv) home improvement installment sale contracts and installment loan agreements (the 'Home Improvement Contracts'). All Loans will have been purchased by the Depositor, either directly or through an affiliate, from one or more Sellers.

                                            As specified in the related Prospectus Supplement, the Home Equity
                                            Loans will, and the Home Improvement Contracts may, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a Mortgaged Property (as defined below), which may be subordinated to one or more senior liens on the Mortgaged
                                            Property, as described in the related Prospectus Supplement. As specified in the related Prospectus Supplement, Home Improvement
                                            Contracts may be unsecured or secured by purchase money security interests in the Home Improvements financed thereby. If so specified in the related Prospectus Supplement, the Home Equity Loans and the
                                            Home Improvement Contracts may include Loans (primarily for home improvement or debt consolidation purposes) that are in amounts in excess of the value of the related Mortgaged Properties at the time of origination. The Mortgaged Properties and the Home Improvements
                                            are collectively referred to herein as the 'Properties'. All
                                            Properties will be located in the United States, its territories or possessions.

Description of the Securities.............  Each Security will represent a beneficial ownership interest in, or be secured by the assets of, a Trust Fund created by the Depositor pursuant to an Agreement among the Depositor, the Master Servicer and the Trustee for the related Series. The Securities of any Series may be issued in one or more classes as specified in the related
                                            Prospectus Supplement. A Series of Securities may include one or more classes of senior Securities (collectively, the 'Senior Securities')
                                            and one or more classes of subordinate Securities (collectively, the
                                            'Subordinated Securities'). Certain Series or classes of Securities may be covered by insurance policies or other forms of credit enhancement, in each case as described under 'Credit Enhancement'
                                            herein and in the related Prospectus Supplement.

                                            One or more classes of Securities of each Series (i) may be entitled to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) may be entitled to receive distributions only of prepayments of principal throughout the lives of the Securities or during specified periods; (iii) may be subordinated in the right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other classes of Securities of such Series throughout the lives of the Securities or during specified periods; (iv) may be entitled to receive such distributions only after the occurrence of events specified in the related
                                            Prospectus Supplement; (v) may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund
                                            Assets; (vi) as to Securities entitled to distributions allocable to interest, may be entitled to receive interest at a fixed rate or a rate that is subject to change from time to time; and (vii) as to
                                            Securities entitled to distributions allocable to interest, may be entitled to distributions



                                            allocable to interest only after the occurrence of events specified in the related Prospectus Supplement and may accrue interest until such events occur, in each case as specified in the related
                                            Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time, as specified in the related
                                            Prospectus Supplement.

Distributions on the Securities...........  Distributions on the Securities entitled thereto will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement (each, a
                                            'Distribution Date') out of the payments received in respect of the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Securities as described under 'Credit Enhancement'
                                            herein to the extent specified in the related Prospectus Supplement.
                                            The amount allocable to payments of principal and interest on any
                                            Distribution Date will be determined as specified in the related
                                            Prospectus Supplement. The Prospectus Supplement for a Series of
                                            Securities will describe the method for allocating distributions among Securities of different classes as well as the method for allocating distributions among Securities for any particular class.

                                            Unless otherwise specified in the related Prospectus Supplement, the aggregate original principal balance of the Securities will not exceed the aggregate distributions allocable to principal that such
                                            Securities will be entitled to receive. If specified in the related
                                            Prospectus Supplement, the Securities will have an aggregate original principal balance equal to the aggregate unpaid principal balance of the Trust Fund Assets as of the related Cut-off Date and will bear interest in the aggregate at a rate equal to the interest rate borne by the underlying Loans (the 'Loan Rate') net of the aggregate servicing fees and any other amounts specified in the related
                                            Prospectus Supplement, or at such other interest rate as may be specified in such Prospectus Supplement. If specified in the related
                                            Prospectus Supplement, the aggregate original principal balance of the Securities and interest rates on the classes of Securities will be determined based on the cash flow on the Trust Fund Assets.

                                            The rate at which interest will be passed through or paid to holders of each class of Securities entitled thereto may be a fixed rate or a rate that is subject to change from time to time from the time and for the periods, in each case, as specified in the related Prospectus
                                            Supplement. Any such rate may be calculated on a loan-by-loan, weighted average or notional amount in each case as described in the related Prospectus Supplement.

Credit Enhancement........................  The assets in a Trust Fund or the Securities of one or more classes in the related Series may have the benefit of one or more types of credit enhancement as described in the related Prospectus Supplement.
                                            The protection against losses afforded by any such credit support may be limited. The type, characteristics and amount of credit enhancement will be determined based on the characteristics of the
                                            Loans comprising the Trust Fund Assets and other factors and will be established on the basis of requirements of

                                            each Rating Agency rating the Securities of such Series. See 'Credit
                                            Enhancement'.

A. Subordination..........................  A Series of Securities may consist of one or more classes of Senior
                                            Securities and one or more classes of Subordinated Securities. The rights of the holders of the Subordinated Securities of a Series to receive distributions with respect to the assets in the related Trust
                                            Fund will be subordinated to such rights of the holders of the Senior
                                            Securities of the same Series to the extent described in the related
                                            Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Securities of the full amount of monthly payments of principal and interest due them.
                                            The protection afforded to the holders of Senior Securities of a
                                            Series by means of the subordination feature will be accomplished by
                                            (i) the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated
                                            Securities, the amounts of interest and/or principal due them on each
                                            Distribution Date out of the funds available for distribution on such date in the related Security Account and, to the extent described in the related Prospectus Supplement, by the right of such holders to receive future distributions on the assets in the related Trust Fund that would otherwise have been payable to the holders of Subordinated
                                            Securities; (ii) reducing the ownership interest (if applicable) of the related Subordinated Securities; or (iii) a combination of clauses (i) and (ii) above. If so specified in the related Prospectus
                                            Supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by standard hazard insurance policies or losses due to the bankruptcy or fraud of the borrower. The related
                                            Prospectus Supplement will set forth information concerning, among other things, the amount of subordination of a class or classes of
                                            Subordinated Securities in a Series, the circumstances in which such subordination will be applicable, and the manner, if any, in which the amount of subordination will decrease over time.

B. Reserve Account........................  One or more reserve accounts or other cash accounts (each, a 'Reserve
                                            Account') may be established and maintained for each Series of
                                            Securities. The related Prospectus Supplement will specify whether or not such Reserve Accounts will be included in the corpus of the Trust
                                            Fund for such Series and will also specify the manner of funding such
                                            Reserve Accounts and the conditions under which the amounts in any such Reserve Accounts will be used to make distributions to holders of Securities of a particular class or released from such Reserve
                                            Accounts.

C. Letter of Credit.......................  If so specified in the related Prospectus Supplement, credit support may be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other credit support, such as losses resulting from delinquent payments on the Loans in the related Trust Fund, losses from risks not covered by standard hazard insurance policies, losses due to bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, and losses due to denial of insurance coverage due to misrepresentations made in connection

                                            with the origination or sale of a Loan. The issuer of the letter of credit (the 'L/C Bank') will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, and to provide funds under the circumstances and subject to such conditions as are specified in the related
                                            Prospectus Supplement. The liability of the L/C Bank under its letter of credit will be reduced by the amount of unreimbursed payments thereunder.

                                            The maximum liability of a L/C Bank under its letter of credit will be an amount equal to a percentage specified in the related
                                            Prospectus Supplement of the initial aggregate outstanding principal balance of the Loans in the related Trust Fund or one or more classes of Securities of the related Series (the 'L/C Percentage'). The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the related Prospectus Supplement.

D. Insurance Policies; Surety Bonds
   and Guarantees.........................  If so specified in the related Prospectus Supplement, credit support for a Series may be provided by an insurance policy and/or a surety bond issued by one or more insurance companies or sureties. Such certificate guarantee insurance or surety bond will guarantee timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus
                                            Supplement. If specified in the related Prospectus Supplement, one or more bankruptcy bonds, special hazard insurance policies, other insurance or third-party guarantees may be used to provide coverage for the risks of default or types of losses set forth in such
                                            Prospectus Supplement.

E. Over-Collateralization.................  If so provided in the Prospectus Supplement for a Series of
                                            Securities, a portion of the interest payment on each Loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of
                                            Securities and, thus, accelerate the rate of payment of principal on such class or classes of Securities.

F. Loan Pool Insurance Policy.............  A mortgage pool insurance policy or policies may be obtained and maintained for Loans relating to any Series of Securities, which shall be limited in scope, covering defaults on the related Loans in an initial amount equal to a specified percentage of the aggregate principal balance of all Loans included in the Pool as of the related
                                            Cut-off Date.

G. FHA Insurance..........................  If specified in the related Prospectus Supplement, all or a portion of the Loans in a Pool may be (i) insured by the Federal Housing
                                            Administration (the 'FHA') and/or (ii) partially guaranteed by the
                                            Department of Veterans' Affairs (the 'VA'). See 'Certain Legal
                                            Aspects of the Loans -- The Title I Program'.

H. Cross-Collateralization................  If specified in the related Prospectus Supplement, separate classes of a Series of Securities may evidence the beneficial ownership of, or be secured by, separate groups of assets included in a Trust Fund.
                                            In such case, credit support may be provided by a cross-
                                            collateralization feature which requires that distributions be made with respect to Securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups prior to distributions to
                                            Subordinated Securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same Trust Fund. See
                                            'Credit Enhancement -- Cross-Collateralization'.

                                            If specified in the related Prospectus Supplement, the coverage provided by one or more of the forms of credit enhancement described in this Prospectus may apply concurrently to two or more separate
                                            Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit enhancement relates and the manner of determining the amount of coverage provided to such
                                            Trust Funds thereby and of the application of such coverage to the identified Trust Funds. See 'Credit Enhancement -- Cross-Collateralization'.

Advances..................................  The Master Servicer and, if applicable, each mortgage servicing institution that services a Loan in a Pool on behalf of the Master
                                            Servicer (each, a 'Sub-Servicer') may be obligated to advance amounts
                                            (each, an 'Advance') corresponding to delinquent interest and/or principal payments on such Loan (including, in the case of
                                            Cooperative Loans, unpaid maintenance fees or other charges under the related proprietary lease) until the date, as specified in the related Prospectus Supplement, following the date on which the related Property is sold at a foreclosure sale or the related Loan is otherwise liquidated. Any obligation to make Advances may be subject to limitations as specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, Advances may be drawn from a cash account available for such purpose as described in such Prospectus Supplement. Advances will be reimbursable to the extent described under 'Description of the Securities -- Advances'
                                            herein and in the related Prospectus Supplement.

                                            In the event the Master Servicer or Sub-Servicer fails to make a required Advance, the Trustee may be obligated to advance such amounts otherwise required to be advanced by the Master Servicer or
                                            Sub-Servicer. See 'Description of the Securities -- Advances'.

Optional Termination......................  The Master Servicer or the party specified in the related Prospectus
                                            Supplement, including the holder of the residual interest in a REMIC or the holder of the ownership interest in a FASIT, may have the option to effect early retirement of a Series of Securities through the purchase of the Trust Fund Assets. The Master Servicer will deposit the proceeds of any such purchase in the Security Account for each Trust Fund as described under 'The Agreements -- Payments on
                                            Loans; Deposit to Security Account'. Any such purchase of Trust Fund
                                            Assets and property acquired in respect of Trust Fund Assets evidenced by a Series of Securities will be made at the option of the
                                            Master Servicer, such other person or, if applicable, such holder of the REMIC residual interest or FASIT ownership interest, at a price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Securities of that Series, but the right of the Master Servicer, such other person or, if applicable, such holder of

                                            the REMIC residual interest or FASIT ownership interest, to so purchase is subject to the principal balance of the related Trust
                                            Fund Assets being less than the percentage specified in the related
                                            Prospectus Supplement of the aggregate principal balance of the Trust
                                            Fund Assets at the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase will be made only in connection with a 'qualified liquidation' of the REMIC within the meaning of Section 860F(g)(4) of the Code, and if a FASIT election is made with respect to a Trust Fund, any repurchase will be made only if such repurchase would not be a prohibited transaction within the meaning of section 860L(e)(2) of the Code.

Legal Investment..........................  The Prospectus Supplement for each series of Securities will specify which, if any, of the classes of Securities offered thereby constitute 'mortgage related securities' for purposes of the
                                            Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA'). Classes
                                            of Securities that qualify as 'mortgage related securities' will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such institutional investors. Institutions whose investment activities are subject to review by federal or state authorities should consult with their counsel or the applicable authorities to determine whether an investment in a particular class of Securities (whether or not such class constitutes a 'mortgage related security') complies with applicable guidelines, policy statements or restrictions. See 'Legal
                                            Investment'.

Federal Income Tax Consequences...........  The federal income tax consequences to Securityholders will vary depending on whether one or more elections are made to treat the
                                            Trust Fund or specified portions thereof as either a REMIC or a FASIT under the provisions of the Internal Revenue Code of 1986, as amended
                                            (the 'Code'). The Prospectus Supplement for each Series of Securities will specify whether such an election will be made.

                                            If a REMIC election or a FASIT election is made, Securities representing regular interests in a REMIC or FASIT will generally be treated as evidences of indebtedness for federal income tax purposes.
                                            Stated interest on such regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. If neither a
                                            REMIC election nor a FASIT is made, interest (other than original issue discount ('OID') on Securities that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual method of accounting.

                                            Certain classes of Securities may be issued with OID. A holder should be aware that the Code and the Treasury regulations promulgated thereunder do not adequately address certain issues relevant to prepayable securities, such as the Securities.

                                            Securityholders that will be required to report income with respect to the related Securities under the accrual method of accounting will do so without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income
                                            (including OID) reported by a holder of a Security in any period could significantly exceed the amount of cash distributed to such holder in that period.

                                            In the opinion of Brown & Wood LLP, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which such
                                            Securities are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with.
                                            Securities will be designated as 'regular interests' or 'residual interests' in a REMIC. A REMIC generally will not be subject to entity-level tax. Rather, the taxable income or net loss of a REMIC will be taken into account by the holders of residual interests. Such holders will report their proportionate share of the taxable income of the REMIC whether or not they receive cash distributions from the
                                            REMIC attributable to such income. The portion of the REMIC taxable income consisting of 'excess inclusions' generally may not be offset by otherwise allowable deductions of the holder, including net operating loss deductions.

                                            In the opinion of Brown & Wood LLP, if a FASIT election is made with respect to a Series of Securities, then the arrangement by which such
                                            Securities are issued will be treated as a FASIT as long as all of the provisions of the applicable Agreement are complied with.
                                            Securities will be designated as regular interests or as the ownership interest. The FASIT generally will not be subject to an entity-level tax. Rather, the taxable income or net loss of the FASIT will be taken into account by the holder of the ownership interest whether or not the holder receives cash distributions from the FASIT attributable to such income. The ownership interest generally must be held at all times by a domestic C corporation (an 'Eligible
                                            Corporation'). Furthermore, certain regular interests referred to as
                                            High-Yield interests are only suitable investments for Eligible
                                            Corporations. Income derived from holding ownership interests and income derived from holding High-Yield interests generally may not be offset by otherwise allowable deductions, including net operating loss deductions.

                                            In the opinion of Brown & Wood LLP, if a REMIC or a FASIT election is not made with respect to a Series of Securities, then the arrangement by which such Securities are issued either will be classified as a grantor trust under Subpart E, Part I of Subchapter J of the Code or as a partnership. The Trust Fund will not be a publicly traded partnership taxable as a corporation as long as all of the provisions of the related Agreement are complied with. If Notes are issued by such Trust Fund, such Notes will be treated as indebtedness for federal income tax purposes. The holders of the Certificates issued by such Trust Fund will agree to treat the Certificates either as equity interests in a partnership or in a grantor trust.

                                            Generally, gain or loss will be recognized on a sale of Securities in the amount equal to the difference between the amount realized and the seller's tax basis in the Securities sold.

                                            The material federal income tax consequences for investors associated with the purchase, ownership and disposition of the Securities are set forth herein under 'Federal Income -- Tax Consequences'. The material federal income tax consequences for investors associated with the purchase, ownership and disposition of Securities of any particular Series will be set forth under the heading 'Federal Income
                                            Tax Consequences' in the related Prospectus Supplement. See 'Federal
                                            Income Tax Consequences'.

ERISA Considerations......................  A fiduciary of any employee benefit plan or other retirement plan or arrangement subject to the Employee Retirement Income Security Act of
                                            1974, as amended ('ERISA'), or the Code should carefully review with its legal advisors whether the purchase or holding of Securities could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See 'ERISA Considerations'.
                                            Certain classes of Securities may not be transferred unless the
                                            Trustee and the Depositor are furnished with a letter of
                                            representation or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Depositor or the Master Servicer to additional obligations. See
                                            'Description of the Securities -- General' and 'ERISA
                                            Considerations'.

Risk Factors..............................  For a discussion of certain risks associated with an investment in the Securities, see 'Risk Factors' on page 14 herein and in the related Prospectus Supplement.

                                  RISK FACTORS

     Investors should consider the following factors in connection with the purchase of the Securities.

LIMITED LIQUIDITY

     No market for the Securities of any Series will exist prior to the issuance thereof, and no assurance can be given that a secondary market will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or will continue for the life of the Securities of such Series.

LIMITED SOURCE OF PAYMENTS -- NO RECOURSE TO SELLERS, DEPOSITOR OR MASTER
SERVICER

     The Depositor does not have, nor is it expected to have, any significant assets. Unless otherwise specified in the related Prospectus Supplement, the Securities of a Series will be payable solely from the Trust Fund for such Securities and will not have any claim against or security interest in the Trust Fund for any other Series. There will be no recourse to the Depositor or any other person for any failure to receive distributions on the Securities. Further, at the times set forth in the related Prospectus Supplement, certain Trust Fund Assets and/or any balance remaining in the Security Account immediately after making all payments due on the Securities of such Series, after making adequate provision for future payments on certain classes of Securities and after making any other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Depositor, the Master Servicer, any credit enhancement provider or any other person entitled thereto and will no longer be available for making payments to Securityholders. Consequently, holders of Securities of each Series must rely solely upon payments with respect to the Trust Fund Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any credit enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

     The Securities will not represent an interest in or obligation of the Depositor, the Master Servicer, any Seller or any of their respective affiliates. The only obligations, if any, of the Depositor with respect to the Trust Fund Assets or the Securities of any Series will be pursuant to certain representations and warranties. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Loans with respect to which there has been a breach of any representation or warranty which materially and adversely affects the interests of the Securityholders in such Loans. If, for example, the Depositor were required to repurchase a Loan, its only sources of funds to make such repurchase would be from funds obtained (i) from the enforcement of a corresponding obligation, if any, on the part of the related Seller or originator of such Loan or (ii) to the extent provided in the related Prospectus Supplement, from a Reserve Account or similar credit enhancement established to provide funds for such repurchases.

     The only obligations of any Seller with respect to Trust Fund Assets or the Securities of any Series will be pursuant to certain representations and warranties and certain document delivery requirements. A Seller may be required to repurchase or substitute for any Loan with respect to which such representations and warranties or certain document delivery requirements are breached (and in the case of any such breach of representations and warranties, such breach materially and adversely affects the interest of the Securityholders in such Loan). There is no assurance, however, that such Seller will have the financial ability to effect such repurchase or substitution. Although the Master Servicer may be obligated to enforce such obligation to the extent described under 'Loan Program -- Representations by Sellers; Repurchases,' the Master Servicer will not be obligated to purchase or replace such Loan if the Seller defaults on its obligation (nor will the Master Servicer otherwise be obligated to purchase or replace any such Loan for any other reason).

CREDIT ENHANCEMENT -- LIMITATIONS

     Although credit enhancement is intended to reduce the risk of delinquent payments or losses to holders of Securities entitled to the benefit thereof, the amount of such credit enhancement will be limited, as set forth in the related Prospectus Supplement, and may be subject to periodic reduction in accordance with a schedule or formula or otherwise decline, and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Securityholders of the related Series may suffer losses. Moreover, such credit enhancement may not cover all potential losses or risks. For example, credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. In addition, the Trustee will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any Series of

Securities, provided the applicable Rating Agency indicates that the then-current rating of the Securities of such Series will not be adversely affected. See 'Credit Enhancement'.

PREPAYMENT AND YIELD CONSIDERATIONS

     The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments (including for this purpose prepayments resulting from refinancing or liquidations of the Loans due to defaults, casualties, condemnations and repurchases by the Depositor or a Seller) of the Loans comprising the Trust Fund, which prepayments may be influenced by a variety of factors including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility, (ii) the manner of allocating principal and/or payments among the classes of Securities of a Series as specified in the related Prospectus Supplement, (iii) the exercise by the party entitled thereto of any right of optional termination and (iv) the rate and timing of payment defaults and losses incurred with respect to the Trust Fund Assets. The repurchase of Loans by the Depositor or a Seller may result from repurchases of Trust Fund Assets due to material breaches of the Depositor's or such Seller's representations and warranties, as applicable. The yields to maturity and weighted average lives of the Securities will be affected primarily by the rate and timing of prepayment of the Loans comprising the Trust Fund Assets. In addition, the yields to maturity and weighted average lives of the Securities will be affected by the distribution of amounts remaining in any Pre-Funding Account following the end of the related Funding Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Loans held by a Trust Fund will be borne entirely by the holders of one or more classes of the related Series of Securities. See 'Yield and Prepayment Considerations' and 'The Agreements -- Pre-Funding Account'.

     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate. See 'Description of the Securities -- Distributions on Securities -- Distributions of Interest'.

LOANS WITH BALLOON PAYMENTS HAVE GREATER RISK OF BORROWER DEFAULT

     Certain of the Loans as of the related Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Property, the financial condition of the borrower and tax laws. Losses on such Loans that are not otherwise covered by the credit enhancement described in the applicable Prospectus Supplement will be borne by the holders of one or more classes of Securities of the related Series.

NATURE OF MORTGAGES

     Property Values May Decline. The value of the Properties underlying the Loans may decline over time. Among the factors that could adversely affect the value of the Properties are an overall decline in the residential real estate market in the areas in which the Properties are located or a decline in the general condition of the Properties as a result of failure of borrowers to maintain adequately the Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Such decline could extinguish the value of the interest of a junior mortgagee in the Property before having any effect on the interest of the related senior mortgagee. If such a decline occurs, the actual rates of delinquencies, foreclosures and losses on all Loans could be higher than those currently experienced in the mortgage lending industry in general. Losses on such Loans that are not otherwise covered by the credit enhancement described in the applicable Prospectus Supplement will be borne by the holder of one or more classes of Securities of the related Series.

     Delays Due to Liquidation of Properties. Even assuming that the Properties provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Property. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Disproportionate Effect of Liquidation Expenses. Liquidation expenses with respect to defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small loan than would be the case with the defaulted loan having a large remaining principal balance.

     Home Equity Loans; Junior Liens May Be More Difficult to Foreclose. Since the mortgages and deeds of trust securing the Home Equity Loans and the Home Improvement Contracts will be primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust, the proceeds from any liquidation, insurance or condemnation proceeds will be available to satisfy the outstanding balance of such junior lien only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, if a junior mortgagee forecloses on the property securing a junior mortgage, it forecloses subject to any senior mortgage and must either pay the entire amount due on any senior mortgage to the related senior mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on any such senior mortgage in the event the mortgagor is in default thereunder in order to protect the junior mortgagee's interest in the property. The Trust Fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees and may therefore effectively be prevented from foreclosing on the related property.

     Certain states have imposed statutory and judicial restrictions that limit the remedies of a secured lender in the event that the proceeds of any sale under a deed of trust or other foreclosure proceedings are insufficient to pay amounts owed to such secured lender. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, such a lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both such loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. See 'Certain Legal Aspects of the Loans -- Anti-Deficiency Legislation; Bankruptcy Laws; Tax Liens'.

     Consumer Protection Laws. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive acts and practices which may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. See 'Certain Legal Aspects of the Loans'.

MULTIFAMILY LOANS SUBJECT TO MORE RISKS THAN SINGLE FAMILY LOANS

     Multifamily lending may be viewed as exposing the lender to a greater risk of loss than single family residential lending. Owners of multifamily residential properties rely on monthly lease payments from tenants to pay for maintenance and other operating expenses of such properties, to fund capital improvements and to service any mortgage loan and any other debt that may be secured by such properties. Various factors, many of which are beyond the control of the owner or operator of such a property, may affect the economic viability of that property.

     Changes in payment patterns by tenants may result from a variety of social, legal and economic factors. Economic factors including the rate of inflation, unemployment levels and relative rates offered for various types of housing may be reflected in changes in payment patterns including increased risks of defaults by tenants and higher vacancy rates. Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely lease payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, competition and local politics, including rent stabilization or rent control laws and policies. In addition, the level of mortgage interest rates may encourage tenants to purchase single family housing. The Depositor is unable to determine and has no basis to predict whether, or to what extent, economic, legal or social factors will affect future rental or payment patterns.

     The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if adequate maintenance is not performed in a timely fashion.

HOME IMPROVEMENT CONTRACTS AND HOME EQUITY LOANS MAY BE UNDERCOLLATERALIZED AND SUBJECT TO GREATER RISK OF COLLECTION

     If specified in the related Prospectus Supplement, the Trust Fund for any Series may include Home Equity Loans and Home Improvement Contracts that were originated with Loan-to-Value Ratios or Combined Loan-to-Value Ratios in excess of the value of the related Mortgaged Property pledged as security therefor. Under such circumstances, the Trust Fund for the related Series could be treated as a general unsecured creditor as to any undercollateralized portion of any such Loan. In the event of a default under a Loan that is undercollateralized, the related Trust Fund will have recourse only against the borrower's assets generally for the undercollateralized portion of the Loan, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding relating to a borrower on any such Loan, the undercollateralized obligations of the borrower with respect to such Loan will be treated as an unsecured loan and may be discharged by the bankruptcy court even though such obligations are not fully satisfied. Losses on any such undercollateralized Loans that are not otherwise covered by the credit enhancement described in the applicable Prospectus Supplement will be borne by the holder of one or more classes of Securities of the related Series.

HOME IMPROVEMENT CONTRACTS MAY BE UNSECURED AND SUBJECT TO GREATER RISK OF COLLECTION

     If so specified in the related Prospectus Supplement, the Trust Fund for any Series may include Home Improvement Contracts that are not secured by an interest in real estate or otherwise. In the event of a default under a Loan that is unsecured, the related Trust Fund will only have recourse against the borrower's assets generally along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding relating to a borrower on any such Loan, the obligations of the borrower in respect to such Loan may be discharged by the bankruptcy court even though such obligations are not fully satisfied. Losses on any such unsecured Loans that are not otherwise covered by the credit enhancement described in the applicable Prospectus Supplement will be borne by the holder of one or more classes of Securities of the related Series.

CERTAIN ENVIRONMENTAL LIABILITIES MAY REDUCE AMOUNTS AVAILABLE TO
SECURITYHOLDERS

     Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ('CERCLA'), a lender may be liable, as an 'owner' or 'operator,' for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by a prior owner. Such costs could result in a loss to the holders of one or more classes of Securities of the related Series. A lender also risks such liability on foreclosure of the related property. See 'Certain Legal Aspects of the Loans -- Environmental Risks'.

CERTAIN OTHER LEGAL ASPECTS OF THE LOANS THAT MAY DELAY OR REDUCE AMOUNTS AVAILABLE TO SECURITYHOLDERS

     Consumer Protection Laws. The Loans may also be subject to federal laws, including:

          (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loans;

          (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

          (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

          (iv) for Loans that were originated or closed after November 7, 1989, the Home Equity Loan Consumer Protection Act of 1988, which requires additional application disclosures, limits changes that may be made to the loan documents without the borrower's consent and restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

     The Riegle Act. Certain mortgage loans may be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the 'Riegle Act') which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

     Holder in Due Course Rules. The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the 'Holder in Due Course Rules'), which are intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of the Holder in Due Course Rules is to subject the assignee of such a Home Improvement Contract (such as the Trust Fund) to all claims and defenses which the obligor under the Home Improvement Contract could assert against the seller of the related goods. Liability under this rule is limited to amounts paid under the Home Improvement Contract; however, the obligor under the Home Improvement Contract also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust Fund against such obligor. See 'Certain Legal Aspects of the Loans'.

     Violations of certain provisions of these federal laws may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans and in addition could subject the Trust Fund to damages and administrative enforcement. Losses on such Loans that are not otherwise covered by the credit enhancement described in the applicable Prospectus Supplement will be borne by the holders of one or more classes of Securities of the related Series. See 'Certain Legal Aspects of the Loans'.

RATING OF THE SECURITIES -- LIMITATIONS

     It will be a condition to the issuance of a class of Securities offered hereby that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the related Trust Fund Assets and any credit enhancement with respect to such class and will represent such Rating Agency's assessment solely of the likelihood that holders of such class of Securities will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating shall not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. In addition, if such rating relates to a Series with a Pre-Funding Account, such rating will not address the ability of the related Trust Fund to acquire Subsequent Loans, any potential prepayment of the Securities resulting from distribution to Securityholders of amounts remaining in the Pre-Funding Account following the end of the Funding Period, or the effect on the yield to Securityholders resulting therefrom.

     There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series of Securities, such rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a class of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that the values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of Securities of the related Series. See 'Rating'.

BOOK-ENTRY REGISTRATION MAY REDUCE LIQUIDITY OF THE SECURITIES

     If issued in book-entry form, such registration may reduce the liquidity of the Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain physical certificates. Since transactions in book-entry Securities can be effected only through the Depository Trust Company ('DTC'), participating organizations, Financial Intermediaries and certain banks, the ability of a Securityholder to pledge a book-entry Security to persons or entities that do not participate in the DTC system may be limited due to lack of a physical certificate representing such Securities. Securities Owners will not be recognized as Securityholders as such term is used in the related Agreement, and Security Owners will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Participants.

     In addition, Securityholders may experience some delay in their receipt of distributions of interest and principal on book-entry Securities since distributions are required to be forwarded by the Trustee to DTC and DTC will then be required to credit such distributions to the accounts of Depository participants which thereafter will be required to credit them to the accounts of Securityholders either directly or indirectly through Financial Intermediaries. See 'Description of the Securities -- Book-Entry Registration of Securities'.

PRE-FUNDING ACCOUNTS

     Pre-Funded Amounts Not Used to Cover Losses. If so provided in the related Prospectus Supplement, on the closing date specified in such Prospectus Supplement (the 'Closing Date') the Depositor will deposit cash in an amount (the 'Pre-Funded Amount') specified in such Prospectus Supplement into an account (the 'Pre-Funding Account'). In no event shall the Pre-Funded Amount exceed 50% of the initial aggregate principal amount of the Certificates and/or Notes of the related Series of Securities. The Pre-Funded Amount will be used to purchase Loans ('Subsequent Loans') in a period from the related Closing Date to a date not more than one year after such Closing Date (such period, the 'Funding Period') from the Depositor (which, in turn, will acquire such Subsequent Loans from the Seller or Sellers specified in the related Prospectus Supplement). The Pre-Funding Account will be maintained with the Trustee for the related Series of Securities and is designed solely to hold funds to be applied by such Trustee during the Funding Period to pay to the Depositor the purchase price for Subsequent Loans. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related Loans.

     Unused Pre-Funded Amounts at the end of Funding Period Will Be Distributed As Principal Prepayment to Securityholders. To the extent that the entire Pre-Funded Amount has not been applied to the purchase of Subsequent Loans by the end of the related Funding Period, any amounts remaining in the Pre-Funding Account will be distributed as a prepayment of principal to Securityholders on the Distribution Date immediately following the end of the Funding Period, in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement. Any reinvestment risk resulting from such prepayment will be borne entirely by the holders of one or more classes of the related Series of Securities.

BANKRUPTCY OR INSOLVENCY OF THE SELLER, THE DEPOSITOR OR THE MASTER SERVICER COULD LEAD TO DELAY OR REDUCTION OF AMOUNTS PAYABLE TO SECURITYHOLDERS

     The Seller and the Depositor will treat the transfer of the Loans by the Seller to the Depositor as a sale for accounting purposes. The Depositor and the Trust Fund will treat the transfer of Loans from the Depositor to the Trust Fund as a sale for accounting purposes. As a sale of the Loans by the Seller to the Depositor, the Loans would not be part of the Seller's bankruptcy estate and would not be available to the Seller's creditors. However, in the event of the insolvency of the Seller, it is possible that the bankruptcy trustee or a creditor of the Seller may attempt to recharacterize the sale of the Loans as a borrowing by the Seller, secured by a pledge of the Loans. Similarly, as a sale of the Loans by the Depositor to the Trust Fund, the Loans would not be part of the Depositor's bankruptcy estate and would not be available to the Depositor's creditors. However, in the event of the insolvency of the Depositor, it is possible that the bankruptcy trustee or a creditor of the Depositor may attempt to recharacterize the sale of the Loans as a borrowing by the Depositor, secured by a pledge of the Loans. In either case, this position, if argued before or accepted by a court, could prevent timely payments of amounts due on the Securities and result in a reduction of payments due on the Securities.

     In the event of a bankruptcy or insolvency of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the Trustee or the Securityholders from appointing a successor Servicer. The time period, if any, during which cash collections may be commingled with the Master Servicer's own funds prior to each Distribution Date will be specified in the related Prospectus Supplement. In the event of the insolvency of the Master Servicer and if such cash collections are commingled with the Master Servicer's own funds for at least ten days, the Trust Fund will likely not have a perfected interest in such collections since such collections would not have been deposited in a segregated account within ten days after the collection thereof, and the inclusion thereof in the bankruptcy estate of the Master Servicer may result in delays in payment and failure to pay amounts due on the Securities of the related Series.

     In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under Title 11 of the United States Code
Section 101 et seq. and the rules and regulations promulgated thereunder, as amended (the 'Bankruptcy Code'), a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments.

HOLDERS OF ORIGINAL ISSUE DISCOUNT SECURITIES REQUIRED TO INCLUDE ORIGINAL ISSUE DISCOUNT IN ORDINARY GROSS INCOME FOR FEDERAL INCOME TAX PURPOSES AS IT ACCRUES

     Debt Securities that are Compound Interest Securities will be, and certain of the other Debt Securities may be, issued with original discount for federal income tax purposes. A holder of Debt Securities issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on the Debt Securities that are Compound Interest Securities generally will be treated as original issue discount for this purpose. See 'Federal Income Tax
Consequences -- Taxation of Debt Securities -- Interest and Acquisition Discount' and ' -- Market Discount' herein.

VALUE OF TRUST FUND ASSETS COULD BE INSUFFICIENT TO PAY PRINCIPAL AND INTEREST ON THE SECURITIES

     There is no assurance that the market value of the Trust Fund Assets or any other assets relating to a Series of Securities described under 'Credit Enhancement' herein will at any time be equal to or greater than the principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Agreement for a Series of Securities and a sale of the related Trust Fund Assets or upon a sale of the assets of a Trust Fund for a Series of Securities, the Trustee, the Master Servicer, the credit enhancer, if any, and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Securityholders. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

DERIVATIVE TRANSACTIONS

     The Trust may enter into privately negotiated, over-the-counter hedging transactions with various counterparties, including interest rate and securities-based swaps, caps, collars and floors (collectively, 'Derivative Transactions') to effectively fix the rate of interest that a Trust Fund pays on one or more borrowings or series of borrowings. See 'Description of the Securities -- Derivative Transactions'.

     Credit Risks. It is expected that if a Trust Fund enters into Derivative Transactions it will do so with banks, financial institutions and recognized dealers in Derivative Transactions. Entering into a Derivatives Transaction directly with a counterparty subjects a Trust Fund to the credit risk that the counterparty may default on an obligation to such Trust Fund. Such a risk contrasts with transactions done through exchange markets, wherein credit risk is reduced through the collection of variation margin and through the interposition of a clearing organization as the guarantor of all transactions. Clearing organizations transform the credit risk of individual counterparties into the more remote risk of the failure of the clearing organization. Additionally, the financial integrity of over-the-counter Derivative Transactions is generally unsupported by other regulatory or self-regulatory protections such as margin requirements, capital requirements, or financial compliance programs. Therefore, there are much greater risks of defaults with respect to over-the-counter privately negotiated Derivative Transactions than with respect to exchange-traded transactions. If there is a default by the other party to such a transaction, the related Trust Fund will have to rely on its contractual remedies (which may be limited by bankruptcy, insolvency or similar laws) pursuant to the agreements related to the Derivative Transactions.

     Legal Enforceability Risks. Privately negotiated over-the-counter Derivative Transactions subject a Trust Fund to the risks of (a) a single counterparty's legal incapacity to enter into or perform its obligations under a given Derivative Transaction or class of Derivative Transactions, rendering such Derivative Transactions unenforceable, (b) a court or regulatory body declaring that classes of Derivative Transactions are unlawful or not in compliance with applicable laws or regulations, rendering them invalid and unenforceable, or
(c) legislation which may be proposed or enacted which may affect the legal, regulatory or tax status of Derivative Transactions to the detriment of the related Trust Fund's interests.

     Basis Risks. Successful use of Derivative Transactions depends upon the ability to predict movements of the overall securities or interest rate markets. There might be an imperfect correlation, or even no correlation, between price movements of a Derivative Transaction and price movements of the investments or instruments being hedged. If a Trust Fund enters into Derivative Transactions at the wrong time or market conditions are predicted incorrectly, the Derivative Transaction may result in a substantial loss to such Trust Fund and hence the related Securityholders.

                                 THE TRUST FUND

GENERAL

     The Securities of each Series will represent interests in the assets of the related Trust Fund, and the Notes of each Series will be secured by the pledge of the assets of the related Trust Fund. The Trust Fund for each Series will be held by the Trustee for the benefit of the related Securityholders. Each Trust Fund will consist of certain assets (the 'Trust Fund Assets') consisting of a pool (each, a 'Pool') comprised of Loans as specified in the related Prospectus Supplement, together with payments in respect of such Loans, as specified in the related Prospectus Supplement.* The Pool will be created on the first day of the month of the issuance of the related Series of Securities or such other date specified in the related Prospectus Supplement (the 'Cut-off Date'). The Securities will be entitled to payment from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Securityholders, as specified in the related Prospectus Supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor.

     The Trust Fund Assets will be acquired by the Depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the Depositor (the 'Sellers'), and conveyed without recourse by the Depositor to the related Trust Fund. Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under 'Loan
Program -- Underwriting Standards' or as otherwise described in the related Prospectus Supplement. See 'Loan Program -- Underwriting Standards'.

     The Depositor will cause the Trust Fund Assets to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Securities of the related Series. The Master Servicer named in the related Prospectus Supplement will service the Trust Fund Assets, either directly or through other servicing institutions ('Sub-Servicers'), pursuant to a Pooling and Servicing Agreement among the Depositor, the Master Servicer and the Trustee with respect to a Series consisting of Certificates, or a master servicing agreement (each, a 'Master Servicing Agreement') between the Trustee and the Master Servicer with respect to a Series consisting of Certificates and Notes, and will receive a fee for such services. See 'Loan Program' and 'The Agreements'. With respect to Loans serviced by the Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Loans.

     As used herein, 'Agreement' means, with respect to a Series consisting of Certificates, the Pooling and Servicing Agreement, and with respect to a Series consisting of Certificates and Notes, the Trust Agreement, the Indenture and the Master Servicing Agreement, as the context requires.

     If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a 'Trust Agreement') between the Depositor and the trustee of such Trust Fund.

     With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated herein specified

------------------------------

* Whenever the terms 'Pool', 'Certificates', 'Notes' and 'Securities' are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Pool and the Securities of one Series including the Certificates representing certain undivided interests in, and/or Notes secured by the assets of, a single Trust Fund consisting primarily of the Loans in such Pool. Similarly, the term 'Pass-Through Rate' will refer to the pass-through rate borne by the Certificates and the term 'interest rate' will refer to the interest rate borne by the Notes of one specific Series, as applicable, and the term 'Trust Fund' will refer to one specific Trust Fund.

and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related credit enhancement.

     Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Securities will be to obtain certain representations and warranties from the Sellers and, to the extent such representations and warranties are not made by the Sellers directly to the Trustee, to assign to the Trustee for such Series of Securities the Depositor's rights with respect to such representations and warranties. See 'The Agreements -- Assignment of the Trust Fund Assets'. The obligations of the Master Servicer with respect to the Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers or Sellers, or both, as more fully described herein under 'Loan Program -- Representations by Sellers; Repurchases' and 'The Agreements -- Sub-Servicing By Sellers' and
' -- Assignment of the Trust Fund Assets') and its obligation, if any, to make certain cash advances in the event of delinquencies in payments of interest and/or principal on or with respect to the Loans in the amounts described herein under 'Description of the Securities -- Advances'. The obligations of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

     The following is a brief description of the assets expected to be included in the Trust Funds. If specific information respecting the Trust Fund Assets is not known at the time the related Series of Securities initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Securities (the 'Detailed Description'). A maximum of 5% of the Trust Fund Assets as they will be constituted at the time that the applicable Detailed Description is filed will deviate in any material respect from the Trust Fund Asset pool characteristics (other than the aggregate number or amount of Loans) described in the related Prospectus Supplement. A copy of the Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Loans relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Securities.

THE LOANS

     General. Loans will consist of Single Family Loans, Multifamily Loans, Home Equity Loans or Home Improvement Contracts. For purposes hereof, 'Home Equity Loans' includes 'Closed-End Loans' and 'Revolving Credit Line Loans'. If so specified, the Loans may include cooperative apartment loans ('Cooperative Loans') secured by security interests in shares issued by private, non-profit, cooperative housing corporations ('Cooperatives') and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. As more fully described in the related Prospectus Supplement, the Loans may be 'conventional' loans or loans that are insured or guaranteed by a governmental agency such as the FHA or VA.

     Unless otherwise specified in the related Prospectus Supplement, all of the Loans in a Pool will have monthly payments due on the first, tenth, fifteenth, twentieth or twenty-fifth day of each month. The payment terms of the Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features (or combination thereof), all as described below or in the related Prospectus Supplement:

          (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, a rate that is 'stepped-up' or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by such Loan (the 'Loan Rate') for a period of time or for the life of the Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

          (b) Principal may be payable on a level debt service basis to fully amortize the Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ('balloon payment'). Principal may include interest that has been deferred and added to the principal balance of the Loan.

          (c) Monthly payments of principal and interest may be fixed for the life of the Loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

          (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Loan or may decline over time, and may be prohibited for the life of the Loan or for certain periods ('lockout periods'). Certain Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Loans may include 'due on sale' clauses which permit the mortgagee to demand payment of the entire Loan in connection with the sale or certain transfers of the related Property. Other Loans may be assumable by persons meeting the then applicable underwriting standards of the related Seller.

     A Trust Fund may contain certain Loans ('Buydown Loans') that include provisions whereby a third party partially subsidizes the monthly payments of the borrowers on such Loans during the early years of such Loans, the difference to be made up from a fund (a 'Buydown Fund') contributed by such third party at the time of origination of the Loan. A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on Buydown Loans is increased. The related Prospectus Supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

     The real property which secures repayment of the Loans is referred to as the 'Mortgaged Properties'. Home Improvement Contracts may, and the other Loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a Mortgaged Property. In the case of Home Equity Loans and the Home Improvement Contracts liens generally will be subordinated to one or more senior liens on the related Mortgaged Properties as described in the related Prospectus Supplement. As specified in the related Prospectus Supplement, Home Improvement Contracts may be unsecured or secured by purchase money security interests in the Home Improvements financed thereby. If so specified in the related Prospectus Supplement, the Home Equity Loans and the Home Improvement Contracts may include Loans (primarily for home improvement or debt consolidation purposes) that are in amounts in excess of the value of the related Mortgaged Properties at the time of origination. The Mortgaged Properties and the Home Improvements are collectively referred to herein as the 'Properties'. The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a 'Primary Mortgage Insurance Policy'). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement.

     The aggregate principal balance of Loans secured by Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the sole basis for a representation that a given percentage of the Loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the Loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

     Single Family Loans. The Mortgaged Properties relating to Single Family Loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, security interests in shares issued by cooperative housing corporations, and certain other dwelling units ('Single Family Properties'). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the remaining term of the leasehold and any sublease is at least as long as the remaining term on the Loan, unless otherwise specified in the related Prospectus Supplement.

     Multifamily Loans. Mortgaged Properties which secure Multifamily Loans may include small multifamily residential properties such as rental apartment buildings or projects containing five to fifty residential units, including mid-rise and garden apartments. Certain of the Multifamily Loans may be secured by apartment buildings owned by Cooperatives. In such cases, the Cooperative owns all the apartment units in the building and all common areas. The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the Cooperative. The Cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A Cooperative's ability to meet debt service obligations on a Multifamily Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

     Home Equity Loans. The Mortgaged Properties relating to Home Equity Loans will consist of Single Family Properties. As more fully described in the related Prospectus Supplement, interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such Loan. Principal amounts on a Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related Prospectus Supplement, the Trust Fund will not include any amounts borrowed under a Revolving Credit Line Loan after the Cut-off Date. The full amount of a Closed-End Loan is advanced at the inception of the Loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize such Loan at its stated maturity. Except to the extent provided in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loans will not exceed 360 months. Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the Loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the Loan.

     Home Improvement Contracts. The Trust Fund Assets for a Series of Securities may consist, in whole or in part, of Home Improvement Contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The Home Improvements securing the Home Improvement Contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, spas, kitchen and bathroom remodeling goods, solar heating panels and other exterior and interior renovations and general remodeling projects. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by mortgages on Single Family Properties which are generally subordinate to other mortgages on the same Property, or secured by purchase money security interests in the Home Improvements financed thereby. Except as otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement. The initial Loan-to-Value Ratio of a Home Improvement Contract is computed in the manner described in the related Prospectus Supplement. See 'Risk Factors -- Home Improvement Contracts and Home

Equity Loans may be Undercollateralized and Subject to Greater Risk of Collection ' and ' -- Home Improvement Contracts May be Unsecured and Subject to Greater Risk of Collection '.

     Additional Information. Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Depositor, with respect to the Loans contained in the related Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Loans as of the applicable Cut-off Date, (ii) the type of property securing the Loan (e.g., single family residences, individual units in condominium apartment buildings, small multi-family properties, other real property or Home Improvements), (iii) the original terms to maturity of the Loans, (iv) the largest principal balance and the smallest principal balance of any of the Loans, (v) the earliest origination date and latest maturity date of any of the Loans, (vi) the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the Loans, (vii) the Loan Rates or annual percentage rates ('APR') or range of Loan Rates or APR's borne by the Loans, (viii) the maximum and minimum per annum Loan Rates and (ix) the geographical location of the Loans. If specific information respecting the Loans is not known to the Depositor at the time the related Securities are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in the Detailed Description.

     Unless otherwise specified in the related Prospectus Supplement, the 'Loan-to-Value Ratio' of a Loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Loan and the denominator of which is the Collateral Value of the related Property. Unless otherwise specified in the related Prospectus Supplement, the 'Combined Loan-to-Value Ratio' of a Loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the Loan (or, in the case of a Revolving Credit Line Loan, the maximum amount thereof available at origination) and (b) the outstanding principal balance at the date of origination of the Loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan at origination, regardless of any lesser amount actually outstanding at the date of origination of the Loan, to
(ii) the Collateral Value of the related Property. Unless otherwise specified in the related Prospectus Supplement, the 'Collateral Value' of the Property, other than with respect to certain Loans the proceeds of which were used to refinance an existing mortgage loan (each, a 'Refinance Loan'), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Loan and (b) the sales price for such Property. In the case of Refinance Loans, the 'Collateral Value' of the related Property is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

     No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related Loans. If the residential real estate market should experience an overall decline in property values such that the sum of the outstanding principal balances of the Loans and any primary or secondary financing on the Properties, as applicable, in a particular Pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Pool. To the extent that such losses are not covered by subordination provisions or alternative arrangements, such losses will be borne, at least in part, by the holders of the Securities of the related Series.

SUBSTITUTION OF TRUST FUND ASSETS

     Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Fund Asset or in the event certain documentation with respect to any Trust Fund Asset is determined by the Trustee to be incomplete. See 'Loan
Program -- Representations by Sellers; Repurchases'. The period during which such substitution will be permitted generally will be indicated in the related Prospectus Supplement.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Trust Fund Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell Securities in Series from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                                 THE DEPOSITOR

     IndyMac ABS, Inc., a Delaware corporation (the 'Depositor'), was incorporated in April 1998 for the limited purpose of acquiring, owning and transferring mortgage and mortgage related assets and selling interests therein or bonds secured thereby. The Depositor is a limited purpose finance subsidiary of IndyMac, Inc., a Delaware corporation. The Depositor maintains its principal office at 155 North Lake Avenue, Pasadena, California 91101. Its telephone number is (800) 669-2300.

     Neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the Securities of any Series.

                                  LOAN PROGRAM

     The Loans will have been purchased by the Depositor, either directly or through affiliates, from Sellers. Unless otherwise specified in the related Prospectus Supplement, the Loans so acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under 'Underwriting Standards'.

UNDERWRITING STANDARDS

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a Loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any, which, unless otherwise specified in the related Prospectus Supplement, will be verified by the related Seller. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization and the borrower's current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     Unless otherwise specified in the related Prospectus Supplement, in determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

     The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed $1,000,000. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, to the extent specified in the related Prospectus Supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

     Each Seller's underwriting standards will generally permit loans with loan-to-value ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related Prospectus Supplement, a Seller's underwriting criteria may permit loans with loan-to-value ratios at origination in excess of 100%, such as for debt consolidation or home improvement purposes. In addition, if so specified in the related Prospectus Supplement, a Seller's underwriting criteria may permit unsecured loans for home improvement purposes. Loan-to-value ratios may not be evaluated in the case of Title I Loans.

     After obtaining all applicable employment, credit and property information, the related Seller may use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The 'debt-to-income ratio' is the ratio of the borrower's total monthly payments to the borrower's gross monthly income. The maximum monthly debt-to-income ratio will vary depending upon a borrower's credit grade and loan program. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related Prospectus Supplement.

     In the case of a Loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the related Seller will, unless otherwise specified in the related Prospectus Supplement, represent and warrant, among other things, that the remaining term of the lease and any sublease is at least as long as the remaining term on the Loan.

     Certain of the types of Loans that may be included in a Trust Fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Loans may provide for escalating or variable payments by the borrower. These types of Loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower's income may not be sufficient to permit continued loan payments as such payments increase. These types of Loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

QUALIFICATIONS OF SELLERS

     Each Seller will be required to satisfy the following qualifications. Each Seller must be an institution experienced in originating and servicing loans of the type contained in the related Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Unless otherwise specified in the related Prospectus Supplement, each Seller must be (i) a seller/servicer approved by either the Federal National Mortgage Association ('FNMA') or the Federal Home Loan Mortgage Corporation ('FHLMC') and (ii) a mortgagee approved by HUD or an institution the deposit accounts of which are insured by the Federal Deposit Insurance Corporation (the 'FDIC').

REPRESENTATIONS BY SELLERS; REPURCHASES

     Each Seller will have made representations and warranties in respect of the Loans sold by such Seller and evidenced by all, or a part, of a Series of Securities. Such representations and warranties may include, among other things:
(i) that title insurance (or in the case of Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at origination of each Loan, other than Cooperative Loans and certain Home Equity Loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the Loan from the Seller by or on behalf of the Depositor; (ii) that the Seller had good title to each such Loan and such Loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;
(iii) that each Loan, other than Cooperative Loans, constituted a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, the liens of nondelinquent current real property taxes and assessments, if applicable, liens arising under federal, state or local laws relating to hazardous wastes or hazardous substances, if applicable, any liens for common charges, if applicable, and certain other exceptions described in the Agreement); (iv) that there were no delinquent tax or assessment liens against the Property; (v) that no required payment on a Loan was delinquent more than the number of days specified in the related Prospectus Supplement; and (vi) that each Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

     If so specified in the related Prospectus Supplement, the representations and warranties of a Seller in respect of a Loan will be made not as of the Cut-off Date but as of the date on which such Seller sold the Loan to the Depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the Series of Securities evidencing an interest in such Loan. Since the representations and warranties of a Seller do not address events that may occur following the sale of a Loan by such Seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Loan occurs after the date of sale of such Loan by such Seller to the Depositor or its affiliates. However, the Depositor will not include any Loan in the Trust Fund for any Series of Securities if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of a Seller will not be accurate and complete in all material respects in respect of such Loan as of the date of initial issuance of the related Series of Securities. If the Master Servicer is also a Seller of Loans with respect to a particular Series of Securities, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as a Master Servicer.

     The Master Servicer or the Trustee, if the Master Servicer is the Seller, will promptly notify the relevant Seller of any breach of any representation or warranty made by it in respect of a Loan which materially and adversely affects the interests of the Securityholders in such Loan. Unless otherwise specified in the related Prospectus Supplement, if such Seller cannot cure any such breach on or prior to the business day after the first Determination Date which is more than 90 days after such Seller's receipt of notice from the Master Servicer or the Trustee, as the case may be, then such Seller will be obligated either (i) to repurchase such Loan from the Trust Fund at a price (the 'Purchase Price') equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the scheduled monthly payment date for such Loan in the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the Seller is the Master Servicer) or (ii) substitute for such Loan a replacement loan that satisfies the criteria specified in the related Prospectus Supplement; provided, however, that such Seller will not be obligated to make any such repurchase or substitution (or cure such breach) if such breach constitutes fraud in the origination of the affected Loan and such Seller did not have knowledge of such fraud. If a REMIC election is to be made with respect to a Trust Fund, unless otherwise specified in the related Prospectus Supplement, the Master Servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the Trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax. The Master Servicer may be entitled to reimbursement for any such payment from the assets of the related Trust Fund or from any holder of the related residual certificate. See 'Description of the Securities -- General'. Except in those cases in which the Master Servicer is the Seller, the Master Servicer will be required under the relevant Agreement to enforce this obligation for the benefit of the Trustee and the holders of the Securities, following the practices it would employ in its good faith business judgment were it the owner of such Loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Seller.

     Neither the Depositor nor the Master Servicer (unless the Master Servicer is a Seller) will be obligated to purchase or substitute a Loan if a Seller defaults on its obligation to do so, and no assurance can be given that Sellers will carry out their respective repurchase or substitution obligations with respect to Loans.

                         DESCRIPTION OF THE SECURITIES

     Each Series of Certificates will be issued pursuant to separate agreements (each, a 'Pooling and Servicing Agreement' or a 'Trust Agreement') among the Depositor, the Master Servicer and the Trustee. A form of Pooling and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Series of Notes will be issued pursuant to an indenture (the 'Indenture') between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the 'Trustee') with respect to such Series, and the related Loans will be serviced by the Master Servicer pursuant to a Master Servicing Agreement. A form of Indenture and Master Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series of Securities may consist of both Notes and Certificates. Each Agreement, dated as of the related Cut-off Date, will be among the Depositor, the Master Servicer and the Trustee for the benefit of the holders of the Securities of such Series. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Securities and the applicable Prospectus Supplement. The Depositor will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of record of a Security of such Series addressed to IndyMac ABS, Inc., 155 North Lake Avenue, Pasadena, California 91101, Attention: Secondary Marketing.

GENERAL

     Unless otherwise specified in the related Prospectus Supplement, the Securities of each Series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related Prospectus Supplement, will, in the case of Certificates, evidence specified beneficial ownership interests in, and in the case of Notes, be secured by, the assets of the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Securities will not represent obligations of the Depositor or any affiliate of the Depositor. Certain of the Loans may be guaranteed or insured as set forth in the related Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the related Agreement, (i) the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement ('Retained Interest')), including all payments of interest and principal received with respect to the Loans after the Cut-off Date (to the extent not applied in computing the principal balance of such Loans as of the Cut-off Date (the 'Cut-off Date Principal Balance')); (ii) such assets as from time to time are required to be deposited in the related Security Account, as described below under 'The Agreements -- Payments on Loans; Deposits to Security Account';
(iii) property which secured a Loan and which is acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure and (iv) any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a Reserve Account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

     Each Series of Securities will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of Notes of a Series will be secured by, the related Trust Fund Assets. A Series of Securities may include one or more classes that are senior in right to payment to one or more other classes of Securities of such Series. Certain Series or classes of Securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under 'Credit Enhancement' herein and in the related Prospectus Supplement. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a Series of Securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

     Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Securities will be made by the Trustee on each Distribution Date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Securities are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a 'Record Date'). Distributions will be made in the manner specified in the related Prospectus Supplement to the persons entitled thereto at the address appearing in the register maintained for holders of Securities (the 'Security Register'); provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee or other person specified in the notice to Securityholders of such final distribution.

     The Securities will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities of any Series, but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law, the purchase and holding of certain classes of Securities by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code may result in prohibited transactions, within the meaning of ERISA and the Code, or may subject the Trustee, the Master Servicer or the Depositor to obligations or liabilities in addition to those undertaken in the related Agreement. See 'ERISA Considerations'. Under current law, the transfer of Securities of such a class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Securities of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreements.

     As to each Series, an election may be made to treat the related Trust Fund or designated portions thereof either as a REMIC or as a FASIT. The related Prospectus Supplement will specify whether a REMIC or FASIT election is to be made. Alternatively, the Agreement for a Series may provide that a REMIC or FASIT election may be made at the discretion of the Depositor or the Master Servicer and may only be made if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC or FASIT election will be set forth in the related Prospectus Supplement. If a REMIC election is made with respect to a Series, one of the classes will be designated as evidencing the sole class of 'residual interests' in the related REMIC, as defined in the Code. All other classes of Securities in such a Series will constitute 'regular interests' in the related REMIC, as defined in the Code. If a FASIT election is made with respect to a Series, one of the classes will be designated as the ownership interest, as defined in the Code. All other classes of Securities in such a Series will constitute 'regular interests' in the related FASIT, as defined in the Code. As to each Series with respect to which a REMIC or FASIT election is to be made, the Master Servicer or a holder of the related residual in the case of a REMIC, and the holder of the related ownership interest in the case of a FASIT, certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The Master Servicer, unless otherwise provided in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the Trust Fund or from any holder of the related residual certificate in the case of a REMIC, or, from the holder of the related ownership interest in the case of a FASIT.

DISTRIBUTIONS ON SECURITIES

     General. In general, the method of determining the amount of distributions on a particular Series of Securities will depend on the type of credit support, if any, that is used with respect to such Series. See 'Credit Enhancement'. Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Securities of a particular Series. The Prospectus Supplement for each Series of Securities will describe the method to be used in determining the amount of distributions on the Securities of such Series.

     Distributions allocable to principal and interest on the Securities will be made by the Trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any Reserve Account (a 'Reserve Account'). As between Securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. The Prospectus Supplement will also describe the method for allocating distributions among Securities of a particular class.

     Available Funds. All distributions on the Securities of each Series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. 'Available Funds' for each Distribution Date will generally equal the amount on deposit in the related Security Account on such Distribution Date (net of related fees and expenses payable by the related Trust
Fund) other than amounts to be held therein for distribution on future Distribution Dates.

     Distributions of Interest. Interest will accrue on the aggregate principal balance of the Securities (or, in the case of Securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of Securities (the 'Class Security Balance') entitled to interest from the date, at the pass-through rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in such Prospectus Supplement), and for the periods specified in such Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Securities entitled to interest (other than a class of Securities that provides for interest that accrues, but is not currently payable, referred to hereafter as 'Accrual Securities') will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the aggregate Class Security Balance of the Securities of such class has been distributed in full or, in the case of Securities entitled only to distributions allocable to interest, until the aggregate notional amount of such Securities is reduced to zero or for the period of time designated in the related Prospectus Supplement. The original Class Security Balance of each Security will equal the aggregate distributions allocable to principal to which such Security is entitled. Distributions allocable to interest on each Security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such Security. The notional amount of a Security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding such Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate.

     With respect to any class of Accrual Securities, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Class Security Balance of such class of Securities on that Distribution Date. Distributions of interest on any class of Accrual Securities will commence only after the occurrence of the events specified in such Prospectus Supplement. Prior to such time, the beneficial ownership interest in the Trust Fund or the principal balance, as applicable, of such class of Accrued Securities, as reflected in the aggregate Class Security Balance of such class of Accrual Securities, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Securities during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

     Distributions of Principal. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Securities on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Securities entitled to distributions of principal. The aggregate Class Security Balance of any class of Securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of such class of Securities specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Securities as allocable to principal and, (i) in the case of Accrual Securities, increased by all interest accrued but not then distributable on such Accrual Securities and (ii) in the case of adjustable rate Securities, subject to the effect of negative amortization, if applicable.

     If so provided in the related Prospectus Supplement, one or more classes of Securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ('Principal Prepayments') in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Securities will have the effect of accelerating the amortization of such Securities while increasing the interests evidenced by one or more other classes of Securities in the Trust Fund. Increasing the interests of the other classes of Securities relative to that of certain Securities is intended to preserve the availability of the subordination provided by such other Securities. See 'Credit Enhancement -- Subordination'.

     Unscheduled Distributions. If specified in the related Prospectus Supplement, the Securities will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in such Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the Trustee or the Master Servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any Reserve Account, may be insufficient to make required distributions on the Securities on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Securities on the next Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the unscheduled distributions will include interest at the applicable pass-through rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Prospectus Supplement.

ADVANCES

     To the extent provided in the related Prospectus Supplement, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or funds held in the Security Account for future distributions to the holders of Securities of the related Series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as such term is defined in the related Prospectus Supplement) and were otherwise not advanced by any Sub-Servicer, subject to the Master Servicer's determination that such advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of Cooperative Loans, the Master Servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related Prospectus Supplement.

     In making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the Securities, rather than to guarantee or insure against losses. If Advances are made by the Master Servicer from cash being held for future distribution to Securityholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Security Account on such Distribution Date would be less than the amount required to be available for distributions to Securityholders on such date. Any Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Loans with respect to which such Advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Loan purchased by the Depositor, a Sub-Servicer or a Seller pursuant to the related Agreement). Advances by the Master Servicer (and any advances by a Sub-Servicer) also will be reimbursable to the Master Servicer (or Sub-Servicer) from cash otherwise distributable to Securityholders (including the holders of Senior Securities) to the extent that the Master Servicer determines that any such Advances previously made are not ultimately recoverable as described above. To the extent provided in the related Prospectus Supplement, the Master Servicer also will be obligated to make Advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the related Agreement. The obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described herein under 'Credit Enhancement,' in each case as described in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, in the event the Master Servicer or a Sub-Servicer fails to make a required Advance, the Trustee will be obligated to make such Advance in its capacity as successor servicer. If the Trustee makes such an Advance, it will be entitled to be reimbursed for such Advance to the same extent and degree as the Master Servicer or a Sub-Servicer is entitled to be reimbursed for Advances. See 'Description of the Securities -- Distributions on Securities'.

REPORTS TO SECURITYHOLDERS

     Unless otherwise specified in the related Prospectus Supplement, prior to or concurrently with each distribution on a Distribution Date the Master Servicer or the Trustee will furnish to each Securityholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Securities, among other things:

          (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related Prospectus Supplement, any applicable prepayment penalties included therein;

          (ii) the amount of such distribution allocable to interest;

          (iii) the amount of any Advance;

          (iv) the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on such Distribution Date and (b) withdrawn from the Reserve Account, if any, that is included in the amounts distributed to the Senior Securityholders;

          (v) the outstanding principal balance or notional amount of each class of the related Series after giving effect to the distribution of principal on such Distribution Date;

          (vi) the percentage of principal payments on the Loans (excluding prepayments), if any, which each such class will be entitled to receive on the following Distribution Date;

          (vii) the percentage of Principal Prepayments on the Loans, if any, which each such class will be entitled to receive on the following Distribution Date;

          (viii) the related amount of the servicing compensation retained or withdrawn from the Security Account by the Master Servicer, and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

          (ix) the number and aggregate principal balances of Loans (A) delinquent (exclusive of Loans in foreclosure) (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure and delinquent (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and
     (4) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

          (x) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          (xi) the pass-through rate or interest rate, as applicable, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;

          (xii) if applicable, the amount remaining in any Reserve Account at the close of business on the Distribution Date;

          (xiii) the pass-through rate or interest rate, as applicable, as of the day prior to the immediately preceding Distribution Date; and

          (xiv) any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Security of the relevant class having the Percentage Interest specified in the related Prospectus Supplement. The report to Securityholders for any Series of Securities may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a Securityholder of record during a portion of such calendar year, for the applicable portion of such year and
(b) such other customary information as may be deemed necessary or desirable for Securityholders to prepare their tax returns.

CATEGORIES OF CLASSES OF SECURITIES

     The Securities of any Series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a series of Securities may identify the classes which comprise such Series by reference to the following categories.


CATEGORIES OF CLASSES                                              DEFINITION

                                                                PRINCIPAL TYPES
Accretion Directed............  A class that receives principal payments from the accreted interest from specified Accrual Securities. An Accretion Directed class also may receive principal payments from principal paid on the underlying Trust Fund Assets for the related Series.

Component Securities..........  A class consisting of 'Components'. The Components of a class of Component
                                Securities may have different principal and/or interest payment characteristics but together constitute a single class. Each Component of a class of Component
                                Securities may be identified as falling into one or more of the categories in this chart.

Notional Amount Securities....  A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class (also
  sometimes referred to as
  'PACs').....................  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the
                                'structuring range' for the Planned Principal Class. The Planned Principal
                                Classes in any Series of Securities may be subdivided into different categories
                                (e.g., Primary Planned Principal Classes, Secondary Planned Principal Classes and
                                so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the Secondary Planned Principal
                                Categories of Classes of a Series of Securities will be narrower than that for the Primary Planned Principal Class of such Series.

Scheduled Principal Class.....  A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or
                                Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the 'structuring range' for the Scheduled Principal Class.

Sequential Pay................  Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first Distribution Date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same Series of
                                Securities may be identified as a Sequential Pay class.

Strip.........................  A class that receives a constant proportion, or 'strip,' of the principal payments on the underlying Trust Fund Assets.

Support Class (also sometimes
  referred to as 'companion
  classes')...................  A class that receives principal payments on any Distribution Date only if scheduled payments have been made on specified Planned Principal Classes,
                                Targeted Principal Classes and/or Scheduled Principal Classes.

Targeted Principal Class (also
  sometimes referred to as
  'TACs').....................  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Trust Fund Assets.


CATEGORIES OF CLASSES                                              DEFINITION

                                                                 INTEREST TYPES
Fixed Rate....................  A class with an interest rate that is fixed throughout the life of the class.

Floating Rate.................  A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in such index.

Inverse Floating Rate.........  A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in such index.

Variable Rate.................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying Loans).

Interest Only.................  A class that receives some or all of the interest payments made on the underlying
                                Trust Fund Assets and little or no principal. Interest Only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an
                                Interest Only class that is not entitled to any distributions in respect of principal.

Principal Only................  A class that does not bear interest and is entitled to receive only distributions in respect of principal.

Partial Accrual...............  A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable
                                Distribution Date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Accrual.......................  A class that accretes the amount of accrued interest otherwise distributable on such class, which amount will be added as principal to the principal balance of such class on each applicable Distribution Date. Such accretion may continue until some specified event has occurred or until such Accrual class is retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

LIBOR

     Unless otherwise specified in the related Prospectus Supplement, on the LIBOR Determination Date (as such term is defined in the related Prospectus Supplement) for each class of Securities of a Series as to which the applicable interest rate is determined by reference to an index denominated as LIBOR, the Person designated in the related Agreement (the 'Calculation Agent') will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related Prospectus Supplement):

LIBO Method

     If using this method to calculate LIBOR, the Calculation Agent will determine LIBOR by reference to the quotations set forth on the Reuters Screen LIBO Page (as defined in the International Swap Dealers Association, Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition), offered by the principal London office of each of the designated reference banks meeting the criteria set forth below (the 'Reference Banks') for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on such LIBOR Determination Date. In lieu of relying on the quotations for those Reference Banks that appear at such time on the Reuters Screen LIBO Page, the Calculation Agent will request each of the Reference Banks to provide such offered quotations at such time.

     Under this method LIBOR will be established by the Calculation Agent on each LIBOR Determination Date as follows:

          (a) If on any LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

          (b) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period (as such term is defined in the related Prospectus Supplement) shall be whichever is the higher of (i) LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate. The 'Reserve Interest Rate' shall be the rate per annum which the Calculation Agent determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the Calculation Agent are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two of the Reference Banks to which such quotations are, in the opinion of the Calculation Agent, being so made or (ii) in the event that the Calculation Agent can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Calculation Agent are quoting on such LIBOR Determination Date to leading European banks.

          (c) If on any LIBOR Determination Date for a class specified in the related Prospectus Supplement, the Calculation Agent is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (b) above, LIBOR for the next Interest Accrual Period shall be LIBOR as determined on the preceding LIBOR Determination Date, or, in the case of the first LIBOR Determination Date, LIBOR shall be deemed to be the per annum rate specified as such in the related Prospectus Supplement.

     Each Reference Bank (i) shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; (ii) shall not control, be controlled by, or be under common control with the Calculation Agent; and (iii) shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if appointment of any such Reference Bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

     If using this method of determining LIBOR, the Calculation Agent will determine LIBOR on the basis of the British Bankers' Association ('BBA') 'Interest Settlement Rate' for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date. Interest Settlement Rates currently are based on rates quoted by eight BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

     If on any LIBOR Determination Date, the Calculation Agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next Interest Accrual period shall be calculated in accordance with the LIBOR method described above under 'LIBO Method'.

     The establishment of LIBOR on each LIBOR Determination Date by the Calculation Agent and its calculation of the rate of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

COFI

     The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the 'Eleventh District'). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ('FHLBSF') to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: (i) savings deposits, (ii) time deposits, (iii) FHLBSF advances, (iv) repurchase agreements and (v) all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

     A number of factors affect the performance of the Eleventh District Cost of Funds Index which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

     The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

     The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month 'will be announced on or near the last working day' of the following month and also has stated that it 'cannot guarantee the announcement' of such index on an exact date. So long as such index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of Securities of a Series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of 'COFI Securities') for the Interest Accrual Period commencing in such second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond such tenth day, such interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

     Unless otherwise specified in the related Prospectus Supplement, if on the tenth day of the month in which any Interest Accrual Period commences for a class of COFI Securities the most recently published Eleventh District Cost of Funds Index relates to a month prior to the third preceding month, the index for such current Interest Accrual Period and for each succeeding Interest Accrual Period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the 'National Cost of Funds Index') published by the Office of Thrift Supervision (the 'OTS') for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on such tenth day of an Interest Accrual Period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on any such tenth day of the month in which an Interest Accrual Period commences the most recently published National Cost of Funds Index relates to a month prior to the fourth preceding month, the applicable index for such Interest Accrual Period and each succeeding Interest Accrual Period will be based on LIBOR, as determined by the Calculation Agent in accordance with the Agreement relating to such Series of Securities. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

     The establishment of COFI by the Calculation Agent and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Treasury Index

     Unless otherwise specified in the related Prospectus Supplement, on the Treasury Index Determination Date (as such term is defined in the related Prospectus Supplement) for each class of Securities of a Series as to which the applicable interest rate is determined by reference to an index denominated as a Treasury Index, the Calculation Agent will ascertain the Treasury Index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Treasury Index for any period means the average of the yield for each business day during the period specified therein (and for any date means the yield for such date), expressed as a per annum percentage rate, on (i) U.S Treasury securities adjusted to the 'constant maturity' (as further described below) specified in such Prospectus Supplement or (ii) if no 'constant maturity' is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in such Prospectus Supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15(519). Statistical Release No. H.15(519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the Calculation Agent has not yet received Statistical Release No. H.15(519) for such week, then it will use such Statistical Release from the immediately preceding week.

     Yields on U.S. Treasury securities at 'constant maturity' are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular Series of Securities. The Calculation Agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Prime Rate

     Unless otherwise specified in the related Prospectus Supplement, on the Prime Rate Determination Date (as such term is defined in the related Prospectus Supplement) for each class of Securities of a Series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the Calculation Agent will ascertain the Prime Rate for the related Interest Accrual Period. Unless otherwise specified in the related Prospectus Supplement, the Prime Rate for an Interest Accrual Period will be the 'Prime Rate' as published in the 'Money Rates' section of The Wall Street Journal (or if not so published, the 'Prime Rate' as published in a newspaper of general circulation selected by the Calculation Agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of such range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular Series of Securities. The Calculation Agent's determination of the Prime Rate and its calculation of the rates of interest for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

DERIVATIVE TRANSACTIONS

     If specified in the related Prospectus Supplement, a Trust Fund may enter into privately negotiated, over-the-counter hedging transactions with various counterparties, including interest rate swaps, caps, collars and floors (collectively, 'Derivative Transactions') to effectively fix the rate of interest that such Trust Fund pays on one or more borrowings or series of borrowings. Trust Funds will use these Derivative Transactions as hedges and not as speculative investments. Derivative Transactions involve an agreement between two parties to exchange payments that are based, respectively, on variable and fixed rates of interest and that are calculated on the basis of a specified amount of principal for a specified period of time. Cap and floor transactions involve an agreement between two parties in which the first party agrees to make payments to the counterparty when a designated market interest rate goes above (in the case of a cap) or below (in the case of a floor) a designated level on predetermined dates or during a specified time period. Collar transactions involve an agreement between two parties in which the first party makes payments to the counterparty when a designated market interest rate goes above a designated level of predetermined dates or during a specified time period, and the counterparty makes payments to the first party when a designated market interest rate goes below a designated level on predetermined dates or during a specified time period.

BOOK-ENTRY REGISTRATION OF SECURITIES

     As described in the related Prospectus Supplement, if not issued in fully registered form, each class of Securities will be registered as book-entry certificates (the 'Book-Entry Securities'). Persons acquiring beneficial ownership interests in the Securities ('Security Owners') will hold their Securities through the Depository Trust Company ('DTC') in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for CEDEL and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the 'Relevant Depositary' and collectively the 'European Depositaries'). Except as described below, no person acquiring a Book-Entry Security (each, a 'beneficial owner') will be entitled to receive a physical certificate representing such Security (a 'Definitive Security'). Unless and until Definitive Securities are issued, it is anticipated that the only 'Securityholders' of the Securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a 'Financial Intermediary') that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant, and on the records of CEDEL or Euroclear, as appropriate).

     Security Owners will receive all distributions of principal of, and interest on, the Securities from the Trustee through DTC and DTC participants. While the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the 'Rules'), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants and indirect participants with whom Security Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

     Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of Securities only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

     Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ('CEDEL Participants') and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ('Euroclear Participants') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York ('Morgan' and in such capacity, the 'Euroclear Operator'), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the 'Belgian Cooperative'). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Belgian Cooperative. The Belgian Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the 'Terms and Conditions'). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See 'Federal Income Tax Consequences -- Tax Treatment of Foreign Investors' and ' -- Tax Consequences to Holders of the Notes -- Backup Withholding' herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the Depository system may be limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of such beneficial owners are credited.

     DTC has advised the Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Securities which conflict with actions taken with respect to other Securities.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the Trustee will issue Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the applicable Agreement.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the Master Servicer, the Depositor or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                               CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided with respect to one or more classes of a Series of Securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related Prospectus Supplement, the subordination of one or more classes of the Securities of such Series, the establishment of one or more Reserve Accounts, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA Insurance, VA Guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or another method of credit enhancement contemplated herein and described in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Securityholders will bear their allocable share of any deficiencies.

SUBORDINATION

     If so specified in the related Prospectus Supplement, protection afforded to holders of one or more classes of Securities of a Series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of such Series (the 'Senior Securities') to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of Subordinated Securities under the circumstances and to the extent specified in the related Prospectus Supplement. Protection may also be afforded to the holders of Senior Securities of a Series by: (i) reducing the ownership interest (if applicable) of the related Subordinated Securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Loans and losses on defaulted Loans may be borne first by the various classes of Subordinated Securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in such Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Loans over the lives of the Securities or at any time, the aggregate losses in respect of defaulted Loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Loans or aggregate losses in respect of such Loans were to exceed an amount specified in the related Prospectus Supplement, holders of Senior Securities would experience losses on the Securities.

     In addition to or in lieu of the foregoing, if so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any Distribution Date may instead be deposited into one or more Reserve Accounts established with the Trustee or distributed to holders of Senior Securities. Such deposits may be made on each Distribution Date, for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the related Prospectus Supplement. Amounts on deposit in the Reserve Account may be released to the holders of certain classes of Securities at the times and under the circumstances specified in such Prospectus Supplement.

     If specified in the related Prospectus Supplement, various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross-collateralization mechanism or otherwise.

     As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events or
(iv) otherwise, in each case as specified in the related Prospectus Supplement. As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the related Prospectus Supplement.

LETTER OF CREDIT

     The letter of credit, if any, with respect to a Series of Securities will be issued by the bank or financial institution specified in the related Prospectus Supplement (the 'L/C Bank'). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more classes of Securities (the 'L/C Percentage'). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. See 'The Agreements -- Termination: Optional Termination'. A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

     If so provided in the Prospectus Supplement for a Series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. In addition, if specified in the related Prospectus Supplement, a Trust Fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Securityholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such Prospectus Supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Securities of the related series.

OVER-COLLATERALIZATION

     If so provided in the Prospectus Supplement for a Series of Securities, a portion of the interest payment on each Loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of Securities and, thus, accelerate the rate of payment of principal on such class or classes of Securities.

RESERVE ACCOUNTS

     If specified in the related Prospectus Supplement, credit support with respect to a Series of Securities will be provided by the establishment and maintenance with the Trustee for such Series of Securities, in trust, of one or more Reserve Accounts for such Series. The related Prospectus Supplement will specify whether or not any such Reserve Accounts will be included in the Trust Fund for such Series.

     The Reserve Account for a Series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Prospectus Supplement to which the Subordinate Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related Prospectus Supplement.

     Any amounts on deposit in the Reserve Account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in 'Permitted Investments' which, in general, will include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Unless otherwise specified in the related Prospectus Supplement, any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the Securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the Securities of the related Series. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the related Prospectus Supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Securities of the related Series for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

POOL INSURANCE POLICIES

     If specified in the related Prospectus Supplement, a separate pool insurance policy ('Pool Insurance Policy') will be obtained for the Pool and issued by the insurer (the 'Pool Insurer') named in such Prospectus Supplement. Each Pool Insurance Policy will, subject to the limitations described therein, cover loss by reason of default in payment on Loans in the Pool in an amount equal to a percentage specified in such Prospectus Supplement of the aggregate principal balance of such Loans on the Cut-off Date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described in the related Prospectus Supplement, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the holders of the Securities of the related Series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Loans and only upon satisfaction of certain conditions precedent as described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related Securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Loans to the date of payment of the claim, unless otherwise specified in the related Prospectus Supplement. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related Securityholders.

CROSS-COLLATERALIZATION

     If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Securities. In such case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to Securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same Trust Fund prior to distributions to Subordinated Securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within such Trust Fund. Cross-collateralization may be provided by (i) the allocation of certain excess amounts generated by one or more asset groups to one or more other asset groups within the same Trust Fund or (ii) the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same Trust Fund. Such excess amounts will be applied and/or such losses will be allocated to the class or classes of Subordinated Securities of the related Series then outstanding having the lowest rating assigned by any Rating Agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related Prospectus Supplement. The Prospectus Supplement for a Series which includes a cross-collateralization feature will describe the manner and conditions for applying such cross-collateralization feature.

     If specified in the related Prospectus Supplement, the coverage provided by one or more of the forms of credit enhancement described in this Prospectus may apply concurrently to two or more separate Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit enhancement relates and the manner of determining the amount of coverage provided to such Trust Funds thereby and of the application of such coverage to the identified Trust Funds.

                      YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the Securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related Trust Fund. The original terms to maturity of the Loans in a given Pool will vary depending upon the type of Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Loans in the related Pool. The related Prospectus Supplement will specify the circumstances, if any, under which the related Loans will be subject to prepayment penalties. The prepayment experience on the Loans in a Pool will affect the weighted average life of the related Series of Securities.

     The rate of prepayment on the Loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the Depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, such Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the Revolving Credit Line Loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related Trust Fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any Revolving Credit Line Loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, such Loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the Loans. The enforcement of a 'due-on-sale' provision (as described below) will have the same effect as a prepayment of the related Loan. See 'Certain Legal Aspects of the Loans -- Due-on-Sale Clauses'. The yield to an investor who purchases Securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Loans is actually different than the rate anticipated by such investor at the time such Securities were purchased.

     Collections on Revolving Credit Line Loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain Revolving Credit Line Loans and, in more limited circumstances, Closed-End Loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the Loans may vary due to seasonal purchasing and the payment habits of borrowers.

     Unless otherwise specified in the related Prospectus Supplement, substantially all conventional Loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and Single Family Loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Loans may be lower than that of conventional Loans bearing comparable interest rates. The Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See 'The Agreements -- Collection Procedures' and 'Certain Legal Aspects of the Loans' for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Loans.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates borne by the Loans, such Loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the Loans, such Loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below such Loan Rates. However, there can be no assurance that such will be the case.

     When a full prepayment is made on a Loan, the borrower is charged interest on the principal amount of the Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of Securities because interest on the principal amount of any Loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in such month. Unless otherwise specified in the related Prospectus Supplement, neither full nor partial prepayments will be passed through or paid until the month following receipt.

     Even assuming that the Properties provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive acts and practices which may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions.

     If the rate at which interest is passed through or paid to the holders of Securities of a Series is calculated on a Loan-by-Loan basis, disproportionate principal prepayments among Loans with different Loan Rates will affect the yield on such Securities. In most cases, the effective yield to Securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because while interest will accrue on each Loan from the first day of the month (unless otherwise specified in the related Prospectus Supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

     Under certain circumstances, the Master Servicer, the holders of the residual interests in a REMIC or any person specified in the related Prospectus Supplement may have the option to purchase the assets of a Trust Fund thereby effecting earlier retirement of the related Series of Securities. See 'The Agreements -- Termination; Optional Termination'.

     The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the Securities.

     The Prospectus Supplement relating to a Series of Securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Securities.

                                 THE AGREEMENTS

     Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this Prospectus. The description is subject to, and qualified by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

ASSIGNMENT OF THE TRUST FUND ASSETS

     Assignment of the Loans. At the time of issuance of the Securities of a Series, the Depositor will cause the Loans comprising the related Trust Fund to be assigned to the Trustee, without recourse, together with all principal and interest received (if the Contracts are sold based on actual principal balances) or scheduled to be received (if the Contracts are sold based on scheduled principal balances) by or on behalf of the Depositor on or with respect to such Loans after the Cut-off Date and other than any Retained Interest specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver such Securities to the Depositor in exchange for the Loans. Each Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Loan after application of payments due on or before the Cut-off Date, as well as information regarding the Loan Rate or APR, the maturity of the Loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.

     Unless otherwise specified in the related Prospectus Supplement, the Agreement will require that, on or prior to the Closing Date, the Depositor will also deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Single Family Loan or Multifamily Loan, among other things, (i) the mortgage note or contract endorsed without recourse in blank or to the order of the Trustee, (ii) the mortgage, deed of trust or similar instrument (a 'Mortgage') with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office), (iii) an assignment of the Mortgage to the Trustee, which assignment will be in recordable form in the case of a Mortgage assignment and (iv) such other security documents, including those relating to any senior interests in the Property, as may be specified in the related Prospectus Supplement or the related Agreement. Unless otherwise specified in the related Prospectus Supplement, the Depositor will promptly cause the assignments of the related Loans to be recorded in the appropriate public office for real property records, except in states in which the Seller has reasonably determined (in certain circumstances, as evidenced by an opinion of counsel acceptable to the Trustee) that such recording is not required to protect the Trustee's interest in such Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Loans.

     With respect to any Loans that are Cooperative Loans, the Depositor will cause to be delivered to the Trustee the related original cooperative note endorsed without recourse in blank or to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related Prospectus Supplement. The Depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

     With respect to any Loans that are Home Equity Loans, the related Prospectus Supplement will specify whether the documents relating to such Loans will be required to be delivered to the Trustee (or a custodian) and whether assignments of the related Mortgage to the Trustee will be recorded. In the event documents are not required to be delivered, they will be retained by the Master Servicer, which may also be the Seller.

     With respect to the Home Improvement Contracts, the related Prospectus Supplement will specify whether the documents relating to such Contracts will be required to be delivered to the Trustee (or a custodian). Notwithstanding the foregoing, unless otherwise specified in the related Prospectus Supplement, the Depositor will not deliver to the Trustee the original Mortgage securing a Home Improvement Contract. In order to give notice of the right, title and interest of Securityholders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Securityholders in the Home Improvement Contracts could be defeated. See 'Certain Legal Aspects of the Loans -- The Home Improvement Contracts'.

     The Trustee (or the custodian) will review the loan documents that have been delivered to it within the time period specified in the related Prospectus Supplement after receipt thereof, and the Trustee (or the custodian) will hold such documents in trust for the benefit of the related Securityholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Seller. If such Seller cannot cure the omission or defect within the time period specified in the related Prospectus Supplement after receipt of such notice, such Seller will be obligated to either
(i) purchase the related Loan from the Trust Fund at the Purchase Price or (ii) if so specified in the related Prospectus Supplement, remove such Loan from the Trust Fund and substitute in its place one or more other Loans that meets certain requirements set forth therein. There can be no assurance that a Seller will fulfill this purchase or substitution obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under 'Loan Program -- Representations by Sellers; Repurchases,' the Master Servicer will not be obligated to purchase or replace such Loan if the Seller defaults on its obligation (nor will the Master Servicer otherwise be obligated to purchase or replace any such Loan for any other reason). Unless otherwise specified in the related Prospectus Supplement, this obligation of the Seller to cure, purchase or substitute constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document.

     Notwithstanding the foregoing provisions, with respect to a Trust Fund for which a REMIC election is to be made, no purchase or substitution of a Loan will be made if such purchase or substitution would result in a prohibited transaction tax under the Code (unless the Master Servicer or a holder of the related residual certificate otherwise pays such prohibited transaction from its own funds as described herein). See 'Loan Program -- Representations by Sellers; Repurchases'.

     The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Loans as agent of the Trustee.

NO RECOURSE TO SELLERS, DEPOSITOR OR MASTER SERVICER

     As described above under ' -- Assignment of the Loans,' the Depositor will cause the Loans comprising the related Trust Fund to be assigned to the Trustee, without recourse. However, each Seller will be obligated to repurchase or substitute for any Loan as to which certain representations and warranties are breached where such breach materially and adversely affects the interests of the Securityholders, or for failure to deliver certain documents relating to the Loans as described herein under 'Assignment of the Loans' and 'Loan
Program -- Representations by Sellers; Repurchases'. These obligations to purchase or substitute constitute the sole remedy available to the Securityholders or the Trustee for a breach of any such representation or failure to deliver a constituent document.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

     The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the Trust Fund (the 'Security Account') which, unless otherwise specified in the related Prospectus Supplement, must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related Series of Securities, (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the 'BIF') of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation ('SAIF')), (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Securityholders have a claim with respect to the funds in the Security Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained or (iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the Master Servicer or with a depository institution that is an affiliate of the Master Servicer, provided it meets the standards set forth above.

     The Master Servicer will deposit or cause to be deposited in the Security Account for each Trust Fund, to the extent applicable and unless otherwise specified in the related Prospectus Supplement and provided in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

          (i) all payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, any applicable prepayment penalties, on the Loans;

          (ii) all payments on account of interest on the Loans, net of applicable servicing compensation;

          (iii) all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ('Insured Expenses') incurred, and unreimbursed Advances made, by the Master Servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, 'Insurance Proceeds') and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ('Liquidation Expenses') and unreimbursed Advances made, by the Master Servicer, if any) received and retained in connection with the liquidation of defaulted Loans, by foreclosure or otherwise ('Liquidation Proceeds'), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure;

          (iv) all proceeds of any Loan or property in respect thereof purchased by the Master Servicer, the Depositor or any Seller as described under 'Loan Program -- Representations by Sellers; Repurchases' or
     ' -- Assignment of Trust Fund Assets' above and all proceeds of any Loan repurchased as described under ' -- Termination; Optional Termination' below;

          (v) all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under ' -- Hazard Insurance' below;

          (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Security Account and, to the extent specified in the related Prospectus Supplement, any payments required to be made by the Master Servicer in connection with prepayment interest shortfalls; and

          (vii) all other amounts required to be deposited in the Security Account pursuant to the Agreement.

     The Master Servicer (or the Depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

          (i) to pay to the Master Servicer the servicing fees described in the related Prospectus Supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto;

          (ii) to reimburse the Master Servicer for Advances, such right of reimbursement with respect to any Loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on such Loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which such Advance was made;

          (iii) to reimburse the Master Servicer for any Advances previously made which the Master Servicer has determined to be nonrecoverable;

          (iv) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policies;

          (v) to reimburse the Master Servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which such advances were made;

          (vi) to reimburse the Master Servicer or the Depositor for expenses incurred and reimbursable pursuant to the Agreement;

          (vii) to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

          (viii) to clear and terminate the Security Account upon termination of the Agreement.

     In addition, unless otherwise specified in the related Prospectus Supplement, on or prior to the business day immediately preceding each Distribution Date, the Master Servicer shall withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the Trustee for the related Series of Securities.

PRE-FUNDING ACCOUNT

     If so provided in the related Prospectus Supplement, the Master Servicer will establish and maintain a Pre-Funding Account, in the name of the related Trustee on behalf of the related Securityholders, into which the Depositor will deposit cash in an amount equal to the Pre-Funded Amount on the related Closing Date. The Pre-Funding Account will be maintained with the Trustee for the related Series of Securities and is designed solely to hold funds to be applied by such Trustee during the Funding Period to pay to the Depositor the purchase price for Subsequent Loans. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related Loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the Certificates and Notes of the related Series. The Pre-Funded Amount will be used by the related Trustee to purchase Subsequent Loans from the Depositor from time to time during the Funding Period. The Funding Period, if any, for a Trust Fund will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which in no event will be later than the date that is one year after the related Closing Date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related Agreement. Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or such other trust account as is specified in the related Prospectus Supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related Securityholders in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Securities.

     In addition, if so provided in the related Prospectus Supplement, on the related Closing Date the Depositor will deposit in an account (the 'Capitalized Interest Account') cash in such amount as is necessary to cover shortfalls in interest on the related Series of Securities that may arise as a result of utilization of the Pre-Funding Account as described above. The Capitalized Interest Account shall be maintained with the Trustee for the related Series of Securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related Loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related Series of Securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the Depositor.

SUB-SERVICING BY SELLERS

     Each Seller of a Loan or any other servicing entity may act as the Sub-Servicer for such Loan pursuant to an agreement (each, a 'Sub-Servicing Agreement'), which will not contain any terms inconsistent with the related Agreement. While each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Agreement pursuant to which a Series of Securities is issued will provide that, if for any reason the Master Servicer for such Series of Securities is no longer the Master Servicer of the related Loans, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

     All references in this Prospectus and in the Prospectus Supplement for any Series to actions, rights or duties of the Master Servicer will be deemed to include any one or more Sub-Servicers acting on the Master Servicer's behalf. Notwithstanding the foregoing, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will remain liable for its servicing duties and obligations under the Master Servicing Agreement as if the Master Servicer alone were servicing the Loans.

COLLECTION PROCEDURES

     The Master Servicer will make reasonable efforts to collect all payments called for under the Loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Loan and
(ii) to the extent not inconsistent with the coverage of such Loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. To the extent the Master Servicer is obligated to make or cause to be made Advances, such obligation will remain during any period of such an arrangement.

     In any case in which property securing a Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any Primary Mortgage Insurance Policy. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause or if such Loan is a mortgage loan insured by the FHA or partially guaranteed by the VA, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See 'Certain Legal Aspects of the Loans -- Due-on-Sale Clauses'. In connection with any such assumption, the terms of the related Loan may not be changed.

     With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See 'Certain Legal Aspects of the Loans'. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

     In general a 'tenant-stockholder' (as defined in Code Section 216(b)(2) of a corporation that qualifies as a 'cooperative housing corporation' within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code
Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

     Except as otherwise specified in the related Prospectus Supplement, the Master Servicer will require the mortgagor or obligor on each Loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which such Property is located. Such coverage will be in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Loan or (ii) the greater of (y) the outstanding principal balance of the Loan and (z) an amount such that the proceeds of such policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a Loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

     The hazard insurance policies covering properties securing the Loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See 'Credit Enhancement'.

     The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

     If the Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the Master Servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted Loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Loan is not covered by an Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Loan. If the proceeds of any liquidation of the Property securing the defaulted Loan are less than the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses, in excess of the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan and, unless otherwise specified in the related Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

     If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Loan together with accrued interest thereon. See 'Credit Enhancement'.

     The proceeds from any liquidation of a Loan will be applied in the following order of priority: first, to reimburse the Master Servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the Master Servicer with respect to such Loan; second, to reimburse the Master Servicer for any unreimbursed Advances with respect to such Loan; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on such Loan; and fourth, as a recovery of principal of such Loan.

REALIZATION UPON DEFAULTED LOANS

     Primary Mortgage Insurance Policies. If so specified in the related Prospectus Supplement, the Master Servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary

Mortgage Insurance Policy with regard to each Loan for which such coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a Series of Securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Securities of such Series that have been rated.

     FHA Insurance; VA Guaranties. Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see 'Certain Legal Aspects of the Loans -- Title I Program,' certain Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Loans relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

     Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a 'VA Guaranty'). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for such Loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for each Series of Securities will be equal to the percentage per annum described in the related Prospectus Supplement (which may vary under certain circumstances) of the outstanding principal balance of each Loan, and such compensation will be retained by it from collections of interest on such Loan in the related Trust Fund (the 'Master Servicing Fee'). As compensation for its servicing duties, a Sub-Servicer or, if there is no Sub-Servicer, the Master Servicer will be entitled to a monthly servicing fee as described in the related Prospectus Supplement. In addition, the Master Servicer or Sub-Servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account (unless otherwise specified in the related Prospectus Supplement).

     The Master Servicer will, to the extent provided in the related Prospectus Supplement, pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers under certain limited circumstances. Certain other expenses may be borne by the related Trust Fund as specified in the related Prospectus Supplement.

EVIDENCE AS TO COMPLIANCE

     Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Attestation Program for Mortgage Bankers, it is required to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of Loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

     Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of an officer of the Master Servicer may be obtained by Securityholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The Master Servicer under each Pooling and Servicing Agreement or Master Servicing Agreement, as applicable, will be named in the related Prospectus Supplement. The entity serving as Master Servicer may be an affiliate of the Depositor and may otherwise have normal business relationships with the Depositor or the Depositor's affiliates.

     Each Agreement will provide that the Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The Master Servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that neither the Master Servicer, the Depositor nor any director, officer, employee, or agent of the Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense related to any specific Loan or Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Securityholders.

     Except as otherwise specified in the related Prospectus Supplement, any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of Securities of such Series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Master Servicing Agreement. Except as otherwise specified in the related Prospectus Supplement, Events of Default under each Agreement will consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders of any class any required payment which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities of such class evidencing not less than 25% of the total distributions allocated to such class ('Percentage Interests'); (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement, which failure materially affects the rights of Securityholders and continues unremedied for thirty days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If specified in the related Prospectus Supplement, the Agreement will permit the Trustee to sell the Trust Fund Assets and the other assets of the Trust Fund described under 'Credit Enhancement' herein in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, so long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities of any class evidencing not less than 66 2/3% of the aggregate Percentage Interests constituting such class and under such other circumstances as may be specified in such Agreement, the Trustee shall terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the related Trust Fund Assets, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the related Prospectus Supplement, the obligation to make Advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of a least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     Unless otherwise provided in the related Prospectus Supplement, no Securityholder, solely by virtue of such holder's status as a Securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities of any class of such Series evidencing not less than 66 2/3% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

     Indenture. Except as otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default in the payment of any principal of or interest on any Note of such Series which continues unremedied for five days after the giving of written notice of such default is given as specified in the related Prospectus Supplement; (ii) failure to perform in any material respect any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (iv) any other Event of Default provided with respect to Notes of that Series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting such Notes.

     If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series have an interest rate of 0%, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the Percentage Interests of the Notes of such Series.

     If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such Series for five days or more, unless (a) the holders of 100% of the Percentage Interests of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 66 2/3% of the Percentage Interests of the Notes of such Series.

     In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for five days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     Except as otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such Series, unless such holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such Series affected thereby.

AMENDMENT

     Except as otherwise specified in the related Prospectus Supplement, each Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Securityholders, (i) to cure any ambiguity or mistake; (ii) to correct any defective provision therein or to supplement any provision therein which may be inconsistent with any other provision therein; (iii) to add to the duties of the Depositor, the Seller or the Master Servicer; (iv) to add any other provisions with respect to matters or questions arising thereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in such Agreement; provided, however, that any such action pursuant to clauses (iv) or (v) above, will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Securityholder; provided, however, that no opinion of counsel will be required if the person requesting such amendment obtains a letter from each Rating Agency requested to rate the class or classes of Securities of such Series stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such Securities. In addition, if a REMIC or FASIT election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary or helpful to maintain the qualification of the related Trust Fund as a REMIC or as a FASIT, avoid or minimize the risk of the imposition of any tax on the REMIC or FASIT or to comply with any other provision of the Code, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification, avoid or minimize the risk of imposition of such a tax or comply with any such requirement of the Code, as the case may be. Except as otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with the consent of holders of Securities of such Series evidencing not less than 66 2/3% of the aggregate Percentage Interests of each class affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Securities; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Loans which are required to be distributed on any Security without the consent of the holder of such Security, (ii) adversely affect in any material respect the interests of the holders of any class of Securities in a manner other than as described in the immediately preceding clause (i), without the consent of the holders of Securities of such class evidencing not less than 66 2/3% of the Percentage Interests of such class, or (iii) reduce the aforesaid percentage of Securities of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Securities of such class covered by such Agreement then outstanding. If a REMIC or FASIT election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC or as a FASIT, as the case may be.

TERMINATION; OPTIONAL TERMINATION

     Pooling and Servicing Agreement; Trust Agreement. Unless otherwise specified in the related Agreement, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each Series of Securities will terminate upon the payment to the related Securityholders of all amounts held in the Security Account or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets remaining in the Trust Fund and (ii) the purchase by the Master Servicer or, if specified in the related Prospectus Supplement, by the holder of a call right with respect to the Trust Fund Assets after the passage of a specified period of time or after the principal balance of the Trust Fund Assets or the Securities has been reduced to a specified level.

     Unless otherwise specified by the related Prospectus Supplement, any such purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets will be made at the option of the Master Servicer or such other person at a price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Securities of that Series, but the right of the Master Servicer or such other person to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Trust Fund Assets at the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a 'qualified liquidation' of the REMIC within the meaning of Section 860F(g)(4) of the Code.

     Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the last scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

THE TRUSTEE

     The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer and any of their respective affiliates.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the Loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which Loans may be originated.

GENERAL

     The Loans for a Series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     Cooperatives. Certain of the Loans may be Cooperative Loans. The Cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of a Trust Fund including Cooperative Loans, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

FORECLOSURE

     Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (such as California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

     Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See 'Junior Mortgages; Rights of Senior Mortgagees' below.

     Cooperative Loans. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the 'UCC') and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a 'commercially reasonable' manner. Whether a foreclosure sale has been conducted in a 'commercially reasonable' manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See 'Anti-Deficiency Legislation and Other Limitations on Lenders' below.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ('CERCLA'), the United States Environmental Protection Agency ('EPA') may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an 'owner' or 'operator' for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all 'responsible parties,' including owners or operators. However, CERCLA excludes from the definition of 'owner or operator' a secured creditor who holds indicia of ownership primarily to protect its security interest (the 'secured creditor exclusion') but without 'participating in the management' of the Property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an 'owner or operator' under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to third party), or fails to market the property in a timely fashion.

     Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exemption to the lender.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. This legislation provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include 'merely having the capacity to influence, or unexercised right to control' operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

     If a lender is or becomes liable, it can bring an action for contribution against any other 'responsible parties,' including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to Certificateholders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ('RCRA'), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

     Except as otherwise specified in the related Prospectus Supplement, at the time the Loans were originated, no environmental assessment or a very limited environmental assessment of the Properties was conducted.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION; BANKRUPTCY LAWS; TAX LIENS

     Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, such a lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both such loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the Master Servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

     Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

DUE-ON-SALE CLAUSES

     Unless otherwise specified in the related Prospectus Supplement, each conventional Loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the 'Garn-St Germain Act'), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the 'window period' under the Garn-St Germain Act which ended in all cases not later than October 15, 1982 and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven 'window period states,' five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does 'encourage' lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Loans and the number of Loans which may extend to maturity. In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ('Title V') provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

THE HOME IMPROVEMENT CONTRACTS

     General. The Home Improvement Contracts other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate (such Home Improvement Contracts are hereinafter referred to in this section as 'contracts') generally are 'chattel paper' or constitute 'purchase money security interests' each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Depositor will transfer physical possession of the contracts to the Trustee or a designated custodian or may retain possession of the contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the Trust Fund's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trust Fund's interest in the contracts could be defeated.

     Security Interests in Home Improvements. The contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

     Enforcement of Security Interest in Home Improvements. So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a contract by voluntary surrender, by 'self-help' repossession that is 'peaceful' (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before such resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Consumer Protection Laws. The so-called 'Holder-in-Due Course' rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination, servicing and enforcement of the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

     Applicability of Usury Laws. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ('Title V'), provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT CONTRACTS

     The Loans may also consist of installment sale contracts. Under an installment sale contract ('Installment Contract') the seller (hereinafter referred to in this section as the 'lender') retains legal title to the property and enters into an agreement with the purchaser hereinafter referred to in this section as the 'borrower') for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the 'Relief Act'), a borrower who enters military service after the origination of such borrower's Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Loans. Unless otherwise provided in the related Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to Securityholders. The Relief Act also imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a Loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that such a Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

     To the extent that the Loans comprising the Trust Fund for a Series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the Trust Fund (and therefore the Securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the Loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

     The form of credit line trust deed or mortgage generally used by most institutional lenders which make Revolving Credit Line Loans typically contains a 'future advance' clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the Cut-off Date with respect to any Mortgage will not be included in the Trust Fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

THE TITLE I PROGRAM

     General. Certain of the Loans contained in a Trust Fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the 'Title I Program'). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

     The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans ('Property Improvement Loans' or 'Title I Loans'). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

     There are two basic methods of lending or originating such loans which include a 'direct loan' or a 'dealer loan'. With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

     Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first scheduled payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

     Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

     Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

     Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

     Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if such loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

     The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any

Title I Loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the borrower is required to submit to the lender, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender or its agent is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

     FHA Insurance Coverage. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during the year, FHA will not refund the insurance premium, but will abate any insurance charges falling due after such prepayment.

     Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and
(ii) the amount of insurance coverage attributable to insured loans sold by the lender. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

     The lender may transfer (except as collateral in a bona fide loan transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

     Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

     Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument or
(b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

     When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of such loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

     Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. For the purposes hereof, the 'Claimable Amount' means an amount equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing such loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney's fees not to exceed $500; and
(e) the expenses for recording the assignment of the security to the United States.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of loans secured by Single Family Properties. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z, requires certain disclosures to the borrowers regarding the terms of the Loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Certain provisions of these laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of such laws may limit the ability of the Sellers to collect all or part of the principal of or interest on the Loans and could subject the Sellers and in some cases their assignees to damages and administrative enforcement.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a summary of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Securities and is based on advice of Brown & Wood LLP, special counsel to the Depositor. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this summary is based are subject to change, and such a change could apply retroactively.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Securities as 'capital assets' (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective Investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

     The federal income tax consequences to Securityholders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a REMIC or as a FASIT; (iii) the Securities represent interests in a grantor trust; or (iv) the Trust Fund relating to a particular Series of Certificates is classified as a partnership. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC or a FASIT election, if any, will be made with respect to such Series. Prior to issuance of each Series of Securities, the Depositor shall file with the Commission a Form 8-K on behalf of the related Trust Fund containing an opinion of Brown & Wood LLP with respect to the validity of the information set forth under 'Federal Income Tax Consequences' herein and in the related Prospectus Supplement.

TAXATION OF DEBT SECURITIES

     Interest and Acquisition Discount. Securities representing regular interests in a REMIC are generally treated as evidences of indebtedness issued by the REMIC. Securities representing regular interests in a FASIT are treated as debt instruments. Stated interest on regular interests in REMICs and regular interests in FASITs will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Securityholder's normal accounting method. Thus, a taxpayer may be required to report income in respect of a FASIT or REMIC regular interest before actually receiving a corresponding cash distribution. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes, including regular interests in REMICs or FASITs, will be referred to hereinafter collectively as 'Debt Securities'.

     Debt Securities that are Compound Interest Securities (i.e., debt securities that accrete the amount of accrued interest and add that amount to the principal balance of the securities until maturity or until some specified event has occurred) will, and certain of the other Debt Securities may, be issued with 'original issue discount' ('OID'). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder, (the 'OID Regulations'). A Securityholder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold (excluding sales to bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related Closing Date, the issue price for such class will be treated as the fair market value of such class on such Closing Date. The issue price of a Debt Security generally includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. ('pre-issuance accrued interest'). The issue price of a Debt Security may, however, be computed without regard to such pre-issuance accrued interest if such pre-issuance accrued interest will be paid on the first payment date following the date of issuance. This alternative is available only if the first payment date occurs within one year of the date of issuance. Under this alternative, the payment of pre-issuance accrued interest will be treated as a non-taxable return of capital and not as a payment of interest. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include stated interest if it is 'qualified stated interest'.

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment or the Debt Security otherwise provides terms and conditions that make the likelihood of late payment or nonpayment a remote contingency. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Debt Security is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

     Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a 'qualified floating rate,' an 'objective rate,' or a combination of 'qualified floating rates' that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities (as defined herein), and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

     The OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

     The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the 'daily portions' of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a regular interest in a REMIC or a FASIT and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Securityholder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a holder of a debt instrument, such as certain classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a 'Pay-Through Security'), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the 'Prepayment Assumption'). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders that Loans will be prepaid at that rate or at any other rate.

     The Depositor may adjust the accrual of OID on a class of Debt Securities in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class Debt Securities could increase.

     Certain classes of Debt Securities may represent more than one class of REMIC or FASIT regular interests. Unless otherwise provided in the related Prospectus Supplement, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent holder of a Debt Security will also be required to include OID in gross income, but such a holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Effects of Defaults and Delinquencies. Holders will be required to report income with respect to REMIC or FASIT regular interests under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a Security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is deducted as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of Securities should consult their own tax advisors on this point.

     Interest Weighted Securities. It is not clear how income should be accrued with respect to REMIC or FASIT regular interests or Stripped Securities (as defined under ' -- Tax Status as a Grantor Trust; General' herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC, on debt instruments held by the FASIT, or on Loans underlying Pass-Through Securities ('Interest Weighted Securities'). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are REMIC or FASIT regular interests the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such holder for such Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the Internal Revenue Service could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See ' -- Tax Status as a Grantor Trust -- Discount or Premium on Pass-Through Securities'.

     Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such Securities for federal income tax purposes.

     Market Discount. A purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder that acquires a Debt Security with more than a prescribed de minimis amount of 'market discount' (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security (as defined herein), as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. A holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such class. If a holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC and FASIT regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     Regulations dealing with amortizable bond premium specifically do not apply to prepayable debt instruments described in Code Section 1272(a)(6) such as the Securities. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

     General. In the opinion of Brown & Wood LLP, special counsel to the Depositor, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with. Securities will be designated as 'Regular Interests' or 'Residual Interests' in a REMIC, as specified in the related Prospectus Supplement.

     Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, (i) Securities held by a domestic building and loan association will constitute 'a regular or a residual interest in a REMIC' within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, 'loans secured by an interest in real property,' and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute 'real estate assets' within the meaning of Code Section 856(c)(5)(B), and income with respect to the Securities will be considered 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Security will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that such REMIC assets are qualifying assets.

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a 'single class REMIC,' however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities (as defined herein) on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a 'pass-through interest holder' (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other 'miscellaneous itemized deductions' of the holder, exceed 2% of such holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise specified in the related Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a 'pass-through interest holder' (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See 'Taxation of Debt Securities' above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a 'prohibited transaction'. For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment;
(iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     The holder of a Security representing a residual interest (a 'Residual Interest Security') will take into account the 'daily portion' of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

     The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

     Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest

Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

     Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

     Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of 'excess inclusion' income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as 'portfolio interest' and is subject to certain additional limitations. See 'Tax Treatment of Foreign Investors'. The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ('thrift institutions') to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have 'significant value' within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of
(i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See ' -- Restrictions on Ownership and Transfer of Residual Interest Securities' and ' -- Tax Treatment of Foreign Investors' below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any 'Disqualified Organization'. Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit

Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax can be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     Under the REMIC Regulations, if a Residual Interest Security is a 'noneconomic residual interest,' as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a 'noneconomic residual interest' unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See ' -- Tax Treatment of Foreign Investors'.

     Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest Security should be aware that a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAXATION OF THE FASIT AND ITS HOLDERS

     In the opinion of Brown & Wood LLP, special counsel to the Depositor, if a FASIT election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a FASIT so long as all of the provisions of the related Agreement are complied with.

     The Small Business and Job Protection Act of 1996 added Sections 860H through 860L to the Code (the 'FASIT Provisions'), which provide for a new type of entity for federal income tax purposes known as a 'financial asset securitization investment trust' (a 'FASIT'). Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance have been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT regular interest holders. Investors should also note that the FASIT discussion contained herein constitutes only a summary of the U.S. federal income tax consequences to the holders of FASIT interests. With respect to each Series of FASIT regular interests, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

     FASIT interests will be classified as either FASIT regular interests, which generally will be treated as debt for federal income tax purposes, or FASIT ownership interests, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related FASIT. The Prospectus Supplement for each Series of Securities will indicate which Securities of such Series will be designated as regular interests, and which, if any, will be designated as ownership interests.

     Qualification as a FASIT. A Trust Fund will qualify as a FASIT if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the investors' interests in the FASIT are met on a continuing basis, and (iii) the Trust Fund is not a regulated investment company as defined in Section 851(a) of the Code.

     Asset Composition. For a Trust Fund to be eligible for FASIT status, substantially all of the Trust Fund Assets must consist of 'permitted assets' as of the close of the third month beginning after the closing date and at all times thereafter (the 'FASIT Qualification Test'). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ('IO') type rate), (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,
(v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interest, and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

     Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic C Corporation.

     A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its holder to a specified principal amount,
(iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests (i.e., certain qualified floating rates and weighted average rates). Interest will generally be considered to be based on a permissible variable rate if (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a 'qualified floating rate,' an 'objective rate,' a combination of a single fixed rate and one or more 'qualified floating rate,' one 'qualified inverse floating rate,' or a combination of 'qualified floating rates' that do not operate in a manner that significantly accelerates or defers interest payments on such FASIT regular interest.

     If an interest in a FASIT fails to meet one or more of the requirements set out in clauses (iii), (iv), or (v) in the immediately preceding paragraph, but otherwise meets all requirements to be treated as a FASIT, it may still qualify as a type of regular interest known as a 'High-Yield Interest'. In addition, if an interest in a FASIT fails to meet the requirement of clause (vi), but the interest payable on the interest consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the interest will also qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic C corporations that are fully subject to corporate income tax ('Eligible Corporations'), other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on of income derived from such interest.

     Consequences of Disqualification. If a Trust Fund fails to comply with one or more of ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and interests therein for federal income tax purposes is uncertain. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which the requirements for FASIT status are not satisfied.

TREATMENT OF FASIT REGULAR INTERESTS

     Payments received by holders of FASIT regular interests generally will be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Holders of FASIT regular interests must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. If the FASIT regular interests is sold, the holder generally will recognize gain or loss upon the sale. See ' -- Taxation of Debt Securities' above.

TREATMENT OF HIGH-YIELD INTEREST

     High-Yield Interests are subject to special rules regarding the eligibility of holders of such interest, and the ability of such holders to offset income derived from those interests with losses. High-Yield Interests only may be held by Eligible Corporations, other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor will continue to be treated as the holder of the High-Yield Interest.

     The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular interest that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular interest and that have the same features as High-Yield Interests.

TAX TREATMENT OF FASIT OWNERSHIP INTERESTS.

     A FASIT ownership interest represents the residual equity interest in a FASIT. As such, the holder of a FASIT ownership interest determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT ownership interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership interest must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT regular interests issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT regular interests as are holders of High-Yield Interest.

     Rules similar to the wash sale rules applicable to REMIC residual interests also will apply to FASIT ownership interests. Accordingly, losses on dispositions of a FASIT ownership interest generally will be disallowed where within six months before or after the disposition, the seller of such interest acquires any other FASIT ownership interest that is economically comparable to a FASIT ownership interest. In addition, if any security that is sold or contributed to a FASIT by the holders of the related FASIT ownership interest was required to be marked-to-market under section 475 of the Code by such holder, then section 475 of the Code will continue to apply to such securities, except that the amount realized under the mark-to-market rules or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semi-annually.

     The holder of a FASIT ownership interest will be subject to a tax equal to 100% of the net income derived by the FASIT from any 'prohibited transactions'. Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets,
(iii) the receipt of any income derived from any loan originated by a FASIT, and
(iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series of Securities for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

TAX STATUS AS A GRANTOR TRUST

     In the absence of a REMIC or FASIT election, a Trust Fund generally will be classified as a grantor trust if (i) there is either only one class of Securities that evidences the entire undivided beneficial ownership of the Trust Fund Assets, or, if there is more than one class of Securities, each class represents a direct investment in the Trust Fund Assets, and (ii) no power exists under the related Agreement to vary the investment of the Securityholders. If these conditions are satisfied, the related Prospectus Supplement will recite that in the opinion of Brown & Wood LLP, special counsel to the Depositor, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E,
Part I of Subchapter J of the Code (the Securities of such Series, 'Pass-Through Securities'). In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ('Stripped Securities'), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

     Each holder must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the 'Servicing Fee')), at the same time and in the same manner as such items would have been reported under the holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent 'reasonable' compensation for the services rendered by the Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the related Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Certificate, rather than with respect to the Security. A holder that acquires an interest in a Loan originated after July 18,

1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See ' -- Taxation of Debt Securities; Market Discount' and ' -- Premium' above.

     In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ('Ratio Strip Securities') may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of 'stripped bonds' with respect to principal payments and 'stripped coupons' with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

     Servicing fees in excess of reasonable servicing fees ('excess servicing') will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Loan principal balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

     OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the 'Cash Flow Bond Method'), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying Loans, rather than being debt instruments 'secured by' those loans. For tax years beginning after August 5, 1997 the Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to Stripped Securities and other Pass-Through Securities because it provides that such method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a holder with respect to the underlying Loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each Loan underlying a Security.

     Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a holder's recognition of income. If, however, the Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

     In the case of a Stripped Security that is an Interest Weighted Security, the Trustee intends, absent contrary authority, to report income to Security holders as OID, in the manner described above for Interest Weighted Securities.

     Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (i) in certain Series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans' character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent 'real estate assets' within the meaning of Section 856(c)(5)(B) of the Code and 'loans secured by an interest in real property' within the meaning of
Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

SALE OR EXCHANGE

     Subject to the discussion below with respect to Trust Funds classified as partnerships made, a holder's tax basis in its Security is the price such holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset. In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a REMIC or FASIT regular interest will be taxable as ordinary income or loss. In addition, gain from the disposition of a REMIC regular interest that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such REMIC regular interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such REMIC regular interest. In general, the maximum tax rate on ordinary income for individual taxpayers is 39.6% and the maximum tax rate on long-term capital gains for such taxpayers is 28%. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%.

     The Taxpayer Relief Act of 1997 reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). Prospective investors should consult their own tax advisors concerning these tax law changes.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding. Subject to the discussion below with respect to Trust Funds classified as partnerships, a holder, other than a holder of a REMIC Residual Security, may, under certain circumstances, be subject to 'backup withholding' at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ('TIN'); (ii) furnishes the Trustee an incorrect TIN;
(iii) fails to report properly interest, dividends or other 'reportable payments' as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The Trustee will report to the holders and to the Servicer for each calendar year the amount of any 'reportable payments' during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to Trust Funds classified as partnerships election is made, under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be 'effectively connected' with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ('Nonresidents'), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

     Interest and OID of Securityholders who are Nonresidents are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

     Payments to holders of Residual Interest Securities who are Nonresidents will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as 'portfolio interest'. It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See ' -- Excess Inclusions'.

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

     In the absence of a REMIC or FASIT election, a Trust Fund that is not classified as a grantor trust will be classified as a partnership for federal tax purposes. Brown & Wood LLP, special counsel to the Depositor, will deliver its opinion that a Trust Fund classified as a partnership will not be a publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Securities has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The tax treatment of the Notes is described under the caption 'Taxation of Debt Securities' set forth above.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust Fund as a Partnership. The Trust Fund and the Master Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

     All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute 'unrelated business taxable income' generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

     The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust Fund should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

     If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. Pursuant to final regulations issued on May 9, 1997 under Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the 'old partnership') to a new partnership (the 'new partnership') in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly under these new regulations, if the Trust Fund were characterized as a partnership and a sale of Certificates terminated the partnership under Code Section 708, the purchaser's basis in its ownership interest would not change.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-l information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

     The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to Certificateholders, that is allocable to foreign Certificateholders pursuant to
Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     The term 'U.S. Person' means a citizen or resident of the United States, a corporation, partnership or (other entity treated as a corporation or partnership) created or organized in or under the laws of the United States or any state thereof including the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. Persons.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered 'portfolio interest'. As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a 'backup' withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in 'Federal Income Tax Consequences,' potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

     The following describes certain considerations under ERISA and the Code, which apply only to Securities of a Series that are not divided into subclasses. If Securities are divided into subclasses the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Securities.

     ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively 'Plans') subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA
Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code Section 503.

     On November 13, 1986, the United States Department of Labor (the 'DOL') issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101) Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an 'equity' investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Labor Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ('Parties in Interest') having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the Loans may be deemed Plan assets of each Plan that purchases Securities, an investment in the Securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

     In Prohibited Transaction Exemption 83-1 ('PTE 83-1'), which amended Prohibited Transaction Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of 'mortgage pool pass-through certificates' in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in Securities that represent interests in a Pool consisting of Loans ('Single Family Securities') will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and
(2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving Subordinate Securities. Accordingly, unless otherwise provided in the related Prospectus Supplement, no transfer of a Subordinate Security or a Security which is not a Single Family Security may be made to a Plan.

     The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The Depositor believes that, for purposes of PTE 83-1, the term 'mortgage pass-through certificate' would include: (i) Securities issued in a Series consisting of only a single class of Securities; and (ii) Securities issued in a Series in which there is only one class of those particular Securities; provided that the Securities in the case of clause (i), or the Securities in the case of clause (ii), evidence the beneficial ownership of both a specified percentage of future interest payments (greater than 0%) and a specified percentage (greater than 0%) of future principal payments on the Loans. It is not clear whether a class of Securities that evidences the beneficial ownership in a Trust Fund divided into Loan groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events would be a 'mortgage pass-through certificate' for purposes of PTE 83-1.

     PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Pool. The Depositor believes that the first general condition referred to above will be satisfied with respect to the Securities in a Series issued without a subordination feature, or the Securities only in a Series issued with a subordination feature, provided that the subordination and Reserve Account, subordination by shifting of interests, the pool insurance or other form of credit enhancement described under 'Credit Enhancement' herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a Series of Securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Loans or the principal balance of the largest Loan. See 'Description of the Securities' herein. In the absence of a ruling that the system of insurance or other protection with respect to a Series of Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The Trustee will not be affiliated with the Depositor.

     Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The DOL has granted to certain underwriters individual administrative exemptions (the 'Underwriter Exemptions') from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemptions.

     While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

          (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) the rights and interest evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

          (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Standard & Poor's Ratings Group, a Division of The McGraw-Hill Companies ('S&P'), Moody's Investors Service, Inc. ('Moody's'), Duff & Phelps Credit Rating Co. ('DCR') or Fitch IBCA, Inc. ('Fitch');

          (4) the trustee must not be an affiliate of any other member of the Restricted Group as defined below;

          (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

          (6) the Plan investing in the certificates is an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

     The trust fund must also meet the following requirements:

          (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

          (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of certificates; and

          (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust as to which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group, (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan with respect to which such person is a fiduciary is invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Underwriter Exemptions do not apply to Plans sponsored by the Seller, the related Underwriter, the Trustee, the Master Servicer, any insurer with respect to the Loans, any obligor with respect to Loans included in the Trust Fund constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the 'Restricted Group').

     The Prospectus Supplement for each Series of Securities will indicate the classes of Securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

     The Underwriter Exemption contains several requirements, some of which differ from those in PTE 83-l. The Underwriter Exemption contains an expanded definition of 'certificate' which includes an interest which entitles the holder to pass-through payments of principal, interest and/or other payments. The Underwriter Exemption contains an expanded definition of 'trust' which permits the trust corpus to consist of secured consumer receivables. The definition of 'trust,' however, does not include any investment pool unless, inter alia, (i) the investment pool consists only of assets of the type which have been included in other investment pools, (ii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates pursuant to the Underwriter Exemption and (iii) certificates in such other investment pools have been rated in one of the three highest generic rating categories of the four credit rating agencies noted below. Generally, the Underwriter Exemption holds that the acquisition of the certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Underwriter Exemption requires that the rights and interests evidenced by the certificates not be 'subordinated' to the rights and interests evidenced by other certificates of the same trust. The Underwriter Exemption requires that certificates acquired by a Plan have received a rating at the time of their acquisition that is in one of the three highest generic rating categories of S&P, Moody's, Fitch or DCR. The Underwriter Exemption specifies that the pool trustee must not be an affiliate of the pool sponsor, nor an affiliate of the Underwriter, the pool servicer, any obligor with respect to mortgage loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such entities. Finally, the Underwriter Exemption stipulates that any Plan investing in the certificates must be an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     On July 21, 1997, the DOL published in the Federal Register an amendment to the Underwriter Exemption which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables (the 'obligations') supporting payments to certificate-holders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date (the 'pre-funding period') instead of requiring that all such obligations be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

          (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the 'pre-funding limit') must not exceed twenty-five percent (25%).

          (2) All obligations transferred after the closing date (the 'additional obligations') must meet the same terms and conditions for eligibility as the original obligations used to create the trust, which terms and conditions have been approved by a rating agency.

          (3) The transfer of such additional obligations to the trust during the pre-funding period must not result in the certificates to be covered by the Underwriter Exemption receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

          (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the 'average interest rate') for all of the obligations in the trust at the end of the pre-funding period must not be more than 1.0% lower than the average interest rate for the obligations which were transferred to the trust on the closing date.

          (5) In order to ensure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the trust,

             (i) the characteristics of the additional obligations must be monitored by an insurer or other credit support provider which is independent of the depositor; or

             (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the obligations which were transferred to the trust as of the closing date.

          (6) The pre-funding period must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

          (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

          (8) The related prospectus supplement must describe:

             (i) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

             (ii) the duration of the pre-funding period;

             (iii) the percentage and/or dollar amount of the pre-funding Limit for the trust; and

             (iv) that the amount remaining in the pre-funding account at the end of the pre-funding period will be remitted to certificate holders as repayments of principal.

          (9) The related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

     Any Plan fiduciary which proposes to cause a Plan to purchase Securities should consult with its counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1 and the Underwriter Exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     The Prospectus Supplement for each series of Securities will specify which, if any, of the classes of Securities offered thereby constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA'). Classes of Securities that qualify as 'mortgage related securities' will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to 'mortgage related securities,' securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ('NCUA') Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation 'Investment and Deposit Activities' (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of Securities under consideration for purchase constituted a 'mortgage related security'). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit Unions in certain types of mortgage related securities.

     All depository institutions considering an investment in the Securities (whether or not the class of Securities under consideration for purchase constitutes a 'mortgage related security') should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the 'Policy Statement') setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including 'mortgage related securities,' which are 'high-risk mortgage securities' as defined in the Policy Statement. According to the Policy Statement, such 'high-risk mortgage securities' include securities such as Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a 'high-risk mortgage security,' and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to 'prudent investor' provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not 'interest bearing' or 'income paying,' or in securities which are issued in book-entry form.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

     Securities are being offered hereby in Series from time to time (each Series evidencing or relating to a separate Trust Fund) through any of the following methods:

          1. By negotiated firm commitment underwriting and public reoffering by underwriters;

          2. By agency placements through one or more placement agents primarily with institutional investors and dealers; and

          3. By placement directly by the Depositor with institutional investors.

     A Prospectus Supplement will be prepared for each Series which will describe the method of offering being used for that Series and will set forth the identity of any underwriters thereof and either the price at which such Series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the Depositor, or the method by which the price at which the underwriters will sell the Securities will be determined. Each Prospectus Supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the Depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the Securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the Securities of such Series if any such Securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In addition, if so stated in the related Prospectus Supplement, such Prospectus Supplement and this Prospectus may be used by Countrywide Securities Corporation, an affiliate of IndyMac ABS, Inc. and IndyMac, Inc., in connection with offers and sales related to market making transactions in the Securities in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales in such transactions will be made at prices related to prevailing prices at the time of sale.

     Underwriters and agents may be entitled under agreements entered into with the Depositor to indemnification by the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

     If a Series is offered other than through underwriters, the Prospectus Supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such Series.

                                 LEGAL MATTERS

     The validity of the Securities of each Series, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Brown & Wood LLP, One World Trade Center, New York, New York 10048.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

     It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a 'Rating Agency') specified in the related Prospectus Supplement.

     Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a class of Securities of such class will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the Securities of the related Series.

                             INDEX OF DEFINED TERMS

                                                PAGE
                                                ----
Accretion Directed.........................          35
Accrual....................................          36
Accrual Securities.........................          32
Advance....................................          10
Agreement..................................          22
APR........................................          26
Available Funds............................          31
Balloon Payment............................          24
Bankruptcy Code............................          20
Belgian Cooperative........................          41
Beneficial Owner...........................          40
BIF........................................          50
Book-Entry Securities......................          40
Buydown Fund...............................          24
Buydown Loans..............................          24
Calculation Agent..........................          36
Capitalized Interest Account...............          51
Cash Flow Bond Method......................          85
CEDEL Participants.........................          41
CERCLA.....................................      17, 63
Certificates...............................    1, 5, 22
Claimable Amount...........................          72
Class Security Balance.....................          32
Closed-End Loans...........................       5, 23
Closing Date...............................          20
Code.......................................          11
COFI Securities............................          38
Collateral Value...........................          26
Combined Loan-to-Value Ratio...............          26
Commission.................................           3
Component Securities.......................          35
Components.................................          35
Cooperative Loans..........................          23
Cooperatives...............................          23
Cut-off Date...............................       5, 22
Cut-off Date Principal Balance.............          30
DCR........................................          94
Debt Securities............................          73
Definitive Security........................          40
Depositor..................................       1, 27
Derivative Transactions....................       21,39
Detailed Description.......................          23
Distribution Date..........................           7
DOL........................................          92
DTC........................................      19, 40
Eleventh District..........................          37
Eligible Corporation.......................      12, 82
EPA........................................          63
ERISA......................................          13
Euroclear Operator.........................          41
Euroclear Participants.....................          41


                                                PAGE
                                                ----
European Depositaries......................          40
Exchange Act...............................           3
FASIT......................................       2, 81
FASIT Provisions...........................          81
FDIC.......................................          28
FHA........................................           9
FHLBSF.....................................          38
FHLMC......................................          28
Financial Intermediary.....................          40
Fitch......................................          94
Fixed Rate.................................          36
Floating Rate..............................          36
FNMA.......................................          28
Funding Period.............................          20
Garn-St Germain Act........................          65
Holder in Due Course Rules.................          18
Home Equity Loans..........................    1, 5, 23
Home Improvement Contracts.................        1, 6
Home Improvements..........................           1
Indenture..................................          29
Installment Contract.......................          68
Insurance Proceeds.........................          50
Insured Expenses...........................          50
Interest Only..............................          36
Interest Weighted Securities...............          76
Inverse Floating Rate......................          36
L/C Bank...................................       9, 44
L/C Percentage.............................       9, 44
Liquidation Expenses.......................          50
Liquidation Proceeds.......................          50
Loan Rate..................................       7, 23
Loans......................................           1
Loan-to-Value Ratio........................          26
Lockout periods............................          24
Master Servicer............................           5
Master Servicing Agreement.................          22
Master Servicing Fee.......................          55
Moody's....................................          94
Morgan.....................................          41
Mortgage...................................          48
Mortgaged Properties.......................          24
Multifamily Loans..........................        1, 5
National Cost of Funds Index...............          38
NCUA.......................................          96
Nonresidents...............................          87
Notes......................................    1, 5, 22
Notional Amount Securities.................          35
OID........................................      11, 73
OID Regulations............................          73
OTS........................................          38
PACs.......................................          35

                                                PAGE
                                                ----
Partial Accrual............................          36
Parties in Interest........................          92
Pass-Through Rate..........................          22
Pass-Through Securities....................          84
Pay-Through Security.......................          75
Percentage Interests.......................          57
Permitted Investments......................          44
Planned Principal Class....................          35
Plans......................................          92
Policy Statement...........................          96
Pool.......................................       5, 22
Pool Insurance Policy......................          45
Pool Insurer...............................          45
Pooling and Servicing Agreement............          29
Pre-Funded Amount..........................          20
Pre-Funding Account........................       5, 20
Prepayment Assumption......................          75
Primary Mortgage Insurance Policy..........          24
Prime Rate.................................          39
Principal Only.............................          36
Principal Prepayments......................          32
Properties.................................       6, 24
Property Improvement Loans.................          69
PTE 83-1...................................          92
Purchase Price.............................          29
Rating Agency..............................          98
Ratio Strip Securities.....................          85
RCRA.......................................          64
Record Date................................          30
Reference Banks............................          36
Refinance Loan.............................          26
Relevant Depositary........................          40
Relief Act.................................          68
REMIC......................................           2
Reserve Account............................       8, 31
Residual Interest Security.................          79
Restricted Group...........................          94
Retained Interest..........................          30
Revolving Credit Line Loans................       5, 23
Riegle Act.................................          18
Rules......................................          40
S&P........................................          94


                                                PAGE
                                                ----
SAIF.......................................          50
Scheduled Principal Class..................          35
Securities.................................    1, 5, 22
Security Account...........................          49
Security Owners............................          40
Security Register..........................          30
Securityholders............................          40
Seller.....................................           1
Sellers....................................          22
Senior Securities..........................       6, 43
Sequential Pay.............................          35
Servicing Fee..............................          84
Single Family Loans........................        1, 5
Single Family Properties...................          25
Single Family Securities...................          92
SMMEA......................................      11, 96
Strip......................................          35
Stripped Securities........................          84
Subordinated Securities....................           6
Subsequent Loans...........................          20
Sub-Servicer...............................          10
Sub-Services...............................          22
Sub-Servicing Agreement....................          52
Support Class..............................          35
TACs.......................................          35
Targeted Principal Class...................          35
Terms and Conditions.......................          42
TIN........................................          86
Title I Loans..............................          69
Title I Program............................          69
Title V....................................      66, 67
Trust Agreement............................      22, 29
Trust Fund.................................           1
Trust Fund Assets..........................    1, 5, 22
Trustee....................................       5, 29
U.S. Person................................          91
UCC........................................          63
Underwriter Exemptions.....................          93
VA.........................................           9
VA Guaranty................................          55
Variable Rate..............................          36


                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      HOME EQUITY LOAN ASSET-BACKED TRUST,
                               SERIES SPMD 1999-A
                                     ISSUER

                               INDYMAC ABS, INC.
                                   DEPOSITOR

                                     [LOGO]

                           SELLER AND MASTER SERVICER

                                  $193,539,715
                                 (APPROXIMATE)

                  HOME EQUITY LOAN ASSET-BACKED CERTIFICATES,
                               SERIES SPMD 1999-A

                             ---------------------
                             PROSPECTUS SUPPLEMENT
                             ---------------------

                     NationsBanc Montgomery Securities LLC
                            PaineWebber Incorporated

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Series SPMD 1999-A Home Equity Loan Asset-Backed Certificates in any state where the offer is not permitted.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series SPMD 1999-A Home Equity Loan Asset-Backed Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series SPMD 1999-A Home Equity Loan Asset-Backed Certificates will be required to deliver a prospectus supplement and prospectus until June 22, 1999.

                                 MARCH 23, 1999